Exhibit 99.5

OFFERING CIRCULAR

WT Finance (Aust) Pty Limited

ABN 16 108 806 711

(incorporated with limited liability in Australia)

Westfield Finance (Aust) Limited

ABN 37 093 642 865

(incorporated with limited liability in Australia)

WFA Finance (Aust) Pty Limited

ABN 41 108 802 384

(incorporated with limited liability in Australia)

Westfield UK & Europe Finance plc

(incorporated with limited liability in England and Wales with registered number 8094102)

WT Finance (NZ) Limited

(incorporated and registered in New Zealand with registered number 1528068)

Westfield Finance (NZ) Limited

(incorporated and registered in New Zealand with registered number 1527864)

as issuers on the basis set out below

U.S.$10,000,000,000

Euro Medium Term Note Programme

Guaranteed on a several basis by each of

Westfield Holdings Limited

ABN 66 001 671 496

(incorporated with limited liability in Australia)

Westfield Management Limited

ABN 41 001 670 579

(incorporated with limited liability in Australia)

in its capacity as responsible entity and trustee of Westfield Trust

ARSN 090 849 746

and

Westfield America Management Limited

ABN 66 072 780 619

(incorporated with limited liability in Australia)

in its capacity as responsible entity and trustee of Westfield America Trust

ARSN 092 058 449

and on a joint and several basis by certain of their respective subsidiaries

Under this U.S.$10,000,000,000 Euro Medium Term Note Programme (the Programme), any one or more of WT Finance (Aust) Pty Limited (WT Finance), Westfield Finance (Aust) Limited (WFAL), WFA Finance (Aust) Pty Limited (WFAF), Westfield UK & Europe Finance plc (WUKEF), WT Finance (NZ) Limited (WT Finance NZ) and Westfield Finance (NZ) Limited (WFNZ) (WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ each an Issuer and together the Issuers) may from time to time issue notes (the Notes) denominated in any currency agreed between the relevant Issuer (as defined below) and the relevant Dealer (as defined below). References in this Offering Circular to the relevant Issuer shall, in relation to any issue or proposed issue of Notes, be references to whichever of one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms. Where the applicable Final Terms specifies more than one Issuer as the relevant Issuer, the obligations of such Issuers in relation to the relevant Notes shall be joint and several obligations of such Issuers.

The Notes will be unsecured and unsubordinated obligations of the relevant Issuer and will rank equally with the relevant Issuer’s existing and future unsecured and unsubordinated debt. Each Series of Notes will be guaranteed on a several basis by each of Westfield Holdings Limited, Westfield Management Limited in its capacity as the responsible entity and trustee of Westfield Trust and Westfield America Management Limited in its capacity as the responsible entity and trustee of Westfield America Trust (each a Parent Guarantor and together, the Parent Guarantors). In addition, each Series of Notes will be guaranteed (the Guarantees) on a joint and several basis by WEA Finance LLC and each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not specified as an Issuer in relation to such Series of Notes in the applicable Final Terms (the Subsidiary Guarantors and, together with the Parent Guarantors, the Guarantors, the Issuers and the Guarantors being together referred to as the Obligors and each an Obligor). The Guarantees will be unsecured and unsubordinated debt obligations of the Guarantors and, subject to the limitation on liability and recourse of each of the Responsible Entities (as defined below), will rank equally with all existing and future unsecured debt of each Guarantor.

The Westfield Group’s guarantee structure was effected at the time of stapling of the Westfield Group in 2004. Each Parent Guarantor continues as a separate legal entity subject to legal and tax requirements in various jurisdictions. Due to potential adverse tax consequences at the time the structure was adopted, the Parent Guarantors provided several (and not joint and several) guarantees in respect of the entire amount of the relevant debt and this guarantee structure has continued since then to provide consistency and to ensure all financiers to the Westfield Group remain on the same footing. The Subsidiary Guarantors provide joint and several guarantees as the relevant issues were not applicable to them. The several guarantees issued by each of the Parent Guarantors provide the credit of all the Parent Guarantors for the full amount of debt guaranteed. See “Description of the Borrowing and Credit Structure for the Notes”.

The maximum aggregate nominal amount of all Notes from time to time outstanding under the Programme will not exceed U.S.$10,000,000,000 (or its equivalent in other currencies calculated as described in the Programme Agreement described herein), subject to increase as described herein.

The Notes may be issued on a continuing basis to one or more of the Dealers specified under “Overview of the Programme” and any additional Dealer appointed under the Programme from time to time by the Issuers (each a Dealer and together the Dealers), which appointment may be for a specific issue or on an ongoing basis. References in this Offering Circular to the relevant Dealer shall, in the case of an issue of Notes being (or intended to be) subscribed by more than one Dealer, be to all Dealers agreeing to subscribe such Notes.

An investment in Notes issued under the Programme involves certain risks. For a discussion of these risks see “Risk Factors”.

Application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (the UK Listing Authority) for Notes issued under the Programme during the period of 12 months from the date of this Offering Circular to be admitted to the official list of the UK Listing Authority (the Official List) and to the London Stock Exchange plc (the London Stock Exchange) for such Notes to be admitted to trading on the London Stock Exchange’s regulated market.

References in this Offering Circular to Notes being listed (and all related references) shall mean that such Notes have been admitted to trading on the London Stock Exchange’s regulated market and have been admitted to the Official List. The London Stock Exchange’s regulated market is a regulated market for the purposes of the Directive on Markets in Financial Instruments 2004/39/EC.

Notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of Notes, the issue price of Notes and any other terms and conditions not contained herein which are applicable to each Tranche (as defined under “Terms and Conditions of the Notes”) of Notes will be set out in a final terms document (the Final Terms) which, with respect to Notes to be listed on the London Stock Exchange, will be delivered to the UK Listing Authority and the London Stock Exchange.

The long term senior unsecured credit ratings of the Westfield Group are “A–/Outlook Stable” from Standard & Poor’s (Australia) Pty. Ltd. (Standard & Poor’s) and “A2/Outlook Negative” from Moody’s Investors Service, Pty Limited (Moody’s). The short term senior unsecured credit ratings of the Westfield Group are “A-2” from Standard & Poor’s and “P-1” from Moody’s. Where a certain series of Notes is rated, such rating will be specified in the applicable Final Terms and may not necessarily be the same as the long term, or short term, senior unsecured credit ratings. Whether or not each credit rating applied for in relation to a relevant series of Notes will be issued by a credit rating agency established in the European Union and registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation) will be disclosed in the applicable Final Terms. Moody’s and Standard & Poor’s are not established in the European Union and have not applied for registration under the CRA Regulation. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Arranger

The Royal Bank of Scotland

Dealers

Barclays	BNP PARIBAS

Deutsche Bank	HSBC

Société Générale Corporate & Investment Banking	The Royal Bank of Scotland

The date of this Offering Circular is 27 June 2012.

This Offering Circular comprises a base prospectus for the purposes of Article 5.4 of Directive 2003/71/EC (the Prospectus Directive).

The Issuers accept responsibility for the information contained in this Offering Circular and each Guarantor accepts responsibility for the information contained in this Offering Circular relating to itself and its Guarantee. To the best of the knowledge of the Issuers, with regard to the information contained in this Offering Circular, and each Guarantor, with regard to the information relating to itself and its Guarantee, (each having taken all reasonable care to ensure that such is the case) the information contained in this Offering Circular is in accordance with the facts and does not omit anything likely to affect the import of such information.

Where this Offering Circular is provided to a person in Australia, it is provided on behalf of the Issuers by WML and WAML as holders of Australian Financial Services Licences Nos. 230329 and 230324 respectively.

Subject as provided in the applicable Final Terms, the only persons authorised to use this Offering Circular in connection with an offer of Notes are the persons named in the applicable Final Terms as the relevant Dealer or the Managers, as the case may be.

Copies of Final Terms will be available, in the case of listed Notes or Notes offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive only, for viewing on the website of the London Stock Exchange and, in the case of all Notes, from the specified office set out below of the Agent (as defined below) and copies may be obtained from that office save that, if a Tranche of Notes is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be obtainable by a holder holding one or more of such Notes and such holder must produce evidence satisfactory to the Agent as to its holding of such Notes and identity.

The Programme provides that Notes may be listed or admitted to trading, as the case may be, on such other or further stock exchanges or markets as may be agreed between the relevant Issuer and the relevant Dealer. Each Issuer may also issue unlisted Notes and/or Notes not admitted to trading on any market.

The relevant Issuer may agree with any Dealer that Notes may be issued in a form not contemplated by the Terms and Conditions of the Notes herein, in which event a new Offering Circular in the case of listed Notes only, if appropriate, will be made available which will describe the effect of the agreement reached in relation to such Notes.

This Offering Circular is to be read in conjunction with all documents which are deemed to be incorporated herein by reference (see “Documents Incorporated by Reference”). This Offering Circular shall be read and construed on the basis that such documents are incorporated in and form part of this Offering Circular.

Neither the Dealers nor the Trustee (as defined herein) have independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Dealers or the Trustee as to the accuracy or completeness of the information contained or incorporated in this Offering Circular or any other information provided by the Obligors (or any of them) in connection with the Programme. No Dealer or the Trustee accepts any liability in relation to the information contained or incorporated by reference in this Offering Circular or any other information provided by the Obligors (or any of them) in connection with the Programme.

No person is or has been authorised by the Obligors or the Trustee to give any information or to make any representation not contained in or not consistent with this Offering Circular or any other information supplied in connection with the Programme or the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Obligors, any of the Dealers or the Trustee.

Neither this Offering Circular nor any other information supplied in connection with the Programme or any Notes (a) is intended to provide the basis of any credit or other evaluation or (b) is or is intended to be, nor should it be considered as a recommendation or a statement of opinion (or a report of either of those things) by the Obligors, any of the Dealers or the Trustee that any recipient of this Offering

Circular or any other information supplied in connection with the Programme or any Notes should purchase any Notes. Each investor contemplating purchasing any Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Obligors. Neither this Offering Circular nor any other information supplied in connection with the Programme or the issue of any Notes constitutes an offer or invitation by or on behalf of the Obligors, any of the Dealers or the Trustee to any person to subscribe for or to purchase any Notes.

Neither the delivery of this Offering Circular nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning the Obligors is correct at any time subsequent to the date hereof or that any other information supplied in connection with the Programme is correct as of any time subsequent to the date indicated in the document containing the same. The Dealers and the Trustee expressly do not undertake to review the financial condition or affairs of any of the Obligors during the life of the Programme or to advise any investor in the Notes of any information coming to their attention.

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended, (the Securities Act) and are subject to U.S. tax law requirements. Subject to certain exceptions, Notes may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons (see “Subscription and Sale”).

This Offering Circular does not constitute an offer of, or an invitation to purchase, the Notes in, or to any resident of, the Commonwealth of Australia or any of its States or Territories, and the Notes may only be offered, sold or delivered in or to any resident of the Commonwealth of Australia in accordance with the restrictions set out in “Subscription and Sale”.

This Offering Circular is not, and is not intended to be, a disclosure document within the meaning of section 9 of the Australian Corporations Act 2001 (Cth) (the Australian Corporations Act), or a Product Disclosure Statement for the purposes of Chapter 7 of the Australian Corporations Act. No action has been taken by the Obligors that would permit a public offering of the Notes in Australia. In particular, this Offering Circular has not been lodged with the Australian Securities and Investments Commission.

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this Offering Circular and the offer or sale of Notes may be restricted by law in certain jurisdictions. The Obligors, the Dealers and the Trustee do not represent that this Offering Circular may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Obligors, the Dealers or the Trustee which is intended to permit a public offering of any Notes or distribution of this Offering Circular in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Offering Circular nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this Offering Circular or any Notes may come must inform themselves about, and observe, any such restrictions on the distribution of this Offering Circular and the offering and sale of Notes. In particular, there are restrictions on the distribution of this Offering Circular and the offer or sale of Notes in the United States, the European Economic Area, the United Kingdom, Japan, Australia and New Zealand, see “Subscription and Sale”.

This Offering Circular has been prepared on the basis that any offer of Notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of an offering contemplated in this Offering Circular as completed by final terms in relation to the offer of those Notes may only do so in circumstances in which no obligation arises for the Issuers or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Issuers nor any Dealer have authorised, nor do they authorise, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers or any Dealer to publish or supplement a prospectus for such offer.

The Notes may not be a suitable investment for all investors

Each potential investor in the Notes must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this Offering Circular or any applicable supplement;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact the Notes will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes, including Notes with principal or interest payable in one or more currencies, or where the currency for principal or interest payments is different from the potential investor’s currency;

(iv)	understand thoroughly the terms of the Notes and be familiar with the behaviour of any relevant indices and financial markets; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Some Notes may be considered complex financial instruments. A potential investor should not invest in Notes which are complex financial instruments unless it has the expertise (either alone or with a financial adviser) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of the Notes and the impact this investment will have on the potential investor’s overall investment portfolio.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) Notes are legal investments for it, (2) Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of any Notes. Financial institutions should consult their legal advisors or the appropriate regulators to determine the appropriate treatment of Notes under any applicable risk-based capital or similar rules.

Definitions

In this Offering Circular, unless the context otherwise requires, all references to the Westfield Group refer to, collectively, Westfield Holdings Limited, Westfield Trust and Westfield America Trust and their subsidiaries, including the Issuers; all references to WHL refer only to Westfield Holdings Limited or Westfield Holdings Limited and its subsidiaries, as the context requires; all references to WT refer only to Westfield Trust or Westfield Trust and its subsidiaries, as the context requires; all references to WAT refer only to Westfield America Trust or Westfield America Trust and its subsidiaries, as the context requires; all references to WEA refer only to Westfield America Inc.; all references to WALP refer only to Westfield America Limited Partnership; all references to WML refer only to Westfield Management Limited in its capacity as responsible entity and trustee of WT; all references to WAML refer only to Westfield America Management Limited in its capacity as responsible entity and trustee of WAT; and all references to the Annual Report of the Westfield Group refer to the annual report of WHL including its consolidated financial statements and related notes; and all references to finance subsidiaries refers to those subsidiaries of WHL, WML and WAML shown in the structure chart in “Description of the Borrowing and Credit Structure of the Notes”. WML and WAML are also referred to as the Responsible Entities.

Forward-Looking Statements

Certain statements contained in this Offering Circular, including those under the captions “Risk Factors”, “Description of the Westfield Group” and “Recent Developments” constitute “forward-looking statements”. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe”, “estimate”, “anticipate”, “intend”, “may”, “will” or “should”

or in each case their negative, or other variations or comparable terminology. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Westfield Group, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, industry trends, competition, changes in government regulation, currency fluctuations, changes in business strategy or development, political and economic uncertainty and other risks described in “Risk Factors”. There can be no assurance that the results and events contemplated by the forward-looking statements contained in this Offering Circular will, in fact, occur.

These forward-looking statements speak only as at the date of this Offering Circular. The Issuers and the Parent Guarantors will not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date of this Offering Circular except as required by law or by any appropriate regulatory authority.

All references in this document to U.S. dollars, U.S.$ and $ refer to United States dollars, to Australian Dollars or A$ refer to Australian dollars, to New Zealand Dollars or NZ$ refer to New Zealand dollars, to Sterling and £ refer to pounds sterling, to Japanese yen refers to the currency of Japan, to R$ refers to Brazilian real and to euro and € refer to the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No.974/98 of 3 May 1998 on the introduction of the euro, as amended.

In connection with the issue of any Tranche of Notes, the Dealer or Dealers (if any) named as the Stabilising Manager(s) (or persons acting on behalf of any Stabilising Manager(s)) in the applicable Final Terms may over-allot Notes or effect transactions, outside Australia and New Zealand respectively and not on a market operated in Australia or New Zealand respectively, with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilising Manager(s) (or persons acting on behalf of a Stabilising Manager) will undertake stabilisation action. Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Tranche of Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche of Notes and 60 days after the date of the allotment of the relevant Tranche of Notes. Any stabilisation action or over-allotment must be conducted by the Stabilising Manager(s) (or persons acting on behalf of any Stabilising Manager(s)) in accordance with all applicable laws and rules.

OVERVIEW OF THE PROGRAMME

The following overview does not purport to be complete and is taken from, and is qualified in its entirety by, the remainder of this Offering Circular and, in relation to the terms and conditions of any particular Tranche of Notes, the applicable Final Terms. The relevant Issuer and any relevant Dealer may agree that Notes shall be issued in a form other than that contemplated in the Terms and Conditions, in which event, in the case of listed Notes only and if appropriate, a new Offering Circular will be published.

This Overview constitutes a general description of the Programme for the purposes of Article 22.5(3) of Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive.

Words and expressions defined in “Form of the Notes” and “Terms and Conditions of the Notes” shall have the same meanings in this Overview.

Issuers:	Any one or more of:

WT Finance (Aust) Pty Limited (WT Finance);

Westfield Finance (Aust) Limited (WFAL);

WFA Finance (Aust) Pty Limited (WFAF);

Westfield UK & Europe Finance plc (WUKEF);

WT Finance (NZ) Limited (WT Finance NZ); and/or

Westfield Finance (NZ) Limited (WFNZ),

as specified in the applicable Final Terms.

Where a Series of Notes has more than one Issuer, the Notes shall be the joint and several obligations of such Issuers.

Guarantors:	Each Series of Notes will be guaranteed by each of:

Westfield Holdings Limited;
Westfield Management Limited in its capacity as the responsible entity and trustee of Westfield Trust; and Westfield America Management Limited in its capacity as the responsible entity and trustee of Westfield America Trust;

as Parent Guarantors, on a several basis,

and

WEA Finance LLC and each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not named as an Issuer in relation to the relevant Series of Notes in the applicable Final Terms,

as Subsidiary Guarantors, on a joint and several basis.

A Subsidiary Guarantor may be released from any obligation under its Guarantee in the circumstances set out in Condition 3.2. Additional Parent Guarantors or Subsidiary Guarantors may be nominated by a Parent Guarantor in the circumstances set out in Condition 3.4. See “Description of the Borrowing and Credit Structure for the Notes” for further information on the guarantee structure and the roles of the Parent Guarantors and Subsidiary Guarantors.

Risk Factors:	There are certain factors that may affect the Issuers’ and Guarantors’ ability to fulfil their obligations under Notes issued under the Programme. These are set out under “Risk Factors” below and include risks relating to (i) changes in general economic conditions, fluctuations in the value and rental income of retail properties, (ii) an inability to continue to lease space in shopping centres on economically favourable terms or by tenant default, (iii) a negative effect on the financial condition of an anchor tenant and (iv) an inability successfully to expand and redevelop existing properties or develop new properties. In addition, there are certain factors which are material for the purpose of assessing the market risks associated with Notes issued under the Programme. These are set out under “Risk Factors” and include certain risks relating to the structure of particular Series of Notes and certain market risks.

Description:	Euro Medium Term Note Programme

Arranger:	The Royal Bank of Scotland plc

Dealers:	Barclays Bank PLC
BNP Paribas
Deutsche Bank AG, London Branch
HSBC Bank plc
Société Générale
The Royal Bank of Scotland plc

and any other Dealers appointed in accordance with the Programme Agreement.

Certain Restrictions:	Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see “Subscription and Sale”) including the following restrictions applicable at the date of this Offering Circular.

Notes having a maturity of less than one year

Notes having a maturity of less than one year will, if the proceeds of the issue are accepted in the United Kingdom, constitute deposits for the purposes of the prohibition on accepting deposits contained in section 19 of the Financial Services and Markets Act 2000 unless they are issued to a limited class of professional investors and have a denomination of at least £100,000 or its equivalent, see “Subscription and Sale”.

Issuing and Principal Paying Agent:	Deutsche Bank AG, London Branch

Programme Size:	Up to U.S.$10,000,000,000 (or its equivalent in other currencies calculated as described in the Programme Agreement) outstanding at any time. The Issuers and the Parent Guarantors may increase the amount of the Programme in accordance with the terms of the Programme Agreement.

Distribution:	Notes may be distributed by way of private or public placement and in each case on a syndicated or non-syndicated basis.

Currencies:	Notes may be denominated in euro, Sterling, U.S. dollars, Australian Dollars, New Zealand Dollars, Japanese yen and, subject to any applicable legal or regulatory restrictions, any other currency agreed between the relevant Issuer and the relevant Dealer.

Redenomination:	The applicable Final Terms may provide that certain Notes may be redenominated in euro.

Maturities:	The Notes will have such maturities as may be agreed between the relevant Issuer and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to any relevant Issuer or the relevant Specified Currency.

Issue Price:	Notes may be issued on a fully-paid or a partly-paid basis and at an issue price which is at par or at a discount to, or premium over, par.

Form of Notes:	The Notes will be issued in bearer form as described in “Form of the Notes”.

Fixed Rate Notes:	Fixed interest will be payable on such date or dates as may be agreed between the relevant Issuer and the relevant Dealer and on redemption and will be calculated on the basis of such Day Count Fraction as may be agreed between the relevant Issuer and the relevant Dealer.

Floating Rate Notes:	Floating Rate Notes will bear interest at a rate determined:

(a) on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series); or

(b) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c) on such other basis as may be agreed between the relevant Issuer and the relevant Dealer.

The margin (if any) relating to such floating rate will be agreed between the relevant Issuer and the relevant Dealer for each Series of Floating Rate Notes.

Index Linked Notes:	Payments of principal in respect of Index Linked Redemption Notes or of interest in respect of Index Linked Interest Notes will be calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer may agree.

Other provisions in relation to Floating Rate Notes and Index Linked Interest Notes:	Floating Rate Notes and Index Linked Interest Notes may also have a maximum interest rate, a minimum interest rate or both.

Interest on Floating Rate Notes and Index Linked Interest Notes in respect of each Interest Period, as agreed prior to issue by the relevant Issuer and the relevant Dealer, will be payable on such Interest Payment Dates, and will be calculated on the basis of such Day Count Fraction, as may be agreed between the relevant Issuer and the relevant Dealer.

Dual Currency Notes:	Payments (whether in respect of principal or interest and whether at maturity or otherwise) in respect of Dual Currency Notes will be made in such currencies, and based on such rates of exchange, as the relevant Issuer and the relevant Dealer may agree.

Zero Coupon Notes:	Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest.

Redemption:	The applicable Final Terms will indicate either that the relevant Notes cannot be redeemed prior to their stated maturity (other than in specified instalments, if applicable, or for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the relevant Issuer and/or the Noteholders upon giving notice to the Noteholders or the relevant Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the relevant Issuer and the relevant Dealer.

The applicable Final Terms may provide that Notes may be redeemable in two or more instalments of such amounts and on such dates as are indicated in the applicable Final Terms.

Notes having a maturity of less than one year may be subject to restrictions on their denomination and distribution, see “Certain Restrictions – Notes having a maturity of less than one year” above.

Denomination of Notes:	The Notes will be issued in such denominations as may be agreed between the relevant Issuer and the relevant Dealer save that the minimum denomination of each Note will be such amount as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Specified Currency, see “Certain Restrictions – Notes having a maturity of less than one year” above, and save that the minimum denomination of each Note admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which would otherwise require the publication of a prospectus under the Prospectus Directive will be €100,000 (or, if the Notes are denominated in a currency other than euro, the equivalent amount in such currency).

Taxation:	All payments in respect of the Notes will be made without deduction for or on account of withholding taxes imposed by any Relevant Taxing Jurisdiction save as provided in Condition 9. In the event that any such deduction is made, the relevant Issuer or, as the case may be, the Guarantors will, save in certain limited circumstances provided in Condition 9, be required to pay Additional Amounts to cover the amounts so deducted.

Negative Pledge:	The terms of the Notes may contain a negative pledge provision as further described in Condition 5 and if Condition 4(ii) is specified as applicable in the applicable Final Terms.

Financial Covenants:	The terms of the Notes may contain certain financial covenants as further described in Condition 4 if so specified in the applicable Final Terms.

Cross Default:	The terms of the Notes will contain a cross default provision as further described in Condition 11.

Status of the Notes:	The Notes will constitute unsecured and unsubordinated obligations of the relevant Issuer and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the relevant Issuer.

Guarantees:	Each of the Parent Guarantors will guarantee, on a several basis, the due payment of all amounts expressed to be payable by the relevant Issuer under the Trust Deed, the Notes and the Coupons. In addition, each of the Subsidiary Guarantors will guarantee, on a joint and several basis, the due payment of all amounts expressed to be payable by the relevant Issuer under the Trust Deed, the Notes and the Coupons. Each Guarantee will constitute an unsecured and unsubordinated obligation of each Guarantor and, subject to the limitation on liability and recourse in respect of each Responsible Entity, will rank at least equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of such Guarantor.

Rating:	The rating of certain Series of Notes to be issued under the Programme may be specified (as at the time of issue) in the applicable Final Terms.

Listing and admission to trading:	Application has been made to the UK Listing Authority for Notes issued under the Programme to be admitted to the Official List and to the London Stock Exchange for such Notes to be admitted to trading on the London Stock Exchange’s regulated market.

Notes may be listed or admitted to trading, as the case may be, on other or further stock exchanges or markets agreed between the relevant Issuer and the relevant Dealer in relation to the Series. Notes which are neither listed nor admitted to trading on any market may also be issued.

The applicable Final Terms will state whether or not the relevant Notes are to be listed and/or admitted to trading and, if so, on which stock exchanges and/or markets.

Governing Law:	The Notes will be governed by, and construed in accordance with, English law.

Selling Restrictions:	There are restrictions on the offer, sale and transfer of the Notes in the United States, the European Economic Area, the United Kingdom, Japan, Australia and New Zealand and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes, see “Subscription and Sale”.

United States Selling Restrictions:	Regulation S, Category 2. TEFRA D restrictions will apply.

RISK FACTORS

Each of the Issuers and the Guarantors believes that the following factors may affect its ability to fulfil its obligations under Notes issued under the Programme. All of these factors are contingencies which may or may not occur and neither the Issuers nor the Guarantors are in a position to express a view on the likelihood of any such contingency occurring.

In addition, factors which are material for the purpose of assessing the market risks associated with Notes issued under the Programme are also described below.

The Issuers and the Guarantors believe that the factors described below represent the principal risks inherent in investing in Notes issued under the Programme, but the inability of the Issuers or the Guarantors to pay interest, principal or other amounts on or in connection with any Notes may occur for other reasons which may not be considered significant risks by the Issuers and the Guarantors based on information currently available to them or which they may not currently be able to anticipate. Prospective investors should also read the detailed information set out elsewhere in this Offering Circular and reach their own views prior to making any investment decision.

Factors that may affect the Issuers’ and Guarantors’ ability to fulfil their obligations under Notes issued under the Programme

Recessionary or low economic growth conditions in key markets

Recessionary or low economic growth conditions in the Westfield Group’s key markets impacted its business in recent years, and future periods of recession or low growth could significantly impact the business and financial performance of the Westfield Group and may heighten the potential for realisation of one or more of the risks outlined in this section, including:

•	a reduced ability of the Westfield Group to lease space in its shopping centres;

•	impaired financial condition of the Westfield Group’s tenants or joint venture partners;

•	reduced rental income;

•	adverse movements in the valuation of the Westfield Group’s assets; and

•	reduced ability of the Westfield Group to undertake development and redevelopment activity.

Changes in general economic conditions, fluctuations in the value and rental income of retail properties and other factors

Returns from an investment in the Westfield Group’s shopping centres depend largely upon the amount of rental income generated from the properties and the expenses incurred in the operations, including the management and maintenance of the properties as well as changes in the market value of the properties.

Rental income and the market value of the Westfield Group’s properties may be adversely affected by a number of factors, including:

•	the overall conditions in the national and local economies in which the Westfield Group operates, such as growth (or contraction) in gross domestic product, employment trends, consumer sentiment, retail sales and the level of inflation and interest rates;

•	local real estate conditions, such as the level of demand for and supply of retail space;

•	the Westfield Group’s ability to develop and redevelop its properties in order to maximise returns on investment from both increased rental income and capital appreciation of the asset;

•	the perception of prospective tenants and shoppers of the attractiveness, convenience and safety of the shopping centres;

•	the convenience and quality of competing shopping centres and other retail options such as the internet, as well as trends in the retail industry;

•	the financial condition of the Westfield Group’s tenants and, in particular, its anchor tenants;

•	high or increasing vacancy rates;

•	changes in retail tenancy laws;

•	terrorist attacks on, or other significant security incidents at, one or more of the Westfield Group’s shopping centres; and

•	external factors including major world events such as war or natural disasters such as floods and earthquakes.

In addition, other factors may adversely affect a shopping centre’s value without necessarily affecting its current revenues and operating income, including:

•	changes in laws and governmental regulations, including retail tenancy, zoning, planning, environmental or tax laws;

•	potential environmental or other legal liabilities;

•	unforeseen capital expenditures;

•	supply and demand for retail properties;

•	availability of financing;

•	changes in interest rates;

•	supply of new retail facilities and other investment assets; and

•	demand for shopping centres from investors.

An inability to raise funds on favourable terms for future developments, redevelopments and refinancing

The real estate investment and development industry is highly capital intensive. The Westfield Group’s ability to raise funds on favourable terms, including refinancing its existing debt and for its development and redevelopment programme depends on a number of factors including general economic, political and capital market conditions, credit availability and the performance, reputation and financial strength of its business. An adverse change in one or more of those factors could increase the cost of funding or reduce the availability of funding for the Westfield Group’s development or redevelopment projects or increase its refinancing risk for maturing debt facilities. Any disruption in global credit markets, such as the recent European sovereign debt crisis, significantly increases the risks associated with refinancing the existing debt facilities of the Westfield Group or obtaining new funding for its development and redevelopment programme on acceptable terms, or at all. If funding is unavailable to the Westfield Group, it may not be able to proceed or continue with its development and redevelopment programme. To the extent the Westfield Group requires funding to refinance existing debt, it may need to take one or more of the actions described under “Risk Factors - Debt Levels”.

Fluctuations in the fair market value of the Westfield Group’s properties reflected in revaluations

In accordance with Australian Equivalents to International Financial Reporting Standards (AIFRS), the Westfield Group carries its property investments on its balance sheet at their fair market values. At each reporting date, the board of directors of the Westfield Group assesses the carrying value of its investment property portfolio, and where the carrying value differs materially from the board of directors’ assessment of fair value, it records an adjustment to the carrying value as appropriate. The board of directors’ assessment of fair value of each shopping centre takes into account the latest independent valuations, with updates taking into account any changes in estimated yield, underlying income and valuations of comparable centres. As a result, the Westfield Group can have significant non-cash gains or write-downs depending on the change in fair market value of its properties from period to period, whether or not it sells such properties. If a substantial decrease occurs in the fair market value of the Westfield Group’s properties, the results of operations of the Westfield Group could be adversely affected and, as a result, it may have difficulty maintaining its desired leverage ratio and other financial measures. This may reduce the Westfield Group’s flexibility in planning for, or reacting to, changes in its business or industry including its ability to commence new redevelopment projects. During recent years, factors associated with the disruption in global credit markets and the economic downturn, such as an increase in capitalisation rates generally, had a significant adverse impact on property valuations. There can be no assurance that the Westfield Group will not incur non-cash write-downs arising from property revaluations in future periods.

In addition, a number of the Westfield Group’s financing agreements contain, and Notes issued under the Programme may contain, leverage ratio covenants that are typically calculated as the ratio of the Westfield Group’s total borrowings less cash to total assets less cash. Accordingly, a material reduction in the value of the Westfield Group’s properties as a result of revaluations may result in a breach of the leverage ratios contained in its financing agreements.

An inability to continue to lease space in shopping centres on economically favourable terms, if at all, or by tenant default

The Westfield Group’s performance depends on its ability to lease space in its shopping centres on economically favourable terms, if at all. As a majority of the Westfield Group’s earnings, excluding property revaluations and mark-to-market valuations of derivative financial instruments, are derived from rental income, results of operations may be adversely affected if a significant number of tenants or anchor tenants are unable to meet their obligations under their leases or if there is a decrease in demand for new retail space in redeveloped shopping centres so that the Westfield Group is unable to find new tenants at economically favourable rental prices. If the retail sales of stores operating in the Westfield Group’s shopping centres decline significantly due to economic conditions, closure of anchor stores or for other reasons, tenants might be unable to pay their existing minimum rents or common area maintenance charges (since these fixed rents and charges would represent a high percentage of their sales). Further, if tenants’ sales decline, new tenants would be less likely to be willing to pay minimum rent as high as they would otherwise pay. During times of economic recession or low economic growth, such as those experienced in Australia, New Zealand, the United States, the United Kingdom and Brazil in recent years, these risks increase.

The Westfield Group has established temporary leasing programs pursuant to which it leases some shopping mall space on a short-term basis, usually for a term of between 30 days to two years, either pending the ability to secure suitable long-term tenants or as a deliberate strategic decision. The Westfield Group may be unable to re-lease any such space upon expiration of a short-term lease, which could adversely affect its results of operations.

A negative effect on the financial condition of an anchor tenant

Anchor tenants occupy a significant percentage of the total gross leasable area of the Westfield Group’s shopping centres. The bankruptcy, insolvency, a downturn in the business of any of the Westfield Group’s anchor tenants or an anchor-owned store, or the failure of any anchor tenant to renew its lease when it expires or continue to operate its store, could adversely affect the Westfield Group’s results of operations because anchor tenants play an important part in generating customer traffic and making shopping centres desirable locations. Further, in certain geographic locations, including Australia, New Zealand and United Kingdom, where the Westfield Group’s anchor tenants account for a significant amount of total rental income, any bankruptcy or insolvency of any such anchor tenants could adversely affect the Westfield Group’s results of operations.

In the United States, many of the Westfield Group’s anchor tenants have a clause in their leases that allows the anchor tenants to cease operating, reduce their rent, or terminate their lease if other anchor stores or a percentage of non-anchor tenants at the same property are not occupied and operating. Also, some of the non-anchor tenant leases permit those tenants to terminate their leases or reduce their rent if a number of anchor tenants or a percentage of non-anchor tenants cease to operate at such properties for a specified period of time. Further, these actions could adversely affect the Westfield Group’s ability to re-lease the space that is vacated.

The leases of certain of the Westfield Group’s anchor tenants may permit those tenants to transfer their interests in shopping centres to other retailers, subject in some cases to the Westfield Group’s consent. Additionally, anchor tenants in the U.S. who own their own stores may transfer their interests at those stores, subject to the new owners’ compliance with existing reciprocal easement agreements relating to those stores.

The transfer to a new anchor tenant could adversely affect customer traffic in a shopping centre and thereby reduce the income generated by that shopping centre and could also allow some other anchors and other tenants to make reduced rental payments or to terminate their leases at that shopping centre. Each of these occurrences could adversely affect the Westfield Group’s income.

A negative change in the financial condition of any of the Westfield Group’s anchor tenants discussed above could result in a substantial decrease in the revenues such tenants provide.

An inability successfully to expand and redevelop existing properties or develop new properties

The Westfield Group’s financial performance depends in part upon the continued development of its new properties and improvement of its existing properties. In 2012 and 2013, the Westfield Group expects to commence between A$1.25 billion and A$1.5 billion per year of new projects (of which its share would be between A$500 million and A$700 million per year). The Westfield Group is currently undertaking pre-development activity on approximately A$11.0 billion of future development opportunities (of which its share would be between A$5.0 billion and A$6.0 billion).

The Westfield Group will be subject to the risks associated with its expansion and development activities, including risks resulting from:

•	construction not being completed on budget and on schedule;

•	properties not being leased on the terms anticipated by the feasibility study prepared for the particular project; or

•	the inability of the Westfield Group or its joint venture partners to obtain funding on favourable terms, or at all, for the Westfield Group’s proposed development and redevelopment programme.

Development, redevelopment, and expansion activities may also involve the following risks:

•	failure to obtain, or delay in obtaining, required permits, licences or approvals;

•	changes in laws and governmental regulations including zoning, planning and environmental laws;

•	changes in political and economic environments;

•	industrial disputes may delay projects and/or add to the cost of developments;

•	construction costs of a project may exceed original estimates or available financing, possibly making the project unprofitable;

•	temporary disruption of income from a property;

•	failure to maintain leased rates for existing retail space and the inability to lease new retail space;

•	loss of customers due to inconvenience caused by construction;

•	incurrence of substantial expenditures before the redevelopment project produces income; and

•	income derived from redeveloped shopping centres being lower than expected.

If a redevelopment or development project is unsuccessful or does not proceed, the Westfield Group’s investment cost may exceed the value of the project on completion or the Westfield Group may incur pre-development costs that have to be written off. The Westfield Group’s income may be adversely affected in these circumstances.

Given the significant size and scale of the Westfield Group’s expansion and development activities, the Westfield Group may incur additional indebtedness to fund required capital expenditures. For a discussion of risks relating to the Westfield Group’s debt levels, see “Risk Factors – Debt Levels”.

Illiquidity of investments in property

Investments in property are relatively illiquid, and some of the Westfield Group’s properties are subject to contractual limitations on transfer. This illiquidity limits the Westfield Group’s ability to vary its portfolio promptly in response to changes in economic or other conditions. In times of recession, low economic growth or disruption in financial markets, there are fewer potential buyers of shopping centre assets, and it may be difficult for such potential buyers to obtain financing on acceptable terms, or at all. There is no assurance that the Westfield Group will be able to dispose of a property at the desired time or at a price greater than the total investment in the property.

Decline of revenue from a shopping centre where other related expenses remain unchanged

Significant expenditures associated with each real estate investment, such as mortgage payments, maintenance costs and taxes, are generally not reduced when circumstances cause a reduction in revenue from the investment. Under these circumstances, the financial performance and value of the relevant property would be adversely affected.

Competition with other participants in the real estate industry

The Westfield Group faces competition from other Australian, New Zealand, United States, United Kingdom and Brazilian property groups and other commercial organisations active in the Australian, New Zealand, United States, United Kingdom and Brazilian property markets. The Westfield Group also faces the threat of new competitors emerging both generally and in particular trade areas. Competition in the property market may lead to an oversupply of retail premises through overdevelopment, to prices for existing properties or land for development being inflated through competing bids by potential purchasers or to the rents to be achieved from existing properties being adversely impacted by an oversupply of retail space. Accordingly, the existence of such competition may have a material adverse impact on the Westfield Group’s ability to secure tenants for its properties at satisfactory rental rates and on a timely basis and to acquire properties or develop land at satisfactory cost.

In addition, all of the Westfield Group’s shopping centres are located in developed retail and commercial areas, many of which compete with other malls or neighbourhood shopping centres within their primary trade area. The amount of rentable space in the relevant primary trade area, the quality of facilities and the nature of stores at such competing shopping centres could each have a material adverse effect on the Westfield Group’s ability to lease space and on the level of rents it can obtain. In addition, retailers at the Westfield Group’s shopping centres face increasing competition from other forms of retailing, such as discount shopping centres and clubs, outlet malls, catalogues, video and home shopping networks, direct mail, telemarketing and shopping via the internet. Further, the Westfield Group competes with other real estate investors for acquisition of new retail shopping centres.

The Westfield Group’s properties may be uninsured or underinsured against various catastrophic losses

The Westfield Group carries material damage, business interruption and liability insurance on its properties with policy specifications and insured limits that it believes are customarily carried for similar properties. However, potential losses of a catastrophic nature such as those arising from floods, earthquakes, terrorism or other similar catastrophic events may be either uninsurable, or, in the Westfield Group’s judgement, not insurable on a financially reasonable basis, or may not be insured at full replacement cost or may be subject to larger excesses.

The Westfield Group currently carries insurance with respect to terrorism (Brazil excluded) and will continue to seek appropriate coverage having regard to the nature of its properties and operations. The renewal of insurance will be dependent on a number of factors such as the continued availability of coverage, the nature of risks to be covered, the extent of the proposed coverage and costs involved.

If an uninsured loss occurs, the Westfield Group could lose both its invested capital in and anticipated profits from the affected property.

Many of the Westfield Group’s debt instruments, including mortgage loans secured by its properties and its unsecured loan facilities contain covenants requiring the Westfield Group to maintain certain levels of insurance for its business and assets. If the Westfield Group fails to maintain insurance as required under these covenants, it would breach insurance covenants under such debt instruments, which would allow the lenders to declare an event of default and accelerate repayment of the debt. In addition, lenders’ requirements regarding coverage for these risks could adversely affect the Westfield Group’s ability to finance or refinance its properties and to expand its portfolio.

In addition, lenders’ requirements regarding coverage for these risks could adversely affect the Westfield Group’s ability to finance or refinance its properties and to expand its portfolio.

Fluctuations in interest rates

The Westfield Group is subject to the risk of rising interest rates associated with borrowing on a floating rate basis. The Westfield Group seeks to manage all or part of its exposure to adverse fluctuations in floating interest rates by entering into interest rate hedging arrangements, including derivative financial instruments. Such arrangements involve risk, such as the risk that counterparties may fail to honour their obligations under these arrangements, and that such arrangements may not be effective in reducing exposure to movements in interest rates. To the extent that the Westfield Group does not hedge or does not hedge effectively against movements in interest rates, such interest rate movements may adversely affect the Westfield Group’s results of operations.

Due to documentation, designation and effectiveness requirements under AIFRS, the Westfield Group’s derivative financial instruments used for hedging interest rate exposure do not qualify for hedge accounting. As a consequence, the Westfield Group may experience volatility in reported earnings due to changes in the mark-to-market valuations of its interest rate derivative financial instruments.

Although the Westfield Group’s interest rate hedging transactions are undertaken to achieve economic outcomes in line with its treasury policy, there can be no assurance that such transactions or treasury policy will be effective.

Fluctuations in exchange rates

The Westfield Group derives A$, NZ$, U.S.$, UK£ and R$ denominated earnings from its shopping centre investments in Australia, New Zealand, United States, United Kingdom and Brazil, respectively. The Westfield Group may manage the impact of exchange rate movements on both its earnings and balance sheet by entering into hedging transactions, including derivative financial instruments. To the extent the Westfield Group does not hedge or does not hedge effectively against movements in the exchange rate of these currencies, such exchange rate movements may adversely affect its earnings and/or balance sheet.

Due to documentation, designation and effectiveness requirements under AIFRS, the Westfield Group’s currency derivative financial instruments used for hedging exchange rate exposure (other than cross currency swaps that hedge investments in foreign operations) do not qualify for hedge accounting. As a consequence, the Westfield Group may experience volatility in reported earnings due to changes in the mark-to-market valuations of its currency derivative financial instruments.

Although the Westfield Group’s exchange rate hedging transactions are undertaken to achieve economic outcomes in line with its treasury policy, there can be no assurance that such transactions or treasury policy will be effective.

An inability to complete acquisitions and divestments, and successfully operate acquired properties

The Westfield Group may pursue acquisitions of property assets and related redevelopment projects as opportunities arise that meet its criteria and if funding is available. Property assets and redevelopment projects may be acquired directly or indirectly through acquisition of entities that own development projects and properties. Such acquisitions involve a number of risks inherent in assessing the values, strengths, weaknesses and profitability of the property assets. While the Westfield Group’s policy is to undertake appropriate due diligence in order to assess these risks, unexpected problems and latent liabilities or contingencies such as the existence of hazardous substances (for example, asbestos or other environmental liabilities) may still emerge.

Additionally, the indirect acquisition of properties and related redevelopment projects through, for example, the takeover of another listed property-owning entity, may not allow for the usual standard of due diligence for a specific property acquisition to be undertaken.

Acquisition activities will also involve the following risks:

•	the acquired properties may not achieve anticipated rental rates or leased rates;

•	assumptions or judgments with respect to improvements to the financial returns (including the leased rates and rents of a completed project) of acquired properties may prove inaccurate;

•	the Westfield Group may abandon acquisition opportunities that it has used funds to explore;

•	the Westfield Group may be unable to obtain anchor tenants, financier and co-owner or joint venture approvals, if applicable, for expansion activities; and

•	the Westfield Group may be unable to obtain necessary regulatory licences and approvals for expansion activities.

By growing through acquisition, the Westfield Group will face the operational and financial risks commonly encountered with such a strategy, including continuity or assimilation of operations or employees, dissipation of its management resources and impairment and restructuring of relationships with employees and tenants of the acquired property as a result of changes in ownership and management. In addition, depending on the type of transaction, it can take a period of time to realise the full benefits of the acquisition. Moreover, during a period following such a transaction, the Westfield Group’s operating results may decrease compared to results prior to the transaction.

Furthermore, if the Westfield Group acquires property assets or undertakes development projects outside of the countries in which it currently operates, such as its recent entry into Brazil and Italy, the above risks would be heightened. This arises from the Westfield Group’s possible unfamiliarity and lack of experience with local conditions. The Westfield Group may also face additional risks to those stated above.

The Westfield Group may also face financial risks associated with incurring additional indebtedness to make acquisitions as described in “Risk Factors – Debt levels” and “Risk Factors – Increase in debt levels”.

To the extent acquisitions are funded by short term or bridging financing facilities, the Westfield Group also faces the risk of not being able to refinance such financing facilities prior to their stated maturities on favourable terms or at all. During times of economic uncertainties or global credit market disruption, this risk increases.

The Westfield Group may decide to divest property assets that no longer meet its investment criteria. The completion of these transactions can be dependent on the acquirer obtaining funding from a third party. To the extent that the acquirer fails to obtain the required funding it may not be able to settle such transactions, which may cause a reduction in the Westfield Group’s expected liquidity

Conflicts of interest with unrelated third parties in jointly owned properties

A number of shopping centres in the Westfield Group’s portfolio are held through joint ventures or co-ownership arrangements. In a number of the joint ventures or co-ownership arrangements the Westfield Group does not have exclusive control over the development, financing, leasing, management and other aspects of the shopping centres.

From time to time major decisions are required to be made in respect of co-owned properties, for example, redevelopment and refurbishment, refinancing, the sale of shopping centres or surplus land and the purchase of additional land. Co-owners may be competitors and/or have economic or other business interests or goals which are inconsistent with the Westfield Group’s business interests or goals, and may be in a position to take actions contrary to the Westfield Group’s policies or objectives. Disputes between the Westfield Group and co-owners may result in litigation or arbitration that would increase expenses and prevent the Westfield Group’s officers and/or directors from focusing their time and effort on the Westfield Group’s business.

In addition, pre-emptive provisions or rights of first refusal may apply to sales or transfers of interests in these co-owned properties. These provisions may work to the Westfield Group’s disadvantage because, among other things, the Westfield Group might be required to make decisions about buying or selling interests in these properties at a time that is disadvantageous to it.

There is also the risk that these co-owners might become bankrupt or default on their obligations, resulting in their interests becoming subject to external administration, transferred to creditors or sold to third parties, or otherwise act in a manner that adversely affects the Westfield Group.

Operational risk

Despite the Group’s internal control (including risk management control) systems, which the Group considers to be effective, the Group faces the risk of loss or reputational damage due to human error, fraud or inadequate processes across its operations, including treasury operations. Depending on the nature and scale of such error, fraud or inadequate processes, the losses to the Group may be significant.

Notwithstanding anything stated in this risk factor, this risk factor should not be taken as implying that the Issuers, as members of the Westfield Group, are unable to comply with their obligations as companies with debt securities admitted to the Official List.

Termination of management and development agreements

As a result of the establishment of Westfield Retail Trust and the joint venture with Canada Pension Plan Investment Board (CPPIB) over 12 of its U.S. assets, the Westfield Group expects that the portion of its income derived from property management and development fees will increase significantly, with a decrease in the portion of income derived from direct property ownership. The Westfield Group may undertake additional transactions in the future that expand its property management activities and the fees it derives from this part of its business.

The Westfield Group has management and development agreements with Westfield Retail Trust and other third parties under which it undertakes management, leasing, development and other services. Each of these agreements may be terminated by the Westfield Group’s counterparty if the Westfield Group breaches the agreement (subject to specified cure periods) or under certain other conditions, including, in the case of agreements with Westfield Retail Trust, a reduction in the Westfield Group’s ownership of the relevant property to less than a 25 per cent. direct or indirect interest or the termination of the co-ownership or development framework agreement relating to such property.

If third parties with whom the Westfield Group has management and development agreements were to terminate those agreements, the income of the Westfield Group may be adversely affected.

Counterparty credit risk

Counterparty credit risk is the risk of a loss being sustained by the Westfield Group as a result of payment default by the counterparty with whom it has placed funds on deposit or entered into hedging transactions to hedge its interest rate and foreign exchange risks. The extent of the Westfield Group’s loss could be the full amount of the deposit or, in the case of hedging transactions, the cost of replacing those transactions. Under the Westfield Group’s treasury risk management policy, it only deals with counterparties which it believes are of good credit standing and it has assigned a maximum exposure to each of them according to its assessment of their credit-worthiness. These determinations are based upon each counterparty’s credit ratings and other factors. Counterparty credit risk also arises to the extent that a claim made under an insurance policy is not paid due to the insolvency or illiquidity of the insurance company.

There can be no assurance that the Westfield Group will successfully manage this risk or that such payment defaults by counterparties will not adversely affect the Westfield Group’s financial condition or performance.

Regulatory issues and changes in laws could adversely affect acquisition opportunities

The Westfield Group is subject to the usual business risk that there may be changes in laws that reduce its income or increase its costs. For example, there could be changes in retail tenancy laws that limit the Westfield Group’s recovery of certain property operating expenses, new legislation on climate change and energy such as emissions trading, targets for renewable energy and energy efficiency, the costs of which may not be recoverable from tenants, changes or increases in real estate taxes that cannot be recovered from the Westfield Group’s tenants or changes in environmental laws that require significant capital expenditure.

The Westfield Group’s ability to take advantage of acquisition opportunities in Australia and New Zealand may also be limited by regulatory issues or regulatory intervention based on competition grounds.

Changes in laws and accounting standards could adversely affect reported earnings and reported financial performance

The Westfield Group is subject to the usual risk that there may be changes in laws and accounting standards as well as changes in the interpretation of such laws and accounting standards that may change the basis that the Westfield Group is required to use to prepare its financial statements, which may adversely affect the Westfield Group’s reported earnings and reported financial performance.

Changes in tax laws may adversely impact expected tax liabilities

Changes in tax laws, or changes in the way tax laws are interpreted in the various jurisdictions in which the Westfield Group operates, may impact the Westfield Group’s future tax liabilities.

Under the rules governing the taxation of trusts in Division 6 of Part III of the Income Tax Assessment Act 1936 (ITAA 1936) and current practice, it is the case that neither WT nor WAT is liable for Australian income tax, including capital gains tax, provided that members are presently entitled to the income of each trust as determined in accordance with the relevant trust’s constitution. If WT or WAT lost its Division 6 trust tax status due to the failure to satisfy the exclusions from the application of the provisions in Division 6B or 6C of Part III of the ITAA 1936, then WT or WAT or both would be taxed at the corporate tax rate of 30 per cent. of its net taxable income.

In March 2011, the Australian Government released a discussion paper proposing changes to the taxation of trusts and their beneficiaries, which would apply with effect from July 2010. This paper has been followed by multiple announcements and a consultation paper from the Assistant Treasurer that have confirmed that other than for specific integrity measures (which should not be relevant for WT or WAT), such changes will not have effect until 1 July 2012 at the earliest. Based on the discussion paper and subsequent consultations, the Westfield Group does not believe that the changes will materially adversely affect the tax position of WT or WAT, however, until the proposed rules are released, there can be no assurance that these changes will not adversely affect the business of the Westfield Group.

Adverse consequences could arise in the event WEA, a United States subsidiary of WAT, fails to qualify as a real estate investment trust, or REIT, under United States federal income tax laws.

Qualification as a REIT involves the application of highly technical provisions. Although the Westfield Group believes that WEA has operated and currently operates in a manner so as to qualify as a REIT, no assurance can be given that WEA is, or will remain, so qualified. Although the Westfield Group is not aware of pending legislation that would adversely affect WEA’s ability to operate as a REIT, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the laws with respect to its qualification as a REIT.

If WEA fails to qualify as a REIT in any taxable year, then WEA will be required to pay United States federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. If WEA loses its REIT status, then net earnings of WEA available for investment or distribution to shareholders would be significantly reduced for each of the years involved and WEA would no longer be required to make distributions to its shareholders.

Under the terms of the tax treaty currently in force between the United States and Australia, United States withholding tax generally applies to dividends paid by WEA to WAT and WHL at a rate of 15 per cent., except to the extent that a shareholder of WAT holds directly or indirectly a greater than 10 per cent. interest in WEA. To such extent, a dividend may be subject to United States withholding tax at a rate of 30 per cent. rather than 15 per cent. on such shareholder’s share of dividends from WEA.

Compliance or failure to comply with safety regulations and requirements for disabled people

A number of Australian, New Zealand, United States, United Kingdom and Brazilian laws and regulations including the U.S. Americans with Disabilities Act 1990, exist that may require modifications to existing buildings on the Westfield Group’s properties or restrict some renovations by requiring improved access to such buildings by disabled persons. Additional legislation or regulations may impose further obligations on owners with respect to improved access by disabled persons. The costs of compliance with such laws and regulations may be substantial, and limits or restrictions on completion of some renovations may limit implementation of the Westfield Group’s investment strategy in some instances or reduce overall returns on the Westfield Group’s investments. The Westfield Group could be adversely affected by the costs of compliance with such laws and regulations.

Compliance with environmental regulations

The Westfield Group, as an owner and operator of real property in Australia, New Zealand, the United States, the United Kingdom and Brazil, is subject to extensive regulation under environmental laws. These laws vary by jurisdiction and are subject to change. Current and future environmental laws could impose significant costs or liabilities on the Westfield Group.

For instance, under certain environmental laws, current or former owners or operators of real property may become liable for costs and damages resulting from soil or water contaminated by hazardous substances (for example, as a result of leaking underground storage tanks). These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances. Persons who arrange for the disposal of hazardous substances (for example, at a landfill) also may be liable. In some cases, liability may be joint and several. These laws may result in significant unforeseen costs to the Westfield Group, or impair its ability to sell or rent real property or to borrow money using contaminated property as collateral, on acceptable terms or at all.

In addition, the presence of hazardous substances on the Westfield Group’s properties could result in personal injury claims. These claims could result in costs or liabilities that could exceed the value of the property on which hazardous substances are present. Environmental incidents could adversely affect the operations of a property including its closure.

Asbestos-containing materials are present in a number of the Westfield Group’s shopping centres as a consequence of building practices typical at the time the shopping centres were constructed. Environmental and safety laws regulate these materials and may allow personal injury or other claims for damages due to exposure to such materials. Although the costs and liabilities associated with such laws have not been material to the Westfield Group in the past, there can be no assurance that they will not be material in the future.

It is the practice of the Westfield Group on acquisition, where considered necessary, to subject the properties to an environmental assessment (commonly referred to as Phase I which generally involves a review of records with no visual inspection of the property, or soil or ground water sampling) by independent consultants. However, these assessments may fail to identify all environmental problems. Based on these assessments and past experience, the Westfield Group is not aware of any environmental claims or other liabilities that would require material expenditures by the Westfield Group. However, the Westfield Group could become subject to such claims or liabilities in the future.

Future terrorist attacks or other security incidents or war

Future terrorist attacks or other security incidents or war could harm the demand for and the value of the Westfield Group’s properties. Certain of the Westfield Group’s properties are well-known landmarks or located near well-known landmarks and may be perceived as more likely terrorist targets than similar, less recognisable properties, which could potentially reduce the demand for and value of these properties. Further, future terrorist attacks or other security incidents could discourage consumers from shopping in public places like the Westfield Group’s shopping centres. A decrease in consumer retail demand or tenancy demand could make it difficult for the Westfield Group to renew the leases, or re-lease properties, at lease rates equal to or above historical rates or then prevailing market rates. To the extent that the Westfield Group’s tenants are impacted by future terrorist attacks or other security incidents, their ability to continue to honour obligations under their existing leases with the Westfield Group could be adversely affected.

Debt levels

The Westfield Group currently has a significant amount of debt. The material consequences of having significant debt levels are as follows:

•	the Westfield Group will need to use a substantial portion of cash from its operating activities to pay interest on its debt;

•	to the extent that facilities mature and are not replaced or extended, the Westfield Group will need to fund repayment of debt out of its operating cash flow, asset dispositions or equity raisings;

•	the Westfield Group’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates may be limited because available cash flow after paying principal and interest on debt may not be sufficient to make the capital and other expenditures needed to address these changes;

•	adverse economic, credit or financial market or industry conditions are more likely to have a negative effect on the Westfield Group’s business because, during periods in which the Westfield Group experiences lower earnings and cash flow, it may be unable to refinance its existing debt facilities on favourable terms or at all and will be required to devote a proportionally greater amount of its cash flow to paying principal and interest on its debt. See “Risk Factors - Recessionary or low economic growth conditions in key markets”;

•	the Westfield Group may be at a competitive disadvantage to its competitors that have relatively less debt and have more cash flow available to devote to capital expenditures and other strategic purposes;

•	the Westfield Group’s ability to obtain financing in the future for its development and redevelopment programme, working capital, capital expenditures, acquisitions or other purposes may be limited because of the restrictions contained in debt agreements, including (as the case may be) the Trust Deed constituting the Notes;

•	the Westfield Group’s ability to make acquisitions and take advantage of significant business opportunities may be negatively affected if it needs to obtain the consent of its lenders to take any such action or if, because of existing debt levels, it is not able to obtain additional financing for these opportunities; and

•	the Westfield Group may not be able to obtain the necessary lines of credit to enable it to put in place its desired level of cover to hedge its interest rate and foreign currency risks.

The Westfield Group is dependent on generating cash flow from operations to repay its debt. Cash flows can vary, including as a result of the factors described in “Risk Factors - Repayment of debt” In addition, the Westfield Group has incurred a substantial portion of its debt to fund property developments that require the Westfield Group to make substantial expenditures before beginning to earn income from the developed property, which may impair the Westfield Group’s ability to service its debt. If the Westfield Group’s cash flow and capital resources are not sufficient to make principal and interest payments on its debt and fund its working capital and other business needs, which may occur as a result of industry specific or general economic conditions or other events that are beyond its control, the Westfield Group could be forced to:

•	reduce or delay scheduled capital expenditures or forgo other business opportunities;

•	sell material assets or operations;

•	raise additional equity capital;

•	restructure or refinance its debt; or

•	undertake other protective measures.

Some of these transactions could occur at times or on terms that are disadvantageous to the Westfield Group. Recessionary or low economic growth conditions or disruptions in global credit markets, such as those recently experienced in the United States, the United Kingdom, Australia, New Zealand and Brazil, could result in a higher than normal risk that, if the Westfield Group were required to take such steps, the transaction terms would be disadvantageous to it, or such options may not be available at all. The incurrence of additional debt will increase the leverage risks discussed above.

The credit rating agencies review the Westfield Group’s credit rating from time to time, including at the half-year periods. Any downgrade of the Westfield Group’s credit rating or adverse change in credit outlook assigned by a credit rating agency could adversely affect the Westfield Group’s financial condition and its business operations by increasing cost of, or limiting or preventing it from securing, additional financing for future business or liquidity needs. There can be no assurance that the credit ratings assigned to Westfield Group will not change.

Repayment of debt

The Westfield Group’s ability to pay the principal and interest on its debt depends on the future performance of its business which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond its control. The Westfield Group’s historical financial results have been, and it is anticipated that the Westfield Group’s future financial results will continue to be, subject to fluctuations. The Westfield Group’s business may not generate sufficient cash flow from operations to enable it to satisfy its debt and other obligations. In addition, the Westfield Group may not have sufficient future financing facilities to enable it to repay its debt, including the Notes and amounts outstanding under its financing arrangements, or to fund other liquidity needs. If the Westfield Group is unable to meet its debt service obligations or fund other liquidity needs, the Westfield Group may attempt to restructure or refinance its debt or seek additional equity capital (including hybrid equity capital) or it may be required to sell assets. These financing transactions could occur at times or on terms that are disadvantageous to the Westfield Group. During times of economic recession or low economic growth, such as those recently experienced in the United States, the United Kingdom, New Zealand, Australia and Brazil, this risk increases. In addition, because of the terms of its other indebtedness, the Westfield Group may not be able to restructure or refinance its debt on terms satisfactory to it.

Increase in debt levels

The Westfield Group may be able to incur substantial additional debt in the future. The Westfield Group intends to maintain a leverage ratio, in the mid 40 per cent. range over the long term. These leverage levels may be reviewed and modified from time to time without notice to or any approval of Noteholders. Specifically, the Westfield Group may decide to exceed its current debt level for a major acquisition provided that it believes it can return to the desired leverage ratio within a short period of time.

The Westfield Group’s ability to incur indebtedness depends, in part, upon the continued compliance with certain financial covenants contained in the agreements governing its indebtedness, including the Trust Deed constituting the Notes. The amount of indebtedness that can be incurred will vary as a result of changes in the Westfield Group’s earnings and cash flows and the value of its assets.

Factors which are material for the purpose of assessing the market risks associated with Notes issued under the Programme

Risks related to the structure of a particular issue of Notes

A wide range of Notes may be issued under the Programme. A number of these Notes may have features which contain particular risks for potential investors. Set out below is a description of the most common such features:

Notes subject to optional redemption by the relevant Issuer

An optional redemption feature of Notes is likely to limit their market value. During any period when the relevant Issuer may elect to redeem Notes, the market value of those Notes generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

The relevant Issuer may be expected to redeem Notes when their cost of borrowing is lower than the interest rate on the Notes. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Notes being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Index Linked Notes and Dual Currency Notes

The Issuers may issue Notes with principal or interest determined by reference to an index or formula, to changes in the prices of securities or commodities, to movements in currency exchange rates or other factors (each, a Relevant Factor). In addition, the Issuers may issue Notes with principal or interest payable in one or more currencies which may be different from the currency in which the Notes are denominated. Potential investors should be aware that:

(i)	the market price of such Notes may be volatile;

(ii)	they may receive no interest;

(iii)	payment of principal or interest may occur at a different time or in a different currency than expected;

(iv)	they may lose all or a substantial portion of their principal;

(v)	a Relevant Factor may be subject to significant fluctuations that may not correlate with changes in interest rates, currencies or other indices;

(vi)	if a Relevant Factor is applied to Notes in conjunction with a multiplier greater than one or contains some other leverage factor, the effect of changes in the Relevant Factor on principal or interest payable will be magnified; and

(vii)	the timing of changes in a Relevant Factor may affect the actual yield to investors, even if the average level is consistent with their expectations. In general, the earlier the change in the Relevant Factor, the greater the effect on yield.

The historical experience of an index should not be viewed as an indication of the future performance of such index during the term of any Index Linked Notes. Accordingly, each potential investor should consult its own financial and legal advisers about the risk associated with an investment in any Index Linked Notes and the suitability of such Notes in light of its particular circumstances.

Partly-paid Notes

The Issuers may issue Notes where the issue price is payable in more than one instalment. Failure to pay any subsequent instalment could result in an investor losing all of their investment.

Variable rate Notes with a multiplier or other leverage factor

Notes with variable interest rates, for example Floating Rate Notes and Index Linked Interest Notes, can be volatile investments as the interest rate for such Notes can fluctuate. If such Notes are also structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.

Inverse Floating Rate Notes

Inverse Floating Rate Notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR. The market values of those Notes typically are more volatile than the market values of other conventional floating rate debt securities based on the same reference rate (and with otherwise comparable terms). Inverse Floating Rate Notes are more volatile because an increase in the reference rate not only decreases the interest rate of the Notes, but may also reflect an increase in prevailing interest rates, which further adversely affects the market value of these Notes.

Fixed/Floating Rate Notes

Fixed/Floating Rate Notes may bear interest at a rate that converts from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Where the relevant Issuer has the right to effect such a conversion, this will affect the secondary market and the market value of the Notes since the relevant Issuer may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If the relevant Issuer converts from a fixed rate to a floating rate in such circumstances, the spread on the Fixed/Floating Rate Notes may be less favourable than then prevailing spreads on comparable Floating Rate Notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other Notes. If the relevant Issuer converts from a floating rate to a fixed rate in such circumstances, the fixed rate may be lower than the then prevailing rates on the Notes.

Notes issued at a substantial discount or premium

The market values of securities issued at a substantial discount or premium from their principal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing securities. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities.

Risks related to Notes generally

Set out below is a brief description of certain risks relating to the Notes generally:

Unsecured debt

The Notes and the Guarantees will be unsecured. As at 31 December 2011, on an audited consolidated basis, the Westfield Group had A$2.8 billion of secured borrowings outstanding. To the extent that the Issuers or the Guarantors have granted security interests over their assets, the secured lenders will be entitled to exercise the remedies available to such lenders under applicable laws. Depending on the relevant circumstances and applicable laws, if the relevant Issuer defaults on any Notes issued by it or the Guarantors default on the Guarantees, or after the bankruptcy, liquidation or reorganisation of any of them, then any assets that are secured will be used to satisfy the obligations under that secured indebtedness before payment on the Notes or the Guarantees can be made. In such case, there may only be limited assets available to make payments on the Notes or the Guarantees in the event of an acceleration of the Notes. The Westfield Group can give no assurance that there will be sufficient assets to pay amounts due on the Notes. As a result, Noteholders may receive less rateably than the lenders of the Westfield Group’s secured indebtedness. If there is not enough collateral to satisfy the obligations of the secured indebtedness, then, subject to the provisions of applicable laws, the amounts remaining unpaid on the secured indebtedness would share equally with all unsubordinated unsecured indebtedness.

Impact of laws relating to creditors’ rights, fraudulent conveyance, Australian, New Zealand and English insolvency laws and similar laws

WHL, WT, WAT and certain of the Guarantors are constituted or organised under the laws of the Commonwealth of Australia, New Zealand or England, and therefore, insolvency proceedings with respect to them would be likely to proceed under, and be governed by, Australian, New Zealand or English insolvency law, as applicable. The procedural and substantive provisions of Australian, New Zealand or English insolvency laws afford debtors and unsecured creditors only limited protection from the claims of secured creditors. It may not be possible for the Obligors or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them. As of 31 December 2011, on a consolidated basis, the Westfield Group had secured borrowings of A$2.8 billion.

Fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions (including, in addition to those jurisdictions referenced above, the United States), and guarantees of the Notes by some of the Guarantors may be subject to claims that they should be subordinated or avoided in favour of creditors of the Subsidiary Guarantors.

Under applicable fraudulent conveyance provisions of the U.S. Bankruptcy Code or comparable provisions of U.S. state and federal non-bankruptcy law, the issuance by the Westfield Group’s subsidiaries of the Guarantees could be subject to a court’s review. These courts could require Noteholders to return payments received from, or prevent payments being made by, a Subsidiary Guarantor in the event of the bankruptcy or other financial difficulty of that Subsidiary Guarantor. Under these laws, a guarantee could be avoided if the issuance of the guarantee is found to constitute a fraudulent conveyance. The issuance of a guarantee will generally be a fraudulent conveyance if the Subsidiary Guarantor issued the guarantee with the intent to hinder, delay or defraud its current or future creditors, or the Subsidiary Guarantor received less than reasonably equivalent value or fair consideration in return for the guarantee, and any of the following is also true:

•	the Subsidiary Guarantor was insolvent when it issued the guarantee or was rendered insolvent by reason of the guarantee;

•	the Subsidiary Guarantor was left with an unreasonably small amount of capital after issuing the guarantee; or

•	the Subsidiary Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

Even if a court determined that a Guarantor was not insolvent at the time the Notes were issued, payments under the Guarantees may constitute fraudulent transfers or preferences or may be otherwise avoided on other grounds. To the extent that the Guarantee of any of the Subsidiary Guarantors is voided as a fraudulent conveyance or otherwise held to be unenforceable, a claim by a Noteholder against that Subsidiary Guarantor could be lost or limited, and it could be required to return payments previously received from any such Subsidiary Guarantor.

Under Australian law, if an order to wind-up were to be made against any Guarantor and a liquidator was appointed for any such Guarantor, the liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of such Guarantor and for the repayment of money. These include transactions entered into within a specified period of the winding-up that a court considers uncommercial transactions or transactions entered into when winding-up is imminent that have the effect of preferring a creditor or creditors or otherwise defeating, delaying or interfering with the rights of creditors.

A liquidator has similar powers under New Zealand law to seek court orders, including orders to void certain transactions entered into prior to the commencement of liquidation of a Guarantor and for the repayment of money. These include transactions entered into within a specified period of the commencement of liquidation that involve the granting of security, are at undervalue or that have preferential effect and transactions made with an intent to prejudice a creditor.

In addition to the matters described above, under the laws of the jurisdictions where the Guarantors are organised, the Guarantees given by those other Guarantors may be set aside, subordinated or otherwise avoided by the application of fraudulent conveyance, financial assistance, bankruptcy, examination, insolvency and administration, statutory management, equitable subordination principles or other similar provisions or principles existing under the laws of the relevant jurisdiction, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. In addition, other debts and liabilities of those Guarantors, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the Guarantees in the event of administration or insolvency or statutory management or similar proceedings. If one or more of the Guarantees are set aside or otherwise avoided, a claim by a Noteholder against the Guarantors giving those Guarantees could be lost or limited and it is possible that it will only have a claim against the relevant Issuer and any remaining Guarantors.

Structural subordination of claims of Noteholders to other creditors

WHL is a holding company and substantially all of its operations are carried on through its subsidiaries. Its principal source of income is dividends, and its ability to meet its financial obligations is therefore dependent on the level of, dividends, loan repayments, distributions and other intercompany transfers of funds it receives from its subsidiaries. There is no contractual obligation for its subsidiaries to make regular dividend payments to it. In addition, the ability of the directors of a subsidiary of WHL to declare dividends or the amount of dividends they may pay will depend on that subsidiary’s operating results and will be subject to applicable laws and regulations. For example, under Australian law, a company may not pay a dividend unless it satisfies certain balance sheet solvency requirements, and under New Zealand law, distributions may only be paid if the directors of the subsidiary are satisfied on reasonable grounds that the subsidiary will, immediately after the distribution, satisfy a statutory solvency test.

Claims of creditors of WHL’s subsidiaries have priority as to the assets of such subsidiaries to the claims of WHL. Consequently, the claims of the holders of Notes issued by the relevant Issuer and guaranteed by WHL are structurally subordinated, in the event of the insolvency of WHL and its subsidiaries, to the claims of the creditors of subsidiaries of WHL (other than any of the Issuers and the Subsidiary Guarantors that are subsidiaries of WHL).

WML is the trustee and responsible entity of WT, and WAML is the trustee and responsible entity of WAT. All of the operations are conducted and assets are owned by each of the respective trusts and the subsidiaries of the respective trusts. WML and WAML, as Parent Guarantors, will only be able to satisfy the claims of its creditors, including claims of holders of the Notes issued by the Issuers and guaranteed by WML and WAML (as trustees and responsible entities of WT and WAT, respectively) under the Guarantees, out of the assets of the trusts, including any dividends, loan repayments, distributions or other intercompany transfers of funds that such trust receives from its subsidiaries. There is no contractual obligation for subsidiaries of WT or WAT to make regular dividend payments or distributions to the relevant responsible entity of WT or WAT. Claims of creditors of subsidiaries of the trusts have priority as to the assets of such subsidiaries to the claims of WML and WAML. Consequently, in the event of the insolvency of either WT or WAT, the claims of the holders of Notes issued by the relevant Issuer and guaranteed by WML and WAML (as trustees and responsible entities of WT and WAT, respectively) will be structurally subordinated to the claims of the creditors of subsidiaries of WT and WAT (other than any of the Issuers and the Subsidiary Guarantors that are subsidiaries of those trusts).

Ability of Issuers to repay Notes

Each Issuer is a subsidiary of one of WHL, WT and WAT. It is expected that substantially all of the assets of each of the Issuers will consist of loans to WHL, WT and WAT and their respective subsidiaries. Therefore, each of the Issuers is dependent on loan repayments or intercompany transfers of funds it receives from such entities to service and repay the Notes issued by it.

Rights of creditors of Westfield Group subsidiaries not guaranteeing the Notes

Not all of the current and future subsidiaries of WHL, WT or WAT will guarantee the Notes. In the event that any of these non-guaranteeing subsidiaries become insolvent, liquidate, reorganise, dissolve or otherwise wind up, the assets of those non-guaranteeing subsidiaries will be used first to satisfy the claims of their creditors. In addition, some of those subsidiaries which have not guaranteed the Notes are borrowers and on-lenders and guarantors under other financings to the Westfield Group. Consequently, claims of Noteholders will be structurally subordinated to all of the claims of the creditors of (including lenders to, or beneficiaries of guarantees given by) such non-guaranteeing subsidiaries.

Subsidiaries which are not Subsidiary Guarantors

If any subsidiary (other than an existing Subsidiary Guarantor) of any of the Parent Guarantors guarantees any indebtedness of any Parent Guarantor or any of their respective subsidiaries at any time before or subsequent to the date hereof, there are no provisions in the Terms and Conditions of the Notes which would require such subsidiary to become a Subsidiary Guarantor.

Noteholders will not be entitled to the benefits of the Master Negative Pledge Deed Poll and Master Guarantee Deed Poll

The Westfield Group was formed in July 2004 by the stapling of the ASX listed securities of WHL, WT and WAT (Stapling Transaction). In connection with the Stapling Transaction, WHL, WML and WAML entered into a Master Negative Pledge Deed Poll (Master Negative Pledge), which contains certain undertakings and financial covenants, representations and warranties by WHL and the Responsible Entities in respect of themselves and certain other controlled entities. See “Description of the Westfield Group – Business Strategy – Master Negative Pledge Deed Poll”. The Master Negative Pledge is given for the benefit of each present and future “finance party” of the Westfield Group. The term “finance party” is defined as any person designated as a finance party for the purposes of the Master Negative Pledge in a finance document. To the extent that a document relating to financing arrangements of the Westfield Group is designated as a finance document and the bank or financial institution providing such arrangements to the Westfield Group is designated a finance party, such bank or financial institution will be entitled to the benefits of the Master Negative Pledge. The holders of the Notes will not be designated as finance parties and, therefore, will not be entitled to the benefits of the Master Negative Pledge.

In addition to the Master Negative Pledge, WHL, WML and WAML and certain subsidiaries of WHL, WT and WAT (not including WEA and WALP but including the Issuers (other than WUKEF) and the Subsidiary Guarantors (other than WUKEF)) entered into a Master Guarantee Deed Poll (Master Guarantee) pursuant to which WHL, WML and WAML severally, and those subsidiaries, jointly and severally, agreed to unconditionally and irrevocably guarantee the monetary obligations of a “debtor” to a “guarantee beneficiary”. A “debtor” is defined as those finance subsidiaries of WHL, WT and WAT which are party to it: this includes some of the Issuers and Subsidiaries Guarantors, but also includes other subsidiaries of WHL, WT and WAT. As in the case of the Master Negative Pledge only persons given the benefit of the Master Guarantee can rely on it. The holders of Notes will not have the benefit of the Master Guarantee and accordingly will have no claim against those finance subsidiaries which are bound by the Master Guarantee but are not Issuers or Subsidiary Guarantors.

Limited liability of the Responsible Entities

Each Responsible Entity severally guarantees the obligations of the Issuers under the Notes solely in its capacity as responsible entity and trustee of the relevant trust (namely WT and WAT). The liability of each Responsible Entity in relation to its guarantee of the Notes is limited to and can be enforced against it only to the extent to which such liability can be satisfied out of the assets of the relevant trust from which the Responsible Entity is actually indemnified for the liability. None of the assets of a Responsible Entity (other than assets which are held by the Responsible Entity in its capacity as responsible entity and trustee of the relevant trust and out of which the Responsible Entity is actually indemnified for the liability and which are available to the Responsible Entity in accordance with the terms of the constitution of the relevant trust to meet its obligations in relation to its guarantee of Notes) are available to meet claims under the guarantee of the Notes given by that Responsible Entity.

In addition, each Responsible Entity is not entitled to indemnification out of the assets of the relevant trust (and therefore an investor’s ability to recover amounts owing under the guarantee of the Notes given by the Responsible Entity will be limited to an action against the personal assets of the Responsible Entity) if the Responsible Entity acts fraudulently, negligently or breaches its duty with respect to the relevant trust (whether or not such breach is in respect of the guarantee of the Notes given by the Responsible Entity). Each Responsible Entity is not liable to satisfy any obligation or liability from its personal assets, except to the extent that the obligation or liability is not satisfied because there is a reduction in the extent of the Responsible Entity’s indemnification out of the assets of the relevant trust as a result of any fraud, negligence or breach of duty on the part of the Responsible Entity. See “Terms and Conditions of the Notes”.

Redemption for tax reasons

In the event that the relevant Issuer, or where the Guarantors are unable for reasons outside their control to procure payment by the relevant Issuer, the Guarantors, would be obliged to increase the amounts payable in respect of any Notes due to any amendment to or change in the laws or regulations of any Relevant Taxing Jurisdiction, or any change in the application or official interpretation of such laws or regulations, and such obligation cannot be avoided by the relevant Issuer or the Guarantors taking commercially reasonable measures available to them, the relevant Issuer may redeem all outstanding Notes in accordance with the Conditions. Further, Condition 3 allows both for the release of Subsidiary Guarantors and the addition of new Parent Guarantors and Subsidiary Guarantors in certain circumstances. Accordingly, the identity of the Relevant Taxing Jurisdiction for Notes may change over time and a redemption of Notes for tax reasons prior to maturity may be more likely to be triggered in the future as a result of such changes.

Events of Default

Before the Trustee can accelerate the Notes following the occurrence of certain of the Events of Default, it must certify that the occurrence of such event is materially prejudicial to the interests of the Noteholders. If the relevant Event of Default concerns a breach of any of the covenants in Condition 4 “Financial Covenants”, the Trustee must certify that the occurrence of such event is materially prejudicial to the interests of the Noteholders before the Trustee could accelerate the Notes.

Modification, waivers and substitution

The Terms and Conditions of the Notes contain provisions for calling meetings of Noteholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all Noteholders including Noteholders who did not attend and vote at the relevant meeting and Noteholders who voted in a manner contrary to the majority.

The Terms and Conditions of the Notes also provide that the Trustee may, without the consent of Noteholders, agree to (i) any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of the provisions of Notes or (ii) determine without the consent of the Noteholders that any Event of Default or Potential Event of Default shall not be treated as such. The Terms and Conditions of the Notes also provide that the Trustee shall, without the consent of Noteholders, agree to the substitution of another company that is a member of the Westfield Group as principal debtor under any Notes in place of any one or more Issuers, in the circumstances described in Condition 17.

EU Savings Directive

Under European Council Directive 2003/48/EC of 3 June 2003 (Directive 2003/48/EC) on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest or similar income (similar income for this purpose includes, but is not limited to, payments on redemption of the Notes representing any discount on the issue of the Notes or any premium payable on redemption) paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State or certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries), deducting tax at a rate of 35 per cent. A number of non-EU countries and territories, including Switzerland, have adopted similar measures (a withholding system in the case of Switzerland).

The European Commission has proposed certain amendments to Directive 2003/48/EC, which may, if implemented, amend or broaden the scope of the requirements described above.

If a payment were to be made or collected through a Member State which has opted for a withholding system, or through a non-EU country or territory which has adopted measures implementing, complying with or introduced in order to conform to Directive 2003/48/EC and has opted for a withholding system, and an amount of, or in respect of, tax were to be withheld from that payment, neither the relevant Issuer nor any Paying Agent nor any other person would be obliged to pay additional amounts with respect to any Notes as a result of the imposition of such withholding tax. Each Issuer will be required to maintain a Paying Agent in a Member State that is not obliged to withhold or deduct tax pursuant to the Directive 2003/48/EC.

Notes where denominations involve integral multiples: definitive Notes

In relation to any Notes issued which have denominations consisting of a minimum Specified Denomination, plus one or more higher integral multiples of another smaller amount, it is possible that such Notes may be traded in amounts that are not integral multiples of such minimum Specified Denomination. In such a case a holder who, as a result of trading such amounts, holds an amount which is less than the minimum Specified Denomination in his account with the relevant clearing system at the relevant time may not receive a definitive Note in respect of such holding (should definitive Notes be printed) and would need to purchase a nominal amount of Notes such that its holding amounts to the Specified Denomination.

If definitive Notes are issued, holders should be aware that definitive Notes which have a denomination that is not an integral multiple of the minimum Specified Denomination may be illiquid and difficult to trade.

Change of law

The Terms and Conditions of the Notes are based on English law in effect as at the date of this Offering Circular. No assurance can be given as to the impact of any possible judicial decision or change to English law or administrative practice after the date of this Offering Circular.

U.S. Foreign Account Tax Compliance Withholding

Pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (FATCA) or similar law implementing an intergovernmental approach to FATCA, the relevant Issuer or the relevant Guarantor and other non-U.S. financial institutions through which payments on the Notes are made may be required to withhold U.S. tax at a rate of 30 per cent. on all, or a portion of, payments made on or after 1 January, 2017 in respect of (i) any Notes issued on or after 1 January, 2013 and (ii) any Notes which are treated as equity for U.S. federal tax purposes, whenever issued. This withholding tax may be triggered if (i) the relevant Issuer or the relevant Guarantor is a foreign financial institution (FFI) (as defined in FATCA) which enters into and complies with an agreement with the U.S. Internal Revenue Service (IRS) to provide certain information on its account holders (making the relevant Issuer or the relevant Guarantor a Participating FFI), (ii) the relevant Issuer or the relevant Guarantor has a positive “passthru payment percentage” (as calculated pursuant to FATCA), and (iii) (a) an investor does not provide information sufficient for the relevant Participating FFI to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States Account” of such relevant Issuer or such relevant Guarantor, or (b) any FFI, that is an investor, or through which payment on such Notes is made is not a Participating FFI.

The application of FATCA to interest, principal or other amounts paid with respect to the Notes is not clear. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest, principal or other payments on the Notes, none of the relevant Issuer, the relevant Guarantor, any paying agent or any other person would, pursuant to the conditions of the Notes be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may, if FATCA is implemented as currently proposed by the IRS, receive less interest or principal than expected. Holders of Notes should consult their own tax advisers on how these rules may apply to payments they receive under the Notes.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on proposed regulations and official guidance that is subject to change. The application of FATCA to Notes issued on or after 1 January, 2013 (or whenever issued, in the case of Notes treated as equity for U.S. federal tax purposes) may be addressed in the relevant Final Terms or a supplement to the Prospectus, as applicable.

Risks related to the market generally

Set out below is a brief description of the principal market risks, including liquidity risk, exchange rate risk, interest rate risk and credit risk:

The secondary market generally

Notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be very liquid. Therefore, investors may not be able to sell their Notes easily, at favourable prices or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for Notes that are especially sensitive to interest rate, currency or market risks, are possibly designed for specific investment objectives or strategies or have been structured to meet the investment requirements of limited categories of investors. These types of Notes generally would have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a severely adverse effect on the market value of Notes and its determination.

Prior to their maturity, the secondary market value of Notes may also be influenced by many factors including, without limitation, the operating performance of the Westfield Group, prevailing interest rates, market sentiment or risk aversion generally which may be associated with events such as the recent European sovereign debt crisis.

Exchange rate risks and exchange controls

The relevant Issuer will pay principal and interest on the Notes and the Guarantors will make any payments under the Guarantee in the Specified Currency. This may present certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the Investor’s Currency) other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease (1) the Investor’s Currency-equivalent yield on the Notes, (2) the Investor’s Currency-equivalent value of the principal payable on the Notes and (3) the Investor’s Currency-equivalent market value of the Notes.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less interest or principal than expected, or no interest or principal.

Interest rate risks

Investment in Fixed Rate Notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the Fixed Rate Notes.

Credit ratings may not reflect all risks

One or more credit rating agencies may assign credit ratings to the Notes. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended), subject to transitional provisions that apply in certain circumstances whilst the registration application is pending. Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an EU-registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended). The list of registered and certified rating agencies published by the European Securities and Markets Authority (ESMA) on its website in accordance with the CRA Regulation is not conclusive evidence of the status of the relevant rating agency included in such list, as there may be delays between certain supervisory measures being taken against a relevant rating agency and the publication of the updated ESMA list. Certain information with respect to the credit rating agencies and ratings is set out on page 2 of this Offering Circular and will be disclosed in the applicable Final Terms.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents which have previously been published or are published simultaneously with this Offering Circular and have been filed with the Financial Services Authority shall be incorporated in, and form part of, this Offering Circular (excluding in each case any information incorporated by reference into such documents):

(a)	Westfield Group’s Annual Report for its financial year ended 31 December 2010 which includes its audited consolidated financial statements and related notes as at, and for the financial year ended, 31 December 2010 (including the audit report issued in respect thereof); and

(b)	Westfield Group’s Annual Report for its financial year ended 31 December 2011 which includes its audited consolidated financial statements and related notes as at, and for the financial year ended, 31 December 2011 (including the audit report issued in respect thereof).

Following the publication of this Offering Circular a supplement may be prepared by the Issuers and approved by the UK Listing Authority in accordance with Article 16 of the Prospectus Directive. Statements contained in any such supplement (or contained in any document incorporated by reference therein) shall, to the extent applicable (whether expressly, by implication or otherwise), be deemed to modify or supersede statements contained in this Offering Circular or in a document which is incorporated by reference in this Offering Circular. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Offering Circular.

Copies of documents incorporated by reference in this Offering Circular can be obtained from the website of the London Stock Exchange and from the specified office of the Agent.

The Issuers and the Guarantors will, in the event of any significant new factor, material mistake or inaccuracy relating to information included in this Offering Circular which is capable of affecting the assessment of any Notes, prepare a supplement to this Offering Circular or publish a new Offering Circular for use in connection with any subsequent issue of Notes.

FORM OF THE NOTES

Each Tranche of Notes will be in bearer form and will be initially issued in the form of a temporary global note (a Temporary Global Note), which will be delivered on or prior to the original issue date of the Tranche to a common depositary (the Common Depositary) for, Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg).

Whilst any Note is represented by a Temporary Global Note, payments of principal, interest (if any) and any other amount payable in respect of the Notes due prior to the Exchange Date (as defined below) will be made (against presentation of the Temporary Global Note) only to the extent that certification (in a form to be provided) to the effect that the beneficial owners of interests in such Note are not U.S. persons or persons who have purchased for resale to any U.S. person, as required by U.S. Treasury regulations, has been received by Euroclear and/or Clearstream, Luxembourg and Euroclear and/or Clearstream, Luxembourg, as applicable, has given a like certification (based on the certifications it has received) to the Agent. Such certifications will not be required for U.S. tax purposes for Notes with a maturity of one year or less.

On and after the date (the Exchange Date) which is specified in the applicable Final Terms, interests in such Temporary Global Note will be exchanged (free of charge) for interests in a permanent global Note (a Permanent Global Note) of the same Series against certification of beneficial ownership as described and when required above unless such certification has already been given. The holder of a Temporary Global Note will not be entitled to collect any payment of interest, principal or other amount due on or after the Exchange Date unless, upon due certification, exchange of the Temporary Global Note for an interest in a Permanent Global Note is improperly withheld or refused.

Payments of principal, interest (if any) or any other amounts on a Permanent Global Note will be made through Euroclear and/or Clearstream, Luxembourg (against presentation or surrender (as the case may be) of the Permanent Global Note).

A Permanent Global Note will be exchangeable following the Exchange Date (free of charge), in whole but not in part, for definitive Notes with, where applicable, receipts, interest coupons and talons attached either (a) within 60 days following the written notice of any holder of an interest in a Permanent Global Note of its election for such exchange delivered to the Agent in accordance with Condition 16 or (b) upon the occurrence of an Exchange Event. For these purposes, Exchange Event means that (i) an Event of Default (as defined in Condition 11) has occurred and is continuing, (ii) the relevant Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available or (iii) if the relevant Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any Relevant Taxing Jurisdiction which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Authorised Officers (as defined in the Trust Deed) of any relevant Issuer is delivered to the Trustee. The relevant Issuer will promptly give notice to Noteholders in accordance with Condition 16 if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in such Permanent Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the relevant Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Agent.

If a definitive Note is issued prior to the first Interest Payment Date for a Tranche of Notes, the recipient of each definitive Note shall make United States tax representations substantially identical to those to those described above, as of the date of the issuance of the definitive Note, with appropriate modifications to take into account the fact that the issuance is of a definitive Note (as opposed to a Temporary or Permanent Global Note). Such representations shall be in form and substance reasonably satisfactory to the relevant Issuer and shall be made to the relevant Issuer.

The following legend will appear on all Notes (and on all receipts, interest coupons and talons relating to such Notes) with a maturity of more than one year:

“ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.”

The sections referred to generally provide that United States holders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition, redemption or payment of principal in respect of such Notes, receipts or interest coupons.

Notes which are represented by a Global Note will only be transferable in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

Pursuant to the Agency Agreement (as defined under “Terms and Conditions of the Notes”), the Agent shall arrange that, where a further Tranche of Notes is issued which is intended to form a single Series with an existing Tranche of Notes, the Notes of such further Tranche shall be assigned a common code and ISIN which are different from the common code and ISIN assigned to Notes of any other Tranche of the same Series until at least the expiry of the distribution compliance period (as defined in Regulation S under the Securities Act) applicable to the Notes of such Tranche.

Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms or as may otherwise be approved by the Issuers, the Agent and the Trustee.

APPLICABLE FINAL TERMS

Set out below is the form of Final Terms which will be completed for each Tranche of Notes issued under the Programme.

[Date]

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield UK & Europe Finance plc]

[WT Finance (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s, on a joint and several basis]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

under the U.S.$10,000,000,000

Euro Medium Term Note Programme

Guaranteed on a several basis by each of

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

and

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Offering Circular dated 27 June 2012 which[, as supplemented by a supplement to the Offering Circular dated [date of supplement] (the Supplement),] constitutes a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Offering Circular[, as so supplemented]. Full information on the Issuer[s], the Guarantors and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Offering Circular[, as so supplemented]. The Offering Circular [is/and the Supplement are] available for viewing [at [website]] [and] during normal business hours at [address] [and copies may be obtained from [address]].

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or subparagraphs. Italics denote directions for completing the Final Terms.]

[When adding any other final terms or information consideration should be given as to whether such terms or information constitute “significant new factors” and consequently trigger the need for a new Offering Circular or a supplement to the Offering Circular under Article 16 of the Prospectus Directive.]

[If the Notes have a maturity of less than one year from the date of their issue, the minimum denomination may need to be £100,000 or its equivalent in any other currency.]

1.	(a)	Issuer[s]:	[WT Finance (Aust) Pty Limited]
[Westfield Finance (Aust) Limited]
[WFA Finance (Aust) Pty Limited]
[Westfield UK & Europe Finance plc]
[WT Finance (NZ) Limited]
[Westfield Finance (NZ) Limited]
[as Issuer[s], on a joint and several basis]

	(b)	Guarantors:	Westfield Holdings Limited;
Westfield Management Limited in its capacity as
responsible entity and trustee of Westfield Trust;
and
Westfield America Management Limited in its capacity as
responsible entity and trustee of Westfield America Trust
as Parent Guarantors, on a several basis
and
WEA Finance LLC
[WT Finance (Aust) Pty Limited]
[Westfield Finance (Aust) Limited]
[WFA Finance (Aust) Pty Limited]
[Westfield UK & Europe Finance plc]
[WT Finance (NZ) Limited]
[Westfield Finance (NZ) Limited]
as Subsidiary Guarantors, on a joint and several basis

2.	(a)	Series Number:	[ ]

	(b)	Tranche Number:	[ ]
(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible)

3.	Specified Currency or Currencies:		[ ]

4.	Aggregate Nominal Amount:

	(a)	Series:	[ ]

	(b)	Tranche:	[ ]

5.	Issue Price:		[ ] per cent. of the Aggregate Nominal Amount [plus accrued interest from [insert date] (if applicable)]

6.	(a)	Specified Denominations:	[ ]

(If the Specified Denomination is expressed to be €100,000 or its equivalent and multiples of a lower nominal amount (e.g. €1,000) insert the following sample wording:

“[€100,000] and integral multiples of [€1,000] in excess thereof up to and including [€199,000]. No Definitive Notes will be issued with a Specified Denomination above [€199,000]”)

(N.B. If an issue of Notes is (i) NOT admitted to trading on an European Economic Area exchange; and (ii) only offered in the European Economic Area in circumstances where a prospectus is not required to be published under the Prospectus Directive the €100,000 minimum denomination is not required.)

	(b)	Calculation Amount:	[ ]
(If only one Specified Denomination, insert the Specified Denomination.

If more than one Specified Denomination, insert the highest common factor. Note: There must be a common factor in the case of two or more Specified Denominations.)

7.	(a)	Issue Date:	[ ]

	(b)	Interest Commencement Date:	[specify/Issue Date/Not Applicable]

(N.B. An Interest Commencement Date will not be relevant for certain Notes, for example Zero Coupon Notes.)

8.	Maturity Date:		[Fixed rate – specify date/Floating rate – Interest Payment Date falling in or nearest to [specify month]]

9.	Interest Basis:		[[ ] per cent. Fixed Rate]
[[LIBOR/EURIBOR] +/– [ ] per cent. Floating Rate]
[Zero Coupon]
[Index Linked Interest]
[Dual Currency Interest]
[specify other]

(further particulars specified below)

10.	Redemption/Payment Basis:		[Redemption at par]
[Index Linked Redemption]
[Dual Currency Redemption]
[Partly Paid]
[Instalment]
[specify other]

(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.)

11.	Change of Interest Basis or Redemption/Payment Basis:		[Specify details of any provision for change of Notes into another Interest Basis or Redemption/Payment Basis]

12.	Put/Call Options:		[Investor Put]
[Issuer Call]
[(further particulars specified below)]

13.	(a)	Status of the Notes:	Senior

	(b)	Status of the Guarantees:	Senior

	(c)	Date[s] Board (or similar) authorisation[s] for issuance of Notes obtained for [the] [each] Issuer:	[ ] [and [ ], respectively] (N.B. Board (or similar) authorisation is required for each Issuer of Notes)
	(d)	Financial Covenants:

		(i) Condition 4(i):	[Applicable/Not Applicable]

		[Net Assets Percentage:]	[[ ] per cent.] (Delete if “Not Applicable” is specified above)

		(ii) Condition 4(ii):	[Applicable/Not Applicable]

		[Secured Debt Percentage:]	[[ ] per cent.] [(Delete if “Not Applicable” is specified above)]

		(iii) Condition 4(iii):	[Applicable/Not Applicable]

		[EBITDA: Interest Expense Ratio:]	[[ ]:1.00] (Delete if “Not Applicable” is specified above)

		(iv) Condition 4(iv):	[Applicable/Not Applicable]

		[Unencumbered Assets Percentage:]	[[ ] per cent.] (Delete if “Not Applicable” is Percentage:] specified above)

14.	Method of distribution:		[Syndicated/Non-syndicated]
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
15.	Fixed Rate Note Provisions:		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Rate(s) of Interest:	[ ] per cent. per annum [payable [annually/semi annually/quarterly/other (specify)] in arrear] (If payable other than annually, consider amending Condition 6)

	(b)	Interest Payment Date(s):	[[ ] in each year up to and including the Maturity Date]/[specify other]
(N.B. This will need to be amended in the case of long or short coupons)

	(c)	Fixed Coupon Amount(s):	[ ] per Calculation Amount
(Applicable to Notes in definitive form.)

	(d)	Broken Amount(s):	[ ] per Calculation Amount, payable on the Interest
		(Applicable to Notes in definitive form.)	Payment Date falling [in/on] [ ]

	(e)	Day Count Fraction:	30/360 or Actual/Actual (ICMA) or [specify other]

	(f)	Determination Date(s):	[ ] in each year

(Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon

N.B. This will need to be amended in the case of regular interest payment dates which are not of equal duration

N.B. Only relevant where Day Count Fraction is Actual/Actual (ICMA))

	(g)	Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/Give details]

16.	Floating Rate Note Provisions		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Specified Period(s)/Specified Interest Payment Dates:	[ ]

(b)	First Interest Payment Date:	[ ]

(c)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/[specify other]]

(d)	Additional Business Centre(s):	[ ]

(e)	Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ISDA Determination/specify other]

(f)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[ ]

(g)	Screen Rate Determination:

	• Reference Rate:	[ ]
(Either LIBOR, EURIBOR or other, although additional information is required if other – including fallback provisions in the Agency Agreement)

	• Interest Determination Date(s):	[ ]
(Second London business day prior to the start of each Interest Period if LIBOR (other than Sterling or euro LIBOR), first day of each Interest Period if Sterling LIBOR and the second day on which the TARGET2 System is open prior to the start of each Interest Period if EURIBOR or euro LIBOR)

	• Relevant Screen Page:	[ ]
(In the case of EURIBOR, if not Reuters EURIBOR01 ensure it is a page which shows a composite rate or amend the fallback provisions appropriately)
(h)	ISDA Determination:

	• Floating Rate Option:	[ ]

	• Designated Maturity:	[ ]

	• Reset Date:	[ ]

(i)	Margin(s):	[+/–] [ ] per cent. per annum

(j)	Minimum Rate of Interest:	[ ] per cent. per annum

(k)	Maximum Rate of Interest:	[ ] per cent. per annum

(l)	Day Count Fraction:	[Actual/Actual or Actual/Actual (ISDA)
Actual/365 (Fixed)
Actual/365 (Sterling)
Actual/360
30/360 or 360/360 or Bond Basis
30E/360 or Eurobond Basis
30E/360 (ISDA)
Other]
(See Condition 6 for alternatives)

(m)	Fallback provisions, rounding provisions and any other terms relating to the method of calculating interest on Floating Rate Notes, if different from those set out in the Conditions:	[ ]

17.	Zero Coupon Note Provisions:		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Accrual Yield:	[ ] per cent. per annum

	(b)	Reference Price:	[ ]

	(c)	Any other formula/basis of determining amount payable:	[ ]

	(d)	Day Count Fraction in relation to Early Redemption Amounts and late payment:	[Conditions 8.5(c) and 8.10 apply/specify other] (Consider applicable day count fraction if not U.S. dollar denominated)

18.	Index Linked Interest Note Provisions:		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.)

	(a)	Index/Formula:	[give or annex details]

	(b)	Party responsible for calculating the Rate of Interest (if not the Calculation Agent) and Interest Amount (if not the Agent):	[ ]

	(c)	Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:	[need to include a description of market disruption or settlement disruption events and adjustment provisions]

	(d)	Specified Period(s)/Specified	[ ]
Interest Payment Dates:

	(e)	Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/specify other]

	(f)	Additional Business Centre(s):	[ ]

	(g)	Minimum Rate of Interest:	[ ] per cent. per annum

	(h)	Maximum Rate of Interest:	[ ] per cent. per annum

	(i)	Day Count Fraction:	[ ]

19.	Dual Currency Interest Note Provisions		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.)

	(a)	Rate of Exchange/method of calculating Rate of Exchange:	[give or annex details]

	(b)	Party, if any, responsible for calculating the principal and/or interest due (if not the Agent):	[ ]

	(c)	Provisions applicable where calculation by reference to Rate of Exchange impossible or impracticable:	[need to include a description of market disruption or settlement disruption events and adjustment provisions]

	(d)	Person at whose option Specified Currency(ies) is/are payable:	[ ]

PROVISIONS RELATING TO REDEMPTION

20.	Issuer Call:		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Optional Redemption Date(s):	[ ]

	(b)	Optional Redemption Amount and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

	(c)	If redeemable in part:

		(i) Minimum Redemption Amount:	[ ]

		(ii) Maximum Redemption Amount:	[ ]

	(d)	Notice period (if other than as set out in the Conditions):	[ ]

(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer[s] are advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer[s] and the Agent or Trustee)

21.	Investor Put:		[Applicable/Not Applicable]
(If not applicable, delete the remaining subparagraphs of this paragraph)

	(a)	Optional Redemption Date(s):	[ ]

	(b)	Optional Redemption Amount and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

	(c)	Notice period (if other than as set out in the Conditions):	[ ]
(N.B. If setting notice periods which are different to those provided in the Conditions, the Issuer[s] are advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the Issuer[s] and the Agent or Trustee)

22.	Final Redemption Amount:		[ ] per [Calculation Amount/specify other/see Appendix]
(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.)

23.	Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 8.5):		[ ] per [Calculation Amount/specify other/see Appendix]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes:

	(a) Form:	Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes on 60 days’ notice given at any time and upon an Exchange Event

	(b) Exchange Date:	[ ]

25.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	[Not Applicable/give details] (Note that this paragraph relates to the place of payment and not Interest Period end dates to which sub-paragraphs 16(d) and 18(f) relate)

26.	Talons for future Coupons or Receipts to be attached to Definitive Notes (and dates on which such Talons mature):	[Yes/No. If yes, give details]

27.	Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences of failure to pay, including any right of the Issuer[s] to forfeit the Notes and interest due on late payment:	[Not Applicable/give details. N.B. a new form of Temporary Global Note and Permanent Global Note may be required for Partly Paid issues]

28.	Details relating to Instalment Notes:

	(a) Instalment Amount(s):	[Not Applicable/give details]

	(b) Instalment Date(s):	[Not Applicable/give details]

29.	Redenomination applicable:	Redenomination [not] applicable
(if Redenomination is applicable, specify the terms of the redenomination in an Annex to the Final Terms)

30.	Other final terms:	[Not Applicable/give details]

[(When adding any other final terms consideration should be given as to whether such terms constitute “significant new factors” and consequently trigger the need for a new Offering Circular or a supplement to the Offering Circular under Article 16 of the Prospectus Directive.)]

DISTRIBUTION

31.	(a) If syndicated, names of Managers:	[Not Applicable/give names]

	(b) Stabilising Manager(s) (if any):	[Not Applicable/give name]

32.	If non-syndicated, name of relevant Dealer:	[Not Applicable/give name]

33.	U.S. Selling Restrictions:	[Reg. S Compliance Category; TEFRA D applicable]

34.	Additional selling restrictions:	[Not Applicable/give details]

PURPOSE OF FINAL TERMS

These Final Terms comprise the final terms required for issue [and admission to trading on [specify relevant regulated market (for example the London Stock Exchange’s regulated market) and, if relevant, admission to an official list (for example, the Official List of the UK Listing Authority)]] of the Notes described herein pursuant to the U.S.$10,000,000,000 Euro Medium Term Note Programme of WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield UK & Europe Finance plc, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited.

RESPONSIBILITY

The Issuer[s] and each Guarantor accepts responsibility for the information contained in these Final Terms. [[Relevant third party information, for example in compliance with Annex XII to the Prospectus Directive Regulation in relation to an index or its components] has been extracted from [specify source]]. The Issuer[s] confirm[s] that such information has been accurately reproduced and that, so far as [it/they] are aware and are able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.

Signed on behalf of the Issuer[s]:	Signed on behalf of the Guarantors:

By:	By:
Duly authorised	Duly authorised

PART B – OTHER INFORMATION

1.	LISTING AND ADMISSION TO TRADING

(i) Listing and admission to trading:

[Application has been made by the Issuer[s] (or on [its/their] behalf) for the Notes to be admitted to trading on [specify relevant regulated market (for example the London Stock Exchange’s regulated market) and, if relevant, admission to an official list (for example, the Official List of the UK Listing Authority)] with effect from [        ].] [Application is expected to be made by the Issuer[s] (or on [its/their] behalf) for the Notes to be admitted to trading on [specify relevant regulated market (for example the London Stock Exchange’s regulated market) and, if relevant, admission to an official list (for example, the Official List of the UK Listing Authority)] with effect from [        ].]

[Not Applicable.]

(ii) Estimate of total expenses related to admission to trading:	[ ]

2.	RATINGS

Ratings:	[The Notes to be issued [[have been]/[are expected to be]] rated [insert details] by [insert the legal name of the relevant credit rating agency entity(ies)].]

(The above disclosure should reflect the rating allocated to Notes of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)

[[Insert the legal name of the relevant credit rating agency entity] is established in the European Union and is registered under Regulation (EC) No. 1060/2009 (as amended). As such [insert the legal name of the relevant credit rating agency entity] is included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with such Regulation.]

[[Insert the legal name of the relevant non-EU credit rating agency entity] is not established in the European Union and has not applied for registration under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation), but it [is]/[has applied to be] certified in accordance with the CRA Regulation [[EITHER:] and it is included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with the CRA Regulation] [[OR:] although notification of the corresponding certification decision has not yet been provided by the European Securities and Markets Authority and [insert the legal name of the relevant non-EU credit rating agency entity] is not included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with the CRA Regulation].]

[[Insert the legal name of the relevant non-EU credit rating agency entity] is not established in the European Union and has not applied for registration under Regulation (EC)

No. 1060/2009 (as amended) (the CRA Regulation). The ratings have been endorsed by [insert the legal name of the relevant EU-registered credit rating agency entity] in accordance with the CRA Regulation. [Insert the legal name of the relevant EU-registered credit rating agency entity] is established in the European Union and registered under the CRA Regulation. As such [insert the legal name of the relevant EU credit rating agency entity] is included in the list of credit rating agencies published by the European Securities and Markets Authority (ESMA) on its website in accordance with the CRA Regulation. ESMA has indicated that ratings issued in [Japan/Australia/the USA/Canada/Hong Kong/Singapore/Argentina/Mexico/ Brazil (delete as appropriate)] which have been endorsed by [insert the legal name of the relevant EU CRA entity that applied for registration] may be used in the EU by the relevant market participants.]

[[Insert the legal name of the relevant non-EU credit rating agency entity] is not established in the European Union and is not registered in accordance with Regulation (EC) No. 1060/2009 (as amended). [Insert the legal name of the relevant non-EU credit rating agency entity] is therefore not included in the list of credit rating agencies published by the European Securities and Markets Authority on its website in accordance with such Regulation.]

3.	INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

[Save for any fees payable to the [Managers/Dealer], so far as the Issuer[s] [is/are] aware, no person involved in the issue of the Notes has an interest material to the offer. — Amend as appropriate if there are other interests]

[(When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a new Offering Circular or a supplement to the Offering Circular under Article 16 of the Prospectus Directive.)]

4.	REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES (Derivative securities only)

[(i) Reasons for the offer	[ ]

[(ii)] Estimated net proceeds:	[ ]

[(iii)] Estimated total expenses:	[ ]]

(N.B.: If the Notes are derivative securities to which Annex XII of the Prospectus Directive Regulation applies (i) above is required where the reasons for the offer are different from making profit and/or hedging certain risks and, where such reasons are inserted in (i), disclosure of net proceeds and total expenses at (ii) and (iii) above are also required.)

5.	YIELD (Fixed Rate Notes only)

Indication of yield:	[ ]

The yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

6.	PERFORMANCE OF INDEX/FORMULA AND OTHER INFORMATION CONCERNING THE UNDERLYING (Index-linked Notes only)

[Need to include details of where past and future performance and volatility of the index/formula can be obtained.]

[Where the underlying is an index need to include the name of the index and a description if composed by the Issuer[s] and if the index is not composed by the Issuer[s] need to include details of where the information about the index can be obtained.]

[(When completing this paragraph, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a new Offering Circular or a supplement to the Offering Circular under Article 16 of the Prospectus Directive.)]

The Issuer[s] [intend[s] to provide post-issuance information [specify what information will be reported and where it can be obtained]] [do not intend to provide post-issuance information].

(N.B. The above applies if the Notes are derivative securities to which Annex XII of the Prospectus Directive Regulation applies.)

7.	PERFORMANCE OF RATE[S] OF EXCHANGE (Dual Currency Notes only)

[Need to include details of where past and future performance and volatility of the relevant rates can be obtained.]

(N.B. The above applies if the Notes are derivative securities to which Annex XII of the Prospectus Directive Regulation applies.)

[(When completing this paragraph, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a new Offering Circular or a supplement to the Offering Circular under Article 16 of the Prospectus Directive.)]

8.	OPERATIONAL INFORMATION

(i)	ISIN:	[ ]

(ii)	Common Code:	[ ]

(iii)	Any clearing system(s) other than Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]

(iv)	Delivery:	Delivery [against/free of] payment

(v)	Names and addresses of initial Paying Agent(s):	[ ]

(vi)	Names and addresses of additional Paying Agent(s) (if any):	[ ]

TERMS AND CONDITIONS OF THE NOTES

The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the relevant Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Final Terms which will specify which of such terms are to apply in relation to the relevant Notes.

This Note is one of a Series (as defined below) of Notes issued by one or more of WT Finance (Aust) Pty Limited (WT Finance), Westfield Finance (Aust) Limited (WFAL), WFA Finance (Aust) Pty Limited (WFAF), Westfield UK & Europe Finance plc (WUKEF), WT Finance (NZ) Limited (WT Finance NZ) and Westfield Finance (NZ) Limited (WFNZ) (WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ together the Issuers and each an Issuer), as specified in the applicable Final Terms, and constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 13 December 2007 as amended and restated on 27 June 2012 and made between, inter alia, the Issuers, Westfield Holdings Limited, Westfield Management Limited (WML) in its capacity as the responsible entity and trustee of Westfield Trust, Westfield America Management Limited (WAML) in its capacity as the responsible entity and trustee of Westfield America Trust (each a Parent Guarantor and together, the Parent Guarantors), WEA Finance LLC and Deutsche Trustee Company Limited (the Trustee, which expression shall include any successor as Trustee).

References herein to the relevant Issuer shall be references to whichever of one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms and references herein to any relevant Issuer shall be references to any of them. References herein to the Subsidiary Guarantors shall be references to WEA Finance LLC and each of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and WFNZ which is not specified as an Issuer in relation to the Notes in the applicable Final Terms (the Subsidiary Guarantors and the Parent Guarantors being together referred to as the Guarantors).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)	in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(b)	any Global Note; and

(c)	any definitive Notes issued in exchange for a Global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement dated 27 June 2012 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) and made between the Issuers, the Guarantors, the Trustee, Deutsche Bank AG, London Branch as issuing and principal paying agent and agent bank (the Agent, which expression shall include any successor agent, and, together with any additional paying agents, the Paying Agents, which expression shall include any successor paying agents).

Interest bearing definitive Notes have interest coupons (Coupons) and, if indicated in the applicable Final Terms, talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (Receipts) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which supplement these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the applicable Final Terms are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the Noteholders, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the Receiptholders) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee being at 27 June 2012 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom and at the specified office of the Agent. Copies of the applicable Final Terms are available for viewing on the website of the London Stock Exchange and at the specified office of the Agent and copies may be obtained from that office save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

1.	FORM, DENOMINATION AND TITLE

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in the Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The relevant Issuer, the Guarantors, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph, and no person shall be liable for so treating any such bearer.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Guarantors, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, the Guarantors, any Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms or as may otherwise be approved by the relevant Issuer, the Agent and the Trustee.

2.	STATUS OF THE NOTES

The Notes and any relative Receipts and Coupons constitute (subject to Condition 5) unsecured and unsubordinated obligations of the relevant Issuer and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the relevant Issuer subject to laws affecting the rights of the creditors generally.

3.	GUARANTEES

3.1	General

Pursuant to the Trust Deed, the Parent Guarantors have severally, but not jointly, and the Subsidiary Guarantors have jointly and severally, guaranteed the due payment of all amounts expressed to be payable by the relevant Issuer under or pursuant to the Notes or the Trust Deed (the Guarantees).

Each of the Guarantees is an unsecured (subject to Condition 5) and unsubordinated debt obligation of each Guarantor and will, subject to the limitation expressed below and laws affecting the rights of creditors generally, rank at least equally in right of payment with all existing and future unsecured debt of such Guarantor. Furthermore, each of the Guarantors shall be subrogated to all rights of the Trustee and each holder of Notes, Receipts and Coupons against the relevant Issuer in respect of any amounts paid to such holder by such Guarantor pursuant to the provisions of the Guarantee provided by such Guarantor. No Guarantor can enforce or receive payments based upon such subrogation right until all guaranteed obligations then due and payable have been paid in full in cash. If the relevant Issuer pays an amount to a Guarantor but does not pay amounts which are then due and payable to the holders of Notes, Receipts or Coupons, then (i) if the relevant Guarantor is WT Finance, WFAL, WFAF, WT Finance NZ or WFNZ, such Guarantor shall pay over to the Trustee all such amounts until the guaranteed obligations are discharged in full and until such payments are made shall hold such money on trust for the benefit of holders of Notes, Receipts or Coupons in an amount not exceeding the guaranteed obligations then outstanding, and (ii) any other Guarantor shall hold such paid amount in trust for the benefit of such holder of Notes, Receipts or Coupons and shall pay all such amounts over to the Trustee. For the avoidance of doubt, sub-clause (i) is not intended to create a security interest for the purposes of the Personal Property Securities Act 1999 (New Zealand) or the Personal Property Securities Act 2009 (Cth) (Australia).

WML and WAML, each of which is a Parent Guarantor under the Trust Deed, have entered into the Trust Deed only in their capacity as the responsible entities and trustees of Westfield Trust and Westfield America Trust, respectively (each a Responsible Entity). Any liability arising under or in connection with the Guarantees provided by WML or WAML in the Trust Deed can be enforced against each such party only to the extent that it can be satisfied out of the property of the trust for which it acts as responsible entity and trustee from which it is actually indemnified for the liability. This limitation of liability of WML and WAML extends to all liabilities and obligations in any way connected with their Guarantees provided under the Trust Deed and any other representation, warranty, agreement or transaction related to the Trust Deed or the Notes. A Responsible Entity is not entitled to indemnification out of the assets of the relevant trust if the Responsible Entity acts fraudulently, negligently or breaches its duty with respect to the relevant trust (whether or not such breach is in respect of the Guarantee of the Notes given by the Responsible Entity).

3.2	Release of Subsidiary Guarantor

A Parent Guarantor can by written notice to the Trustee request that a Subsidiary Guarantor cease to be a Guarantor. Upon the Trustee’s receipt of such notice, such Subsidiary Guarantor shall automatically and irrevocably be released and relieved of any obligation under its Guarantee with respect to the Notes, Receipts and Coupons and under the Trust Deed in relation thereto if the following also is true, as conclusively certified by such Parent Guarantor to the Trustee in a certificate signed by two Authorised Officers (as defined in the Trust Deed) of such Parent Guarantor:

(i)	no Event of Default is continuing or will result from the release of that Subsidiary Guarantor;

(ii)	none of the guaranteed obligations which are guaranteed by that Subsidiary Guarantor is at that time due and payable but unpaid; and

(iii)	such Subsidiary Guarantor is not (or will cease to be simultaneously with such release) a guarantor of any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries.

If a Subsidiary Guarantor guarantees any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries at any time subsequent to the date on which it is released from its guarantee as described above, such Subsidiary Guarantor will be required to provide a new Guarantee of the Notes, Receipts and Coupons that remain outstanding on terms substantially identical to its initial Guarantee.

Without prejudice to the provisions of Condition 12, a Subsidiary Guarantor shall, subject to the delivery by the relevant Issuer to the Trustee of certain documents as set out in the Trust Deed and the execution by the Trustee of a document evidencing the release, also be automatically and irrevocably released and relieved of any obligations under its Guarantee upon the merger or consolidation of such Subsidiary Guarantor with, or a conveyance, transfer or lease of all or substantially all of its assets to any person (including another Guarantor or a subsidiary of a Guarantor).

3.3	Termination of a Guarantee

The obligations of any Guarantor terminate at the time such Guarantor merges or consolidates with any relevant Issuer (and such relevant Issuer is the surviving entity), or when any relevant Issuer acquires all of the assets and capital stock of such Guarantor, and the Guarantor has delivered to the Trustee a certain certificate as set out in the Trust Deed.

Unless released or terminated, each Guarantee is a continuing Guarantee and shall:

(i)	remain in full force and effect until the unconditional payment in full in cash of the guaranteed obligations and all other amounts payable under the Guarantee;

(ii)	be binding upon the Guarantor, its successors and assigns; and

(iii)	be to the benefit of and be enforceable by the Trustee and, where permitted under the Trust Deed, the Noteholders, the Receiptholders and the Couponholders and their successors, transferees and assigns.

3.4	Additional Parent Guarantors and Subsidiary Guarantors

Each Parent Guarantor can by notice to the Trustee nominate an additional Parent Guarantor or an additional Subsidiary Guarantor. An additional Parent Guarantor or Subsidiary Guarantor will become such additional Guarantor upon assuming the covenants and conditions of the Trust Deed and upon executing and delivering a supplemental trust deed to the Trustee, such supplemental trust deed to be in a form and with substance reasonably satisfactory to the Trustee (and in any event no more onerous than the obligations imposed on an existing Subsidiary Guarantor or Parent Guarantor as the case may be). Such Guarantee given by such additional Parent Guarantor or Subsidiary Guarantor, as the case may be, shall in all respects have the same legal rank as the Guarantees given by already existing Parent Guarantors or Subsidiary Guarantors, as the case may be.

4.	FINANCIAL COVENANTS

(i)	If Condition 4(i) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Net Debt will not exceed the percentage of Net Assets (the Net Assets Percentage) specified in the applicable Final Terms.

(ii)	If Condition 4(ii) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Secured Debt will not exceed the percentage of Total Assets (the Secured Debt Percentage) specified in the applicable Final Terms unless the provisions of Condition 5 are complied with in relation to that portion of Secured Debt that exceeds the Secured Debt Percentage.

(iii)	If Condition 4(iii) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that the ratio of EBITDA for the 12-month period ending on each Reference Date to Interest Expense for the same period will be at least the ratio (the EBITDA Interest Expense Ratio) specified in the applicable Final Terms.

(iv)	If Condition 4(iv) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Unencumbered Assets will be at least the percentage of the aggregate principal amount of all outstanding Unsecured Debt (the Unencumbered Assets Percentage) specified in the applicable Final Terms.

In addition, if any one or more of Condition 4(i), Condition 4(ii) and/or Condition 4(iv) is specified as applicable in the applicable Final Terms, the Parent Guarantors shall cause each of their real property assets, and the real property assets of each of their Subsidiaries, to be appraised no less frequently than once every three years, by an Approved Independent Valuer, except that the foregoing requirement will not apply to real property assets undergoing material construction or material development.

For the purposes of the Conditions:

Accounts means the most recent Consolidated Financial Statements of the Group.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Approved Independent Valuer means: (i) each real estate appraisal or valuation firm named in Schedule 2 to the Trust Deed, but only with respect to the jurisdiction set forth opposite its name thereon, or the successor entity of any of them; or (ii) a real estate appraisal or valuation firm specifically selected for purposes of the Trust Deed by the Board of Directors of a Parent Guarantor; provided, that (A) such firm is not an Affiliate of any member of the Group, (B) (in the case of (ii) above) such firm is of comparable reputation as determined in good faith by the Board of Directors of a Parent Guarantor in the jurisdiction for which it is being selected to the firms set forth in Schedule 2 to the Trust Deed, and (C) two Authorised Officers of a Parent Guarantor certify the selection of such firm, its name, the jurisdiction for which it is being selected, and the findings of the Board of Directors of a Parent Guarantor confirming that the requirements of clauses (A) and, if applicable, (B) above have been satisfied.

Balance Sheet means the balance sheet included in the Consolidated Financial Statements.

Board of Directors means either the board of directors, or the equivalent body, of any relevant Issuer or any Guarantor, as the case may be, or any duly authorised committee of that board or body.

Cash and Cash Equivalents means, at a Reference Date, cash on hand and at bank, short term money market deposits and short term bank accepted bills of exchange, government and semi-government stocks or bonds which are readily convertible to cash of the Group on a consolidated basis included in the Consolidated Financial Statements for the applicable Reference Date.

Consolidated Financial Statements means statements of financial performance, statements of cash flow and statements of financial position together with statements, reports and notes (including, without limitation, directors’ reports and auditors’ reports (if any)) attached to or intended to be read with any of those statements, in relation to the Group as a consolidated entity, prepared in accordance with GAAP.

EBITDA means, in respect of any period, the total amount of Net Profit Before Tax from ordinary activities on a consolidated basis as shown in Group’s income statement or notes thereto for that period plus all borrowing costs, depreciation and amortisation of the Group and excluding, without duplication, (a) all realised or unrealised gains and losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability appearing on the balance sheet of the Group; (b) all realised or unrealised gains and losses in respect of Hedging Obligations appearing on the profit and loss statement of the Group for future periods; (c) other unrealised asset revaluations and realised and unrealised gains and losses on capital transactions (including the sale of assets); (d) goodwill write-offs or goodwill amortisation; and (e) any Significant Items, less an amount equal to any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security to which paragraph (c) of the definition of Hard Payment Date applies, as shown in the Group’s income statement or notes thereto for that period. For such period, amounts will be determined on a consolidated basis in accordance with GAAP except to the extent GAAP is not applicable with respect to the determination of non-cash, extraordinary and non-recurring items.

Effective Reference Date means on any date, a date falling five years after that date.

Effective Equity Allocated Asset means an asset (other than an Effective Equity Security) owned or controlled by the issuer of an Effective Equity Security or another member of the Group that:

(a)	can be delivered or transferred by the issuer or that other member of the Group to the holder of the Effective Equity Security in satisfaction of its obligations in respect of that Effective Equity Security, or towards the purchase of which the issuer or that other member of the Group can require the holder of the Effective Equity Security to apply the proceeds of redemption of the Effective Equity Security;

(b)	is not subject to a Lien (other than a Lien securing the Effective Equity Security or arising by law and securing an obligation that is not materially overdue or a Lien to which the holder of the Effective Equity Security would not be entitled to object at the time of its transfer or delivery); and

(c)	is determined by the Parent Guarantors as an Effective Equity Allocated Asset in respect of that Effective Equity Security.

Effective Equity Security means at any time, a Marketable Security which:

(a)	is issued by a member of the Group and satisfies the following conditions:

(1)	it has no Hard Payment Date falling earlier than the Effective Reference Date;

(2)	it contains no provision as a result of which it could have a Hard Payment Date (other than as a result of the exercise of a discretion by the issuer of it) earlier than the Effective Reference Date; and

(3)	is either:

(A)	in the form of shares in a company or units in a trust; or

(B)	subordinated in right of proof and distribution in respect of such proof to the general creditors of the issuer of it (or any trust of which that issuer is acting as trustee) in any winding up, bankruptcy, administration, scheme of arrangement or any other form of insolvency administration of that issuer (or such a trust) and not secured by any asset other than an Effective Equity Allocated Asset; or

(b)	satisfies one of the following conditions:

(1)	prior to redemption (or, if earlier, upon winding up of the issuer), it will be transferred to another member of the Group and either:

(A)	the holder will then have no recourse to any member of the Group for any principal, interest or similar amounts other than recourse to an Obligor under a Marketable Security in relation to which the conditions specified in paragraph (a) are satisfied; or

(B)	the holder will then have no recourse to any member of the Group for any principal, interest or similar amounts other than recourse under an Effective Equity Security in relation to which the conditions specified in paragraph (b)(2) are satisfied; or

(2)	is limited recourse to, or issued by a member of the Group that has no assets (other than immaterial assets) other than, obligations of a member of the Group in relation to which the conditions specified in paragraph (a) are satisfied, and includes any Guarantee Obligation or other obligation of another Obligor in respect of an Effective Equity Security provided that the conditions specified in paragraph (a) are also satisfied in relation to that Guarantee Obligation or other obligation.

Entity Interest means any membership or other interest in, or rights in respect of, an entity, whether such interest arises or is constituted by way of shares, units, an agreement or otherwise.

GAAP means generally accepted accounting principles in Australia as applicable from time to time and consistently applied; provided, however, that for purposes of all computations required or permitted for purposes of the financial covenants set forth in this Condition 4, all such computations shall be based upon the valuations derived from the appraisals performed in accordance with this Condition 4.

Group means the Parent Guarantors and their respective Subsidiaries, taken as a whole.

Group Trust means any trust or managed investment scheme in respect of which a Group Trustee is trustee or responsible entity.

Group Trustee means (i) each Guarantor Trustee, and (ii) each other trustee or responsible entity of a trust or a managed investment scheme, which trust or managed investment scheme is included as a Subsidiary of any relevant Issuer or any Guarantor.

Guarantee Obligation means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)	to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or financial condition of any other person.

Guarantor Trustee means (i) WML, as responsible entity and trustee of Westfield Trust, (ii) WAML, as responsible entity and trustee of Westfield America Trust, and (iii) any other Guarantor which is or becomes bound by the trust deed in its capacity as trustee or responsible entity of a trust, and includes any replacement responsible entity or a replacement trustee for any of them.

Hard Payment Date means in respect of a Marketable Security, a date on which the holder of the Marketable Security could require the issuer of the Marketable Security to satisfy a payment, delivery or transfer obligation in respect of the Marketable Security, other than:

(a)	in the winding up of the issuer, or of any trust as trustee of which the issuer has issued the Marketable Security;

(b)	an obligation that the issuer has the discretion to defer until after the Effective Reference Date or, in the case of interest, dividends or similar amounts, for not less than five years from the date it is originally scheduled to fall due (which discretion may be unconditional or subject to compliance with any applicable obligation not to pay distributions or interest on its ordinary equity or other equity or on other obligations that rank or are expressed to rank equally with or junior to the Effective Equity Security);

(c)	an obligation to make, or cause to be made, a payment only out of or limited to the net income, cash flows or other proceeds of an Effective Equity Allocated Asset (or, if the Effective Equity Allocated Asset is a proportionate interest in another asset, a corresponding proportion of the proceeds of such other asset) or a portion thereof;

(d)	an obligation to make a payment that the issuer is (subject to delivering clear title but otherwise in all circumstances) entitled to require the holder to apply in payment for an Effective Equity Security or an Effective Equity Allocated Asset or any shares in a Parent Guarantor or units in a Primary Trust; or

(e)	an obligation to issue, deliver or transfer, or that can be satisfied by the issue, delivery or transfer of, an Effective Equity Security or an Effective Equity Allocated Asset or any shares in a Parent Guarantor or units in a Primary Trust.

Hedging Obligation means each interest rate transaction, foreign exchange transaction, equity or equity index option, bond, option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it.

Indebtedness means, without duplication, any indebtedness of any member of the Group in respect of (i) any money borrowed, (ii) any acceptance credit, bill acceptance or bill endorsement or similar facility, (iii) borrowed money evidenced by bonds, notes, debentures, loan stock or similar instruments whether secured or unsecured (excluding indebtedness to the extent that it is secured by Cash and Cash Equivalents or defeased indebtedness), (iv) any reimbursement obligations in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, but excluding any reimbursement obligation that has not yet fallen due in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, that is not in respect of Indebtedness and has not yet been called or paid, (v) amounts representing the balance deferred and unpaid for a period of more than 180 days of the purchase price of any property except any amount that constitutes an accrued expense or trade payable, (vi) the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with GAAP, be treated as a finance lease or capital lease, other than a ground lease and (vii) any guarantee or indemnity against loss in respect of any of the items referred to in paragraphs (i) through (vi) above, for another Person, but does not include any marked to market gain or loss in respect of the equity component of convertible instruments or any liability or amount payable under an Effective Equity Security (including any Guarantee Obligation or other obligation referred to in the last paragraph of the definition of that term but excluding any accrued interest or similar entitlement that has been deferred on terms that it may become due before the Effective Reference Date).

Interest Expense means, for any period, amounts determined on a consolidated basis and in accordance with GAAP being all borrowing costs of the Group (including any interest capitalised into the carrying value of an asset during the period and excluding marked-to-market adjustments included in the borrowing costs of the Group for that period as a result of the application of International Accounting Standard IAS39 (or any successor or replacement standard)) less (i) any interest income in relation to a Hedging Obligation that is included in Net Profit Before Tax for that period, (ii) dividends, distributions or other costs paid or accrued on preference shares and stapled and unstapled units in listed trusts, (iii) amortisation of debt issuance costs, (iv) dividends, distributions or other costs paid or accrued on stapled or unstapled units in listed trusts, amounts attributable to ground lease payments and any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security, as shown in the Group’s income statement or notes thereto for that period, and (v) to the extent included in such Interest Expense, any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security, as shown in the Group’s income statement or notes thereto for that period, less the amount of Interest Income for that period.

Interest Income means, for any period, amounts determined on a consolidated basis and in accordance with GAAP as being all interest, amounts in the nature of interest, fees, commissions, discounts and other finance payments which accrued to the Group during that period.

Lien means, without duplication, a mortgage, charge, pledge, lien or other security interest or other preferential interest or arrangement having a similar economic effect, excluding any right of set-off, but including any conditional sale or other title retention arrangement or any finance leases.

Marketable Securities means any share, unit, debenture, note or other security or other debt or equity obligation.

Net Assets means, at a Reference Date, Total Assets less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Consolidated Financial Statements for that Reference Date.

Net Debt means, at a Reference Date, Total Debt less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Consolidated Financial Statements for that Reference Date.

Net Profit Before Tax means, for a period, the operating profit before tax, excluding Significant Items, of the Group for that period determined on a consolidated basis in accordance with GAAP.

Obligor means any relevant Issuer or a Guarantor.

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

Permitted Lien means (i) any Lien arising by operation of law and in the ordinary course of business including (1) a lien for unpaid rates and/or taxes; (2) a possessory lien for the unpaid balance of moneys owing for work, repairs, warehousing, storage, delivery or other services; and (3) any other Lien of landlords, carriers, warehousemen, mechanics, materialmen, repairers or other similar service providers which arise by law or by statute and in the ordinary course of business (and whether registration to perfect such Lien is or is not required); provided that either: (A) there is no default with respect to the obligations secured by that Lien; or (B) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (ii) any Lien that is created or provided for by: (1) a lease or bailment of goods in respect of which a member of the Group is the lessee or bailee; (2) a commercial consignment of goods in respect of which a member of the Group is a consignee; or (3) a transfer or purchase of an account receivable or chattel paper in respect of which a member of the Group is transferor, and, in the case of the immediately foregoing clauses (1), (2) and (3), such Lien does not secure payment or performance of an obligation; (iii) any Lien in respect of personal property (as defined in the Trust Deed) which is, or has at any time been, a purchase money security interest in favour of a seller securing all or part of the purchase price for personal property which is acquired by a member of the Group in the ordinary course of its business; provided that either: (1) there is no default with respect to the obligations secured by that Lien; or (2) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (iv) a right of title retention in connection with acquisition of goods in the ordinary course of business on the usual terms of sale of the supplier where there is no default in connection with the relevant acquisition; (v) the lien of a Group Trustee or a custodian in respect of the assets of a Group Trust or other trust or managed investment scheme in relation to its rights of indemnity in respect of those assets; (vi) any Lien granted or created by a Group Trustee or a custodian over the right of indemnity or equitable lien held by it in its personal capacity over assets held by it as trustee or responsible entity where those assets are not, nor required to be, included in the Accounts of the Group; (vii) any Lien that arises by operation of law or the terms of the judgment in respect of a judgment where the judgment is being, or will within a reasonable time after the judgment be, appealed or otherwise contested in good faith or paid in full; (viii) any Lien that consists of an easement, right of way, encroachment, reservation, restriction or condition on any real property interest where such encumbrance does not materially interfere with or impair the operation, use or other disposal of the property affected; or (ix) any Lien consisting of minor defects or irregularities in the title to any real property interest which does not materially interfere with or impair the operation, use or other disposal of such property; or (x) a deposit or a payment of Cash and Cash Equivalents provided or made in connection with any actual or contingent liability arising under a Hedging Obligation; (xi) any Lien granted or created over an Effective Equity Allocated Asset to secure the related Effective Equity Security; or (xii) any Lien not otherwise permitted by the preceding paragraphs not exceeding U.S.$50,000,000 in aggregate at any one time outstanding.

Primary Trust means the Westfield Trust or the Westfield America Trust.

Reference Date means 30 June and 31 December of each year.

Secured Debt means, at a Reference Date, the portion of the Total Debt at that Reference Date that is secured by a Lien (other than a Permitted Lien) on any asset of any member of the Group.

Significant Item means any non-cash item which is regarded as a significant item in accordance with GAAP and reported as such in the Consolidated Financial Statements.

Subsidiary has the meaning given in the Australian Corporations Act, but as if “body corporate” includes any entity: it also includes an entity whose profit and loss are required by GAAP to be included in the consolidated annual profit and loss statements of that entity or would be so required if that entity were a corporation: if more than one Parent Guarantor (each a Relevant Parent Guarantor) holds, or has subsidiaries which hold, an Entity Interest in an entity and that entity would (under this definition) be a Subsidiary of any one of the Relevant Parent Guarantors if such Entity Interests were all held by that Relevant Parent Guarantor, then that entity and each of its Subsidiaries will be regarded as a Subsidiary of that Relevant Parent Guarantor for the purposes of the Conditions, the Trust Deed and the Notes, Receipts and Coupons: if as a result of the foregoing, an entity is a Subsidiary of more than one Relevant Parent Guarantor, then the satisfaction by one Relevant Parent Guarantor of an obligation in respect of that entity will be taken to satisfy the obligation of each other Relevant Parent Guarantor in respect of that entity.

Total Assets means, at a Reference Date, the total assets of the Group determined on a consolidated basis as shown in its Balance Sheet in its Consolidated Financial Statements for that Reference Date and adjusted to: (i) exclude any revaluation of any nonfinancial asset which is not approved by an Approved Independent Valuer; (ii) exclude the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; (iii) exclude the value attributable to ground leases as deducted in accordance with the definition of Indebtedness; and (iv) exclude the aggregate value of any Effective Equity Allocated Asset.

Total Debt means, at a Reference Date, the aggregate principal amount of all Indebtedness of the Group determined on a consolidated basis as shown in its Balance Sheet in its Consolidated Financial Statements for that Reference Date and adjusted to: (i) include the aggregate, on a consolidated basis and without duplication, of all payables of the Group that are unrealised marked-to-market losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; (ii) include, as a reduction to Total Debt, the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; and (iii) include the principal amount of, but not the marked-to-market amount of, fixed rate debt in relation to an acquisition.

Unencumbered Assets means, at a Reference Date, any assets included in Total Assets for that Reference Date but excluding any asset included in Total Assets that is secured by a Lien (other than a Permitted Lien).

Unsecured Debt means, at a Reference Date, Total Debt for the applicable Reference Date less Secured Debt for that Reference Date.

The Trust Deed provides that any certificate or report of the auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Conditions or the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

The Trust Deed provides that any certificate addressed to the Trustee and signed by two Authorised Officers of the Issuers or the Parent Guarantors as to the amount of EBITDA, Interest Expense, Net Debt, Secured Debt, Net Assets, Total Assets, Unencumbered Assets or as to any other term or amount referred to in the Conditions or as to any of the ratios contained in this Condition 4 (or as to any other figure required for any other purpose in connection with the Conditions of the Trust Deed (unless expressly otherwise stated)) may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on the Issuers, the Guarantors, the Noteholders, the Receiptholders and the Couponholders.

5.	NEGATIVE PLEDGE

If Condition 4(ii) is specified as applicable in the applicable Final Terms of any Notes, so long as any of those Notes remains outstanding no relevant Issuer or Guarantor will:

(i)	create or permit to subsist any Lien (other than a Permitted Lien) upon the whole or any part of its undertaking, assets or revenues, present or future; or

(ii)	permit any of its Material Subsidiaries (as defined in Condition 11) to create or permit to subsist, any Lien (other than a Permitted Lien) over its undertaking, assets or revenues present or future, where such Lien would result in Secured Debt exceeding the Secured Debt Percentage in respect of those Notes (such Secured Debt being in excess called Excess Debt), unless at the same time, or prior thereto, the obligations of the relevant Issuer under those Notes and the Trust Deed or the obligations of the relevant Guarantor up to, but not exceeding, an amount equal to the amount of Excess Debt (x) are secured equally and rateably with the Lien the creation of which caused the excess to arise to the satisfaction of the Trustee or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders, the Receiptholders and Couponholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

6.	INTEREST

6.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in the Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(a)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(b)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount; and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.1:

(a)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(i)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(ii)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(A)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(B)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(b)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)	where:
360

Y1 is the year, expressed as a number, in which the first day of the Fixed Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Fixed Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Fixed Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Fixed Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Fixed Interest Period, unless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Fixed Interest Period, unless such number would be 32 and D1 is greater than 29, in which case D2 will be 30.

(c)	In the Conditions:

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and sub unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

6.2	Interest on Floating Rate Notes and Index Linked Interest Notes

(a)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)	the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(ii)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in the Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)	in any case where Specified Periods are specified in accordance with Condition 6(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In the Conditions, Business Day means a day which is both:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre specified in the applicable Final Terms; and

(b)

either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the

Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open.

(b)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(i)	ISDA Determination for Floating Rate Notes Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this subparagraph (i), ISDA Rate for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the ISDA Definitions) and under which:

(A)	the Floating Rate Option is as specified in the applicable Final Terms;

(B)	the Designated Maturity is a period specified in the applicable Final Terms; and

(C)	the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on the London interbank offered rate (LIBOR) or on the Euro-zone interbank offered rate (EURIBOR), the first day of that Interest Period or (b) in any other case, as specified in the applicable Final Terms.

For the purposes of this subparagraph (i), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity and Reset Date have the meanings given to those terms in the ISDA Definitions.

Unless otherwise stated in the applicable Final Terms the Minimum Rate of Interest shall be deemed to be zero.

(ii)	Screen Rate Determination for Floating Rate Notes Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)	the offered quotation; or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(c)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d)	Determination of Rate of Interest and calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount; and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.2:

(i)	if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)	where:
360

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(v)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)	where:
360

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(vii)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)	where:
360

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls:

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 16. For the purposes of this paragraph, the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(f)	Determination or Calculation by Trustee

If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with subparagraph (b)(i) or subparagraph (b)(ii) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (d), the Trustee shall (or may at the expense of the relevant Issuer appoint an agent to do so on its behalf) determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall (or may at the expense of the relevant Issuer appoint an agent to do so on its behalf) calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.

(g)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6.2, whether by the Agent or, if applicable, the Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on the relevant Issuer, the Guarantors, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the relevant Issuer, the Guarantors, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

6.3	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.

6.4	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

6.5	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and

(b)	seven days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Agent and notice to that effect has been given to the Noteholders in accordance with Condition 16 (except to the extent that there is failure in the subsequent payment to the Noteholders).

7.	PAYMENTS

7.1	Method of payment

Subject as provided below:

(a)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Notwithstanding the foregoing or anything in the programme documents to the contrary, payments with respect to the Notes, Receipts, Coupons or Talons may not be made to an address or bank account maintained within the United States or any of its possessions, none of the Notes, Receipts, Coupons or Talons may be presented for payment within the United States or any of its possessions, demand for payment under the Notes, Receipts, Coupons or Talons may not be made within the United States or any of its possessions and no payment on any Note, Receipt, Coupon or Talon will be made at any office of a Paying Agent in the United States or any of its possessions.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

7.2	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below and to the provisions of Condition 7.4) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent.

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt and in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note and in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant

Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

7.3	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below and to the provisions of Condition 7.4) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

7.4	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer or, as the case may be, the Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer or, as the case may be, the Guarantors to, or to the order of, the holder of such Global Note.

Payments with respect to the Notes, Receipts, Coupons or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions. None of the Notes, Receipts, Coupons or Talons may be presented for payment within the United States or any of its possessions, demand for payment under the Notes or the Coupons may not be made within the United States or any of its possessions and no payment on any Note, Receipt, Coupon or Talon will be made at any office of a Paying Agent in the United States or any of its possessions.

7.5	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 10) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	the relevant place of presentation (if presentation is required);

(ii)	each Additional Financial Centre specified in the applicable Final Terms; and

(b)	either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (B) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

7.6	Interpretation of principal and interest

Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)	any Additional Amounts which may be payable with respect to principal under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)	the Final Redemption Amount of the Notes;

(c)	the Early Redemption Amount of the Notes;

(d)	the Optional Redemption Amount(s) (if any) of the Notes;

(e)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(f)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8.5); and

(g)	any premium and any other amounts (other than interest) which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable with respect to interest under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

8.	REDEMPTION AND PURCHASE

8.1	Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

8.2	Redemption for tax reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Agent and, in accordance with Condition 16, the Noteholders (which notice shall be irrevocable), if any relevant Issuer satisfies the Trustee immediately prior to the giving of such notice that:

(a)	either (i) it has or will become obliged to pay Additional Amounts (as defined in Condition 9 below) on the occasion of the next payment due under the Notes as a result of any change in, or amendment to, the laws or regulations of a Relevant Taxing Jurisdiction (as defined in Condition 9 below), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes or (ii) the Guarantors would be unable for reasons outside their control to procure payment by the relevant Issuer and in making payment themselves would be required to pay such Additional Amounts; and

(b)	such obligation cannot be avoided by the relevant Issuer or the Guarantors taking commercially reasonable measures available to them,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the Guarantors would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Authorised Officers of any relevant Issuer or Guarantor stating that the obligation referred to in (a) above cannot be avoided by the relevant Issuer or Guarantors taking commercially reasonable measures available to them and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8.2 will be redeemed at their Early Redemption Amount referred to in Condition 8.5 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

8.3	Redemption at the option of the relevant Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the relevant Issuer may, having given:

(a)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 16; and

(b)	not less than 15 days before the giving of the notice referred to in (a) above, notice to the Trustee and to the Agent;

(which notices to the Noteholders only shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the Selection Date). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 16 not less than 15 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 8.3 and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 16 at least five days prior to the Selection Date.

8.4	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 16 not less than 15 nor more than 30 days’ notice the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a holder of any Note pursuant to this Condition 8.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 11, in which event such holder, at its option, may elect by notice to the relevant Issuer to withdraw the notice given pursuant to this Condition 8.4.

8.5	Early Redemption Amounts

For the purpose of Condition 8.2 above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(a)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(b)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(c)	in the case of a Zero Coupon Note, at an amount (the Amortised Face Amount) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y where:

RP	means the Reference Price;

AY	means the Accrual Yield expressed as a decimal; and

[y]	is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

8.6	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to Condition 8.5.

8.7	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

8.8	Purchases

Subject to the requirements (if any) of any stock exchange on which the Notes may be listed at the relevant time, the relevant Issuer, the Guarantors or any Subsidiary thereof may at any time purchase Notes in the open market or otherwise at any price. Any Notes so purchased may be retained for the account of the relevant purchaser or resold or otherwise dealt with at its discretion. The Notes so purchased, while held by or on behalf of any relevant Issuer or any Guarantor or any Subsidiary thereof, shall not entitle the holder, inter alia, to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 17. Such Notes may also be, at the option of the relevant Issuer or the Guarantors, surrendered to any Paying Agent for cancellation.

8.9	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 8.8 above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

8.10	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 8.1, 8.2, 8.3 or 8.4 above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 8.5(c) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 16.

9.	TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer or the Guarantors shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined below) unless such withholding or deduction is required under the laws of a Relevant Taxing Jurisdiction or such withholding or deduction is in respect of income tax payable by an Issuer or a Guarantor which is referred to in section 126 of the Income Tax Assessment Act 1936 of Australia, in each of which cases the relevant Issuer or Guarantor is entitled to make such a deduction or withholding. In such event, the relevant Issuer or, as the case may be, the Guarantors will pay such additional amounts (Additional Amounts) as may be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no Additional Amounts shall be payable in relation to any payment in respect of any Note, Receipt or Coupon for or on account of:

(a)	any tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Noteholder, Receiptholder or Couponholder:

(i)	was a resident (whether or not holding the Note, Receipt or Coupon in the Relevant Taxing Jurisdiction), domiciliary or national of, engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction, as applicable, or otherwise had some connection with the Relevant Taxing Jurisdiction (other than solely the ownership of the Notes, Receipts or Coupons), as applicable, provided that the holder will not be regarded as having a connection with Australia for the reason that such holder is a resident of Australia where, and to the extent that, such tax is payable by reason of section 128B(2A) of the Income Tax Assessment Act 1936 of Australia (as amended or replaced); or

(ii)	presented such Note, Receipt or Coupon more than 30 days after the Relevant Date, except to the extent that such Noteholder, Receiptholder or Couponholder would have been entitled to such Additional Amounts if it had presented such Note, Receipt or Coupon for payment on any day within such period of 30 days;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or interest on, the Notes, Receipts, Coupons or the Guarantee; or

(d)	any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of, or that would have been avoided but for the failure by the Noteholder, Receiptholder or Couponholder (i) to comply with a request of any relevant Issuer or a Guarantor notified to the Noteholders in accordance with Condition 16 to provide an Australian Business Number or an Australian tax file number or (ii) to make a declaration of non-residence or other similar claim for exemption (to which the Noteholder is entitled at the time of the notification) to any tax authority or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to or requirement for an exemption (to which the Noteholder is entitled at the time of the notification) from or non-application of all or part of such tax, duty, assessment or other governmental charge. Any declaration or similar claim for any such applicable exemption shall be given in respect of all payments in respect of the Notes of the Noteholder provided; or

(e)	any tax, duty, assessment or other governmental charge that is:

(i)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor in respect of those Notes, imposed or withheld by reason of section 128F(6) of the Income Tax Assessment Act of 1936 of Australia on the basis of the holder being an associate of such Australian Issuer for purposes of section 128F(9) of the Income Tax Assessment Act of 1936 of Australia;

(ii)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor, imposed or withheld as a consequence of a determination having been made under Part IVA of the Income Tax Assessment Act of 1936 of Australia (or any modification or substitute provision) by the Commissioner of Taxation in relation to a scheme to which Part IVA applies where no relevant Issuer (or, if applicable, Guarantor) entered into the scheme for the purpose of enabling a taxpayer to obtain a tax benefit within the meaning of Part IVA, which determination requires that withholding tax is payable in respect of the payment to the relevant holder of Notes, Receipts or Coupons;

(iii)	imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(iv)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor in respect of those Notes, referred to in section 126 of the Income Tax Assessment Act 1936 of Australia and payable by such Australian Issuer or such Australian Guarantor in respect of Notes, Receipts or Coupons held by persons who are residents of Australia or non-residents who are engaged in carrying on business in Australia at or through a permanent establishment or fixed base in Australia;

(v)	any combination of any of the foregoing items; or

(f)	any tax, duty, assessment or other governmental charge that would have been avoided if the Note, Receipt or Coupon had been presented to another Paying Agent in a Member State of the European Union;

(g)	any tax, duty, assessment or other governmental charge or withholding that is imposed by the United States or any taxing jurisdiction thereof or therein pursuant to sections 1471 through 1474 of the United States Internal Revenue Code 1986, as amended, any amended or successor version thereto, and any current or future regulations or official interpretations thereof;

(h)	any withholding or deduction for or on account of New Zealand resident withholding tax; or

(i)	any withholding or deduction for or on account of New Zealand non-resident withholding tax where the relevant Noteholder, Receiptholder or Couponholder is associated with the relevant New Zealand Issuer or relevant New Zealand Guarantor for the purposes of the Income Tax Act 2007 of New Zealand or holds the Note, Receipt or Coupon jointly with a resident of New Zealand for income tax purposes.

In respect of Notes issued by an Australian Issuer, or payments made by an Australian Guarantor, additional Amounts will also not be paid on any payment on any Note, Receipt, Coupon or Guarantee to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to those Additional Amounts had it been the actual holder of the affected Notes, Receipts or Coupons.

As used herein:

(i)	Australian Issuer means any relevant Issuer which is incorporated in Australia;

(ii)	Australian Guarantor means any Guarantor which is incorporated in Australia and includes WML in its capacity as the trustee and responsible entity of WT, and WAML in its capacity as the trustee and responsible entity of WAT;

(iii)	New Zealand Issuer means any relevant Issuer which is a resident of New Zealand for income tax purposes or carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand;

(iv)	New Zealand Guarantor means any Guarantor which is a resident of New Zealand for income tax purposes or carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand;

(v)	Relevant Taxing Jurisdiction means any jurisdiction under the laws of which any relevant Issuer or any Guarantor, or any successor to any relevant Issuer or the relevant Guarantor, is organised or in which it is resident for tax purposes, or any political subdivision or taxing authority thereof or therein; and

(vi)	the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee or the Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 16.

The remaining provisions of this Condition only apply to Notes issued by a New Zealand Issuer or payments made by a New Zealand Guarantor. Where used in the remaining provisions of this Condition, interest means interest (as defined under New Zealand law) for withholding tax purposes, which under current legislation includes the excess of the redemption amount over the issue price of any Note, Receipt or Coupon as well as interest paid on such Note, Receipt or Coupon.

Where any New Zealand Issuer or New Zealand Guarantor is required to deduct New Zealand non-resident withholding tax in the case of any payments of interest to a holder of a Note, Receipt or Coupon who is neither a resident of New Zealand for income tax purposes nor engaged in business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a non-New Zealand Holder), such New Zealand Issuer or New Zealand Guarantor may, and intends to (for so long as they do not incur any increased cost or detriment from so doing and are legally able to do so), relieve themselves of such obligation by using a procedure which permits reduction of the applicable rate of New Zealand non-resident withholding tax to zero per cent. (in the case of holders of a Note, Receipt or Coupon who are non-New Zealand Holders and who are not associated with the New Zealand Issuer or the New Zealand Guarantor for the purposes of the Income Tax Act 2007 of New Zealand and do not hold the Note, Receipt or Coupon jointly with a resident of New Zealand for income tax purposes). That procedure involves such New Zealand Issuer or New Zealand Guarantor paying, on their own respective accounts, a levy to the New Zealand revenue authorities (which is currently equal to 2 per cent. of such payments of interest).

A New Zealand Issuer or New Zealand Guarantor may be required by law to deduct New Zealand resident withholding tax from the payment of interest to the holder of any Note, Receipt or Coupon on any Interest Payment Date or the Maturity Date, where:

(a)	the holder is a resident of New Zealand for income tax purposes or the holder is engaged in business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a New Zealand Holder); and

(b)	at the time of such payment the New Zealand Holder does not hold a valid certificate of exemption for New Zealand resident withholding tax purposes.

Prior to any Interest Payment Date or the Maturity Date, as the case may be, any New Zealand Holder:

(A)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, that the New Zealand Holder is the holder of a Note, Receipt or Coupon; and

(B)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, of any circumstances, and provide the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent with any information that may enable the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent to make payment of interest to the New Zealand Holder without deduction on account of New Zealand resident withholding tax.

The New Zealand Holder must notify the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent prior to any Interest Payment Date or the Maturity Date, as the case may be, of any change in the New Zealand Holder’s circumstances from those previously notified that could affect the payment or withholding obligations of the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent in respect of any Note, Receipt or Coupon. By accepting payment of the full face amount of a Note, Receipt or Coupon or any interest thereon on any Interest Payment Date or the Maturity Date, as the case may be, the New Zealand Holder indemnifies such New Zealand Issuer or New Zealand Guarantor for all purposes in respect of any liability the New Zealand Issuer or New Zealand Guarantor may incur for not deducting any amount from such payment on account of New Zealand resident withholding tax.

Only a New Zealand Holder will be obliged to make the notification referred to above and no non-New Zealand Holder will be required to make any such notification.

10.	PRESCRIPTION

The Notes, Receipts and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7.2 or any Talon which would be void pursuant to Condition 7.2.

11.	EVENTS OF DEFAULT AND ENFORCEMENT

11.1	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction) give notice in writing to the relevant Issuer and Parent Guarantors that each Note is, and each Note shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an Event of Default) shall occur:

(a)	Non-payment: (i) if default is made in the payment of all or any part of the principal of any of the Notes when the same shall become due and payable, whether at maturity, upon redemption or otherwise and such failure continues for a period of three Business Days; or (ii) if default is made in the payment of all or any instalment of interest upon any of the Notes as and when the same shall become due and payable, and such failure continues for a period of 30 calendar days; or

(b)	Breach of covenant in the Trust Deed: the relevant Issuer or any of the Guarantors fail to perform or observe any other obligation under the Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 days (or such longer period as the Trustee may permit) following the service by the Trustee on the relevant Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)	Cross-default: a default under any Recourse Indebtedness of the relevant Issuer or any Guarantor, whether such Recourse Indebtedness now exists or shall hereinafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S.$50,000,000 (or its equivalent in any other currency or currencies, composite currency or currencies, or currency unit or units) of such Recourse Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such Indebtedness in an aggregate principal amount exceeding U.S.$50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or repaid, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuers by the Trustee of a written notice specifying such default and requiring the Issuers or any Guarantor to cause such indebtedness to be discharged or repaid or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder.

(d)	Insolvency:

(i)	a court of competent jurisdiction (A) makes an order or decree for relief in respect of any relevant Issuer or any Guarantor or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy law, or adjudging any relevant Issuer or any Guarantor or Material Subsidiary to be bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of any relevant Issuer or any Guarantor or any Material Subsidiary under any applicable federal or state or other law, or (B) makes an order for the winding up, or liquidation of any relevant Issuer or any Guarantor or Material Subsidiary, or (C) appoints a receiver, liquidator, custodian, trustee, assignee, administrator, sequestrator or similar official of any relevant Issuer or any Guarantor or Material Subsidiary or of any substantial part of its property, except where such appointment is solely in respect of indebtedness that is not Recourse Indebtedness, and the order, appointment or entry is not stayed within 60 days of the order, appointment or entry, provided that such an order or decree shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a

Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(ii)	the commencement by any relevant Issuer or any Guarantor or Material Subsidiary of a voluntary case or proceeding under any applicable bankruptcy law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Issuer or such Guarantor or Material Subsidiary, as the case may be, to the entry of a decree or order for relief in respect of any relevant Issuer or any Guarantor or Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer or Guarantor or Material Subsidiary, or the filing by such Issuer or such Guarantor or Material Subsidiary of a petition or answer or consent seeking reorganisation or relief under any applicable federal or state law, or the consent by such Issuer or such Guarantor or Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or such Guarantor or Material Subsidiary or of any substantial part of the property of such Issuer or such Guarantor or such Material Subsidiary, except where such appointment or such taking of possession is solely in respect of indebtedness that is not Recourse Indebtedness, or the making by such Issuer or such Guarantor or Material Subsidiary of an assignment for the benefit of creditors, or the admission by such Issuer or such Guarantor or Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer or such Guarantor or Material Subsidiary in furtherance of any such action; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(iii)	if any relevant Issuer or any Guarantor or any Material Subsidiary ceases, or threatens in writing to cease, to carry on the whole or substantially the whole of its business or stops payment generally, in each case which will have a material adverse effect on the ability of the Group as a whole to perform its payment and repayment obligations under the Trust Deed and in respect of the Notes; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(iv)	if any event occurs which, under the laws of any jurisdiction in which any relevant Issuer or any Guarantor or any Material Subsidiary is incorporated or formed, has or will have, an analogous effect to any of the events referred to in Condition 11(d); provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(e)	Vitiation: if all or any material part of all or any material provision of the Guarantee given by a Guarantor is found to be invalid or incapable of being enforced;

provided that, in the case of the happening of any of the events described in (b), (c), (d)(i), (d)(ii) and (d)(iv) (other than, in the case of (d)(i), (d)(ii) and (d)(iv), in respect of any Parent Guarantor), or (e) the Trustee shall first have certified to the Issuers that such event is materially prejudicial to the interests of the Noteholders and further provided that if an event or circumstance occurs in respect of an Effective Equity Security which would otherwise be an Event of Default, despite Condition 11.1 (Events of Default), that event or circumstance shall not constitute an Event of Default unless it results (other than by reason of an election by a member of the Group) in a Hard Payment Date occurring at a time the Effective Equity Security is held by a person other than a member of the Group.

For the purposes of the Conditions:

Recourse Indebtedness means Indebtedness, whether currently existing or subsequently created, other than that as to which the liability of the obligor is limited to its interest in the collateral securing such Indebtedness, provided that no such Indebtedness shall constitute Recourse Indebtedness by reason of provisions therein for imposition of full recourse liability on the obligor for certain wrongful acts, environmental liabilities or other similar and customary exclusions for non-recourse limitations governing non-recourse Indebtedness of the relevant type in respect of the relevant assets in the relevant market but if any actual liability to make a payment arises in respect of any item referred to in this proviso, such liability will be regarded as Recourse Indebtedness.

Material Subsidiary means, at any particular time, a Subsidiary of any relevant Issuer or any Guarantor: (a) whose (i) total assets or (ii) gross revenues (in each case (x) attributable to such Issuer or Guarantor and (y) consolidated in respect of a Subsidiary which itself has Subsidiaries) are equal to or greater than 10 per cent. of the consolidated total assets or consolidated gross revenues, as the case may be, of the Group, in each case as calculated by reference to the then latest audited consolidated or, as the case may be, unconsolidated financial statements of the relevant Subsidiary or Subsidiaries and the then latest audited consolidated financial statements of the Group; or (b) to which is transferred all or substantially all of the business, assets and undertaking of a Subsidiary of any relevant Issuer or any Guarantor which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary of such Issuer or Guarantor shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material Subsidiary (subject in each case to the provisions of paragraph (a) above). A report by two Authorised Officers of any relevant Issuer or Guarantor that in their opinion a Subsidiary of such Issuer or Guarantor is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders, Receiptholders and Couponholders.

11.2	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the relevant Issuer and/or the Guarantors as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantors unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.	CONSOLIDATION, AMALGAMATION OR MERGER

None of the relevant Issuer and the Guarantors shall consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person unless:

(a)	the Person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or the person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of any relevant Issuer or any Guarantor, as the case may be, shall be an entity, partnership or trust, and:

(i)	in the case of any relevant Issuer or a Parent Guarantor, shall be organised and validly existing under the laws of Australia, New Zealand, the United Kingdom or the United States or any political subdivision thereof; or

(ii)	in the case of a Subsidiary Guarantor shall be organised and validly existing under the laws of its governing jurisdiction, and shall expressly assume, by a supplemental Trust Deed to the satisfaction of the Trustee, (x) in the case of any relevant Issuer, the due and punctual payment of the principal of and interest on all outstanding Notes and the performance or observance of every other covenant of the Trust Deed on the part of that Issuer to be performed or observed or (y) in the case of a Guarantor, the performance or observance of the guarantee of that Guarantor and every other covenant of the Trust Deed on the part of such Guarantor to be performed or observed;

(b)	immediately prior to or after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the relevant Issuer or any Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default and no Potential Event of Default (as defined in the Trust Deed), shall have occurred and be continuing;

(c)	the person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or to whom any relevant Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties or assets, agrees to indemnify each Noteholder, Receiptholder and Couponholder against:

(i)	any tax, duty, assessment or governmental charge imposed on any such Noteholder, Receiptholder or Couponholder or required to be withheld or deducted from any payment to such Noteholder, Receiptholder or Couponholder as a consequence of such consolidation, merger, conveyance, transfer or lease by or on behalf of that jurisdiction or any political subdivision or taxing authority thereof or therein as at the date such consolidation, merger, conveyance, transfer or lease is effective; and

(ii)	any cost of expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(d)	the Person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or to whom any relevant Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties or assets, agrees that it shall be subject to the rights and obligations in Condition 8.2 and Condition 9 to the same extent as such Issuer or Guarantor, subject to the terms of such Conditions, and that its jurisdiction of organisation (or any political subdivision or taxing authority thereof or therein) will be deemed a “Relevant Taxing Jurisdiction” as defined in Condition 9; and

(e)	the relevant Issuer or Guarantors, as the case may be, have delivered to the Trustee a certificate signed by two of its Authorised Officers stating that such consolidation, merger, conveyance, transfer or lease and such supplemental Trust Deed comply with the Conditions and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of any relevant Issuer or any Guarantor in accordance with this Condition 12, the successor entity formed by such consolidation or into which such Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor, as the case may be, under the Trust Deed with the same effect as if such successor entity had been named as such Issuer or Guarantor, as the case may be, herein and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Trust Deed and the Notes or Guarantees, as the case may be.

13.	REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

14.	PAYING AGENTS

The name of the initial Paying Agent and its initial specified office is set out below.

The relevant Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the relevant Issuer and the Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

The Paying Agents may not be United States persons, as defined for United States Federal tax purposes, and their respective specified offices may not be located in the United States or any of its possessions.

15.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

16.	NOTICES

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that any such publication in a newspaper will be made in the Financial Times in London. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules.

Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg. Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

17.	MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER AND SUBSTITUTION OF THE PRINCIPAL DEBTOR

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the relevant Issuer, any Guarantor or the Trustee and shall be convened by the relevant Issuer upon request by Noteholders holding not less than 15 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary

Resolution of the Noteholders will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes;

(ii)	to reduce or cancel the nominal amount of, or interest on, the Notes;

(iii)	to change the currency of payment of the Notes, the Receipts or the Coupons; or

(iv)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution of the Noteholders, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to (i) any modification to the Notes or to the provisions of the Trust Deed which is, in its opinion, of a formal, minor or technical nature or is made to correct a manifest error or an error which, in the opinion of the Trustee, is proven, and (ii) any other modification, and any waiver or authorisation of any breach or proposed breach, of the Notes or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or (iii) determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders). Any such modification, authorisation, waiver and any substitution effected pursuant to this Condition 17 shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate nominal amount of Notes for the time being outstanding shall be as valid and effective as a duly passed Extraordinary Resolution of the Noteholders.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

The Trustee shall, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the relevant Issuer and the Guarantors to the substitution in place of any relevant Issuer as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of any other company that is a member of the Westfield Group (the Substituted Company), provided that:

(i)	an irrevocable and unconditional guarantee is given by the relevant Issuer and Guarantors, on the terms set out in clause 6 of the Trust Deed, to the Trustee in a form satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company as such principal debtor; and

(ii)	certain other conditions set out in the Trust Deed are complied with.

18.	INDEMNIFICATION OF THE TRUSTEE AND TRUSTEE CONTRACTING WITH THE RELEVANT ISSUER AND/OR ANY ENTITY RELATED TO THE ISSUERS

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with any relevant Issuer and/or any entity related to any relevant Issuer without accounting for any profit.

19.	FURTHER ISSUES

The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

21.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1	Governing law

The Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons and any non-contractual obligations arising out of or in relation to the Trust Deed, the Agency Agreement, the Notes, the Receipts or the Coupons, are governed by, and shall be construed in accordance with, English law.

21.2	Submission to jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes, the Receipts, the Coupons and the Trust Deed, including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with the Notes, the Receipts, the Coupons or the Trust Deed, and accordingly any legal action or proceedings arising out of or in connection with the Notes, the Receipts, the Coupons or the Trust Deed (Proceedings) may be brought in such courts. The relevant Issuer and the Guarantors have in the Trust Deed irrevocably submitted to the jurisdiction of such courts and waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

21.3	Appointment of Process Agent

Each of the Issuers (other than WUKEF) and the Guarantors (other than WUKEF) have in the Trust Deed, irrevocably and unconditionally appointed WUKEF as its agent for service of process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

USE OF PROCEEDS

The net proceeds from each issue of Notes will be applied by the relevant Issuer for its general corporate purposes, which include making a profit. If, in respect of any particular issue of Notes which are derivative securities for the purposes of Article 15 of the Commission Regulation No 809/2004 implementing the Prospectus Directive, there is a particular identified use of proceeds, this will be stated in the applicable Final Terms.

DESCRIPTION OF THE WESTFIELD GROUP

Overview of the Westfield Group

The Westfield Group is one of the world’s largest listed retail property groups with an equity market capitalisation of approximately A$20.6 billion as at 31 May 2012.

The Westfield Group is a vertically integrated, internally managed global shopping centre group that is engaged primarily in the ownership, operation, development (with particular emphasis on the redevelopment and expansion of its existing shopping centres), design, construction, management, leasing and marketing of shopping centres and in funds and asset management on behalf of institutional and other investors.

As at 31 December 2011, the Westfield Group’s property investment portfolio consisted of interests in 121 shopping centres located in Australia, New Zealand, the United States, the United Kingdom and Brazil with more than 24,500 retail outlets in approximately 10.7 million square metres of gross leasable area (GLA). As at 31 December 2011, the Westfield Group’s property portfolio had a gross value (measured as the book value of the Westfield Group’s share of the properties and its joint venture partners’ and an external party’s share of properties managed by the Westfield Group) of approximately A$62.3 billion. The Westfield Group had total assets (comprising shopping centres and other assets) of A$36.9 billion as at 31 December 2011. The Westfield Group had property revenues of A$2.8 billion for the year ended 31 December 2011 (including the Westfield Group’s share of property revenues from equity accounted entities of A$0.9 billion).

The Westfield Group operates under a “stapled” structure, whereby WHL, WT and WAT and their respective subsidiaries operate as a single economic group with a common board of directors, management and public investor base, and report a single set of consolidated financial statements. The Westfield Group was formed in July 2004 by the stapling of the ASX listed securities of WHL, WT and WAT (Stapling Transaction). The stapled securities of the Westfield Group are quoted and trade together on the ASX under the code “WDC”. The stapled securities cannot be traded separately. The Westfield Group has an American Depositary Receipt (ADR) programme in the United States for which The Bank of New York is the depositary. The ADRs are traded over-the-counter in the United States under the symbol “WFGPY” and each ADR represents two stapled securities.

Business Segments

The Westfield Group operates in the following business segments:

•	shopping centre ownership;

•	property management, marketing and leasing;

•	property development, design and construction; and

•	funds and asset management.

Shopping centre ownership

The Westfield Group’s shopping centres are geographically diverse, spread across Australia, New Zealand, the United States, the United Kingdom and Brazil. The shopping centres are generally located near or in major metropolitan areas, anchored by long-term tenancies with major retailers and incorporate a wide-cross section of specialty retailers and national chain store operators.

The Westfield Group’s shopping centre investments are undertaken on both a wholly owned basis and through joint ventures and co-ownership arrangements, primarily with major institutional investors and Westfield Retail Trust.

Australia and New Zealand

In Australia and New Zealand, as at 31 December 2011, the Westfield Group owned interests in 55 shopping centres, comprising approximately 4.0 million square metres of GLA. Of these 55 properties, 29 properties are jointly owned with Westfield Retail Trust, 25 properties are held through joint ventures or co-ownership arrangements with both Westfield Retail Trust and other parties and one property is held through a joint ownership structure that does not include Westfield Retail Trust. As at 31 December 2011, the gross value of these investments (including work in progress and assets held for redevelopment and development) was approximately A$34.6 billion, of which the book value for the Westfield Group’s proportionate interest (including work in progress and assets held for redevelopment and development) was A$13.7 billion. The Westfield Group manages 49 of the 55 shopping centres.

United States

In the United States, as at 31 December 2011, the Westfield Group owned interests in 55 shopping centres comprising approximately 5.9 million square metres of GLA. Of these 55 properties, 48 are accounted for as consolidated entities and seven are accounted for as equity accounted joint ventures. As at 31 December 2011, the gross value of these investments (including work in progress and assets held for redevelopment and development) was approximately A$18.0 billion, of which the book value of the Westfield Group’s proportionate interest (including work in progress and assets held for redevelopment and development) was A$15.7 billion. The Westfield Group manages all 55 shopping centres as well as 13 airport concessions.

United Kingdom

In the United Kingdom, as at 31 December 2011, the Westfield Group owned interests in and managed eight shopping centres, comprising approximately 0.7 million square metres of GLA. All but one of the Westfield Group’s shopping centres in the United Kingdom were held through joint ventures. As at 31 December 2011, the gross value of these investments (including work in progress and assets held for redevelopment and development) was approximately A$9.1 billion, of which the book value of the Westfield Group’s proportionate interest (including work in progress and assets held for redevelopment and development) was A$4.9 billion.

Brazil

In Brazil, as at 31 December 2011, the Westfield Group owned interests in three operating shopping centres located in the state of Santa Catarina, Brazil, comprising approximately 0.1 million square metres of GLA. All of these properties are owned and managed by a joint venture entity, Westfield Almeida Junior Shopping Centers S.A., in which the Westfield Group has a 50 per cent. interest. As at 31 December 2011, the gross value of these investments (including work in progress and assets held for redevelopment and development) was approximately A$0.6 billion, of which the book value of the Westfield Group’s proportionate interest (including work in progress and assets held for redevelopment and development) was A$0.3 billion.

Property management, marketing and leasing

Property management involves leasing and day-to-day management and marketing of the Westfield Group’s shopping centre portfolio and other properties. The Westfield Group’s shopping centres are designed to provide an efficient and dynamic environment for retailers and a quality shopping experience for consumers, creating a platform for its retailers to enhance their performance and for the Westfield Group to maximise its returns. The Westfield Group works to build and maintain long-term relationships with its retailers in addition to developing strong relationships with consumers by supporting the local community of each shopping centre through various marketing activities. The Westfield Group believes that its management style has the potential to improve the performance of its retail property assets, resulting in income growth and long term capital appreciation for investors.

As at 31 December 2011, the Westfield Group was the manager of 13 airport concessions in the United States consisting of approximately 55,000 square metres of GLA and approximately 560 retailers in Boston, Houston, Miami, New York, Newark, Orlando and Washington, D.C.

Property development, design and construction

The Westfield Group’s property development, design and construction business involves the development, design, construction, initial leasing and redevelopment of shopping centres. These activities are undertaken primarily in relation to properties the Westfield Group owns or manages. While the Westfield Group undertakes a small number of new developments, its property development activities are primarily focused on redeveloping and expanding its existing properties. The Westfield Group’s development activities include purchasing land, obtaining approvals from regulatory authorities, conducting negotiations with major retailers, preparing feasibility studies and acting as architect, project manager and general contractor for shopping centre development and redevelopment projects.

The Westfield Group’s property development activities are vertically integrated and involve all of the elements of development, design, construction and leasing with a view to maximising returns on investment from both increased rental income and capital appreciation of the asset.

As at 31 December 2011, the Westfield Group had four major redevelopment projects under construction, as well as a programme of small projects in the United States, at an estimated total investment of A$2.4 billion (the Westfield Group’s share being A$1.3 billion).

Funds and asset management

The Westfield Group manages certain assets on behalf of institutional and other investors for which it receives funds management fees, other than for Westfield Retail Trust. The Westfield Group generally undertakes these activities on a joint venture or co-ownership basis on specific properties or through the establishment and management of wholesale funds.

In addition, Westfield Management Limited is the responsible entity of the Carindale Property Trust, which is an Australian publicly listed property trust that owns a 50 per cent. interest in Westfield Carindale in Brisbane, Australia. As at 31 December 2011, the Westfield Group had approximately A$62.3 billion of retail property assets under management.

Business strategy

The Westfield Group’s primary business objective is to own the best shopping centres in the best markets to provide superior returns in the form of stable income and capital growth for its investors. This is undertaken through the intensive management and redevelopment of the Westfield Group’s existing portfolio and acquisition of interests in additional shopping centres to which the Westfield Group’s operating strategy is applied. The primary strategies to achieve this objective are to:

Maximise financial performance through intensive management and redevelopment of the Westfield Group’s shopping centres

The Westfield Group concentrates on actively managing its shopping centres, developing strong relationships with retailers and providing efficient and customer-friendly service to consumers while seeking to strictly control operating costs. The Westfield Group brands its shopping centres in the United States and in Australia and New Zealand, and are progressively branding its shopping centres in the United Kingdom as “Westfield” shopping centres through advertising, promotions and customer service programmes. The Westfield Group believes branding builds shopper recognition and loyalty, especially in multi-shopping centre markets. The Westfield Group believes that these are important strategies that differentiates its management philosophy from its competitors.

The Westfield Group’s shopping centre management strategy includes undertaking initiatives designed to increase customer traffic through its shopping centres, which improves the sales of the Westfield Group’s retail tenants and, ultimately, its rental income. Initiatives include increasing leased rates, increasing rentable area within the existing building structure, maximising the temporary and specialty leasing programme, improving the merchandise mix and range of tenants, responding to developing consumer trends in areas such as entertainment and cinemas, converting non-productive space to rentable area and promoting shopping centres with intensive marketing. The Westfield Group believes that advertising is also critical to improving customer traffic. The Westfield Group has in-house marketing staff to provide advertising, promotional and media services to its shopping centres.

The Westfield Group seeks to increase rental income by leasing currently unleased space, increasing base rents as current leases with below market rents expire, increasing occupancy levels, increasing rentable area in its shopping centres and repositioning its shopping centres to increase sales productivity. The Westfield Group’s rental income is substantially derived from minimum contracted rents payable under lease contracts. These lease structures reduce the volatility of rental income and provide the Westfield Group with stable cashflows.

The Westfield Group believes that redevelopment and expansion are key to maximising the use and performance of its assets and increasing the Westfield Group’s income growth and capital appreciation. Retailing and consumer trends are constantly changing, and redevelopment is a key component in ensuring that the Westfield Group’s shopping centres remain at the forefront of retail trends and maintain their relevance to consumers. The Westfield Group’s property development activities encompass all of the elements of development, design, construction and leasing with a view to maximising returns on investment from both increased rental returns and capital appreciation of the asset. In addition, following redevelopment, the Westfield Group’s properties often benefit from an increase in capital value upon completion.

Pursue selective acquisitions

The Westfield Group regularly evaluates and, where appropriate, undertakes acquisition opportunities in existing or new markets that it expects to create long term value for its security holders. In general, the Westfield Group’s investment criteria include the goals that the property be of a quality consistent with its existing portfolio, that the property have potential for increased income and value through redevelopment and that the property generate sufficient income pending any such redevelopment to support the acquisition costs. These criteria may not all be met on an individual property basis where the Westfield Group acquires property portfolios, in which case the Westfield Group assesses the portfolio as a whole.

In 2011, the Westfield Group expanded into continental Europe, entering into an agreement to acquire a 50 per cent. interest in a major development site in Milan, Italy, that has planning approval for building a world-class regional shopping centre. The Westfield Group also entered into Brazil, acquiring a 50 per cent. interest in Almeida Junior Shopping Centers S.A., which owns and manages shopping centres located in the state of Santa Catarina, Brazil.

Maintain and enhance the Westfield Group’s financial strength

Shopping centre investment and management is capital intensive, and maintaining financial strength is important for growth. The foundation of the Westfield Group’s financial strength is its portfolio of high quality properties across multiple geographies, which provides the Westfield Group with a diverse revenue base and strong cash flows. The Westfield Group’s financial strength gives it the ability to take advantage of development, redevelopment and other investment opportunities when they arise and affords it consistent access to debt and equity markets to fund these activities.

The Westfield Group continues to manage its invested capital position to deliver sustainable earnings growth and higher return on equity. This entails freeing up capital for deployment in higher quality assets with better forecast investment returns, by disposing of assets that no longer meet the Westfield Group’s investment criteria, and selling down its interest in other assets to joint venture partners. It is the Westfield Group’s intention that its share of future development projects will be partially funded with retained earnings, while any material acquisitions will be predominantly funded with equity capital.

In 2010, the Westfield Group transferred 50 per cent. of the interests it held in 54 of its Australian and New Zealand shopping centres to Westfield Retail Trust for an aggregate consideration of A$12.1 billion, A$7.3 billion of which the Westfield Group distributed to its stapled security holders in the form of Westfield Retail Trust stapled securities. In 2011, the Westfield Group sold its 50 per cent. interest in the retail component of Westfield Stratford City in London, United Kingdom for £871.5 million, following project completion and opening of the centre, and sold its 50 per cent. interest in Cairns Central in Cairns, Australia for A$261 million and its 75 per cent. interest in Broadmarsh in Nottingham, United Kingdom for £55 million.

Master Negative Pledge Deed Poll

In connection with the Stapling Transaction, WHL, WML and WAML entered into a Master Negative Pledge Deed Poll (Master Negative Pledge), which contains certain undertakings and financial covenants, representations and warranties by WHL and the Responsible Entities in respect of themselves and certain other controlled entities. The Master Negative Pledge is given for the benefit of each present and future “finance party” of the Westfield Group. The term “finance party” is defined as any person designated as a finance party for the purposes of the Master Negative Pledge in a finance document. To the extent that a document relating to financing arrangements of the Westfield Group is designated as a finance document and the bank or financial institution providing such arrangements to the Westfield Group is designated a finance party, such bank or financial institution will be entitled to the benefits of the Master Negative Pledge. The holders of the Notes will not be designated as finance parties and, therefore, will not be entitled to the benefits of the Master Negative Pledge. The Master Negative Pledge also sets forth the basis upon which defaults or events of default may occur under the financing arrangements of the obligors to the Master Negative Pledge and the acceleration rights of lenders in that event. The undertakings contained in the Master Negative Pledge include, among others:

•	the provision of certain financial statements;

•	maintenance of certain financial ratios;

•	maintenance of certain insurance;

•	compliance with laws;

•	limitations on the Westfield Group’s ability to enter into any merger or consolidation, subject to certain exceptions;

•	limitations on the creation of liens other than permitted liens;

•	certain trust-related undertakings given by the Responsible Entities with respect to WT and WAT; and

•	limitations on the sale, transfer or disposal of assets, subject to certain exceptions.

Master Guarantee Deed Poll

In addition to the Master Negative Pledge, WHL, WML and WAML and certain subsidiaries of WHL, WT and WAT (not including WEA and WALP but including the Issuers (other than WUKEF) and the Subsidiary Guarantors (other than WUKEF)) entered into a Master Guarantee Deed Poll, or Master Guarantee, pursuant to which WHL, WML and WAML severally, and those subsidiaries, jointly and severally, agreed to unconditionally and irrevocably guarantee the monetary obligations of a “debtor” to a “guarantee beneficiary”. The term “debtor” is defined initially as the finance subsidiaries of WHL, WT and WAT. The term “guarantee beneficiary” is defined as any person designated as a “guarantee beneficiary” for the purposes of the Master Guarantee in respect of a finance document. As in the case of the Master Negative Pledge, to the extent that a document or instrument relating to financing or hedging arrangements of the Westfield Group is designated as a finance document and each bank, financial institution or other person is designated as a guarantee beneficiary, such bank, financial institution and other person will be entitled to the benefits of the Master Guarantee. In addition, each debtor guarantees the monetary obligations of the other debtors to a guarantee beneficiary. The Trust Deed governing the Notes will not be designated as a finance document and, as a result, holders of the Notes will not be entitled to the benefits of the Master Guarantee.

The Westfield Group anticipates that substantially all of its future unsecured indebtedness in respect of bank debt will be subject to the Master Negative Pledge and Master Guarantee or similar arrangements.

Recent Developments

U.S. Joint Venture

In March 2012, the Westfield Group formed a joint venture with the Canada Pension Plan Investment Board (CPPIB) over 12 of the Westfield Group’s U.S. assets. CPPIB became a 45 per cent. joint venture partner in the portfolio, which the Westfield Group owned and which had a gross value of U.S.$4.8 billion as of 31 December 2011.

The Westfield Group will continue to act as the managing general partner for the joint venture and will be responsible for property management, leasing and development. The transaction will increase the number of joint ventured centres in the United States to 19, representing 50 per cent. (by book value) of the Westfield Group’s U.S. portfolio. The transaction generated approximately U.S.$1.85 billion in net cash after CPPIB’s assumption of property related debt.

Sale of U.K. Centres

In March 2012, the Westfield Group sold its interests in three, non-core shopping centres in the United Kingdom. The sale of Westfield Group’s 33 per cent. interest in Belfast, 50 per cent. interest in Guildford and 33 per cent. interest in Tunbridge Wells resulted in net proceeds of £107 million.

On-market Security Buyback Programme

In February 2012, the Westfield Group announced its intention to undertake an on-market buyback of its stapled securities for up to 10 per cent. of its issued capital, which would be completed within 12 months. In March 2012, the Westfield Group commenced the on-market buyback. The programme will be funded by excess capital and undrawn committed facilities. As of 31 May 2012, the Westfield Group had repurchased 41,385,035 securities at an average price of A$9.08 per security and at a total cost of A$375.8 million.

Completion of Westfield Sydney

On 4 April 2012, Westfield Retail Trust repaid the Westfield Group’s A$1.34 billion loan to finance its purchase of 50 per cent. of Westfield Sydney. This followed practical completion of Westfield Sydney, following progressive opening of the retail space of the development in stages from October 2010.

Divestment of U.S. Centres

On 18 April 2012, the Westfield Group announced its entry into agreements to divest eight non-core shopping centres in the United States for U.S.$1.154 billion, including the assumption of property related debt totalling U.S.$290 million. Starwood Capital Group will acquire a majority interest in seven of the centres, with the Westfield Group retaining a 10 per cent. minority interest in those centres. The eighth centre, Eastland, was sold in a separate transaction. Both transactions settled in the second quarter of 2012.

MANAGEMENT

Directors and senior management

The boards of directors of WHL, WML and WAML have a common membership.

The following table sets out certain information regarding the Westfield Group’s directors and senior management.

The business address of the Australia-based directors and members of senior management is Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia.

The business address of the US-based directors and members of senior management is 11601 Wilshire Boulevard, 11th Floor, Los Angeles, California, 90025 United States of America. The business address of the UK-based directors and members of senior management is 6th Floor, MidCity Place, 71 High Holborn, London WC1V 6EA, United Kingdom.

Name	Positions(s)	Based in

Directors

Frank P Lowy AC	Chairman/Non-Executive Director	Australia
Brian M Schwartz AM	Deputy Chairman/Non-Executive Director	Australia
Peter K Allen	Executive Director/Group Chief Financial Officer	Australia
Ilana R Atlas	Non-Executive Director	Australia
Roy L Furman	Non-Executive Director	United States
Peter H Goldsmith QC PC	Non-Executive Director	United Kingdom
Frederick G Hilmer AO	Non-Executive Director	Australia
Stephen P Johns	Non-Executive Director	Australia
Peter S Lowy	Executive Director/Co-Chief Executive Officer	United States
Steven M Lowy AM	Executive Director/Co-Chief Executive Officer	Australia
John McFarlane	Non-Executive Director	Australia
Judith Sloan	Non-Executive Director	Australia

Senior management

Mark A Bloom	Deputy Group Chief Financial Officer	Australia
Andrew M Clarke	Chief Financial Officer, Australia and New Zealand Operations	Australia
Michael J Gutman	Managing Director (UK, Europe & New Markets)	United Kingdom / Australia
Robert R Jordan	Managing Director, Australia, United States and New Zealand	Australia / United States
Kevin McKenzie	Chief Digital Officer	United States
Greg J Miles	Chief Operating Officer, United States	United States
Peter Miller	Chief Operating Officer (UK & Europe)	United Kingdom
Elliott C Rusanow	Group Director, Finance	Australia
Peter Schwartz	Senior Executive Vice President and General Counsel, United States	United States
Michael A Skovran	Chief Financial Officer, United States Operations	United States
Philip S Slavin	Director, Finance (UK & Europe)	United Kingdom
Mark A Stefanek	Chief Financial Officer, United States	United States
Simon Tuxen	Group General Counsel and Company Secretary	Australia
John Widdup	Chief Operating Officer, Development, Design and Construction, Australia	Australia

The directors of WHL, WML and WAML, respectively, have no potential conflicts of interest between their duties to WHL, WML and WAML, respectively, and their private interests and/or other duties. If a conflict of interest arose, that director would be excluded from participating in discussions or voting on the matter unless expressly permitted by law.

Frank P. Lowy, AC. Frank Lowy is the chairman and co-founder of the Westfield Group. Having served as Westfield’s chief executive officer for over 50 years, Mr. Lowy assumed a non-executive role in May 2011. He is the founder and chairman of the Lowy Institute for International Policy and chairman of Football Federation Australia.

Brian M. Schwartz AM. Brian Schwartz was appointed as a non-executive director of WHL, WML and WAML in May 2009 and became deputy chairman in May 2011. In a career with Ernst & Young Australia spanning more than 25 years, Mr. Schwartz rose to the positions of chairman (1996-1998) and then chief executive officer of the firm from 1998 to 2004. From 2005 to 2009, Mr. Schwartz held the role of chief executive officer of Investec Bank (Australia) Limited. Mr. Schwartz is chairman of Insurance Australia Group Limited, deputy chairman of Football Federation Australia Limited, a director of Brambles Limited and is a fellow of the Australian Institute of Company Directors and the Institute of Chartered Accountants.

Peter K. Allen. Peter Allen was appointed as an executive director of WHL, WML and WAML in May 2011 and is the Westfield Group’s chief financial officer. Mr. Allen worked for Citibank in Melbourne, New York and London before joining the Westfield Group in 1996 as director for business development. From 1998 to 2004, he was based in London as the Westfield Group’s chief executive officer of United Kingdom/Europe and was responsible for establishing the Westfield Group’s presence in the United Kingdom. Mr. Allen is a director of Westfield Retail Trust and is on the board of the Kolling Foundation. He is also an associate member of the Australian Property Institute (AAPI).

Ilana R. Atlas. Ilana Atlas was appointed as a non-executive director of WHL, WML and WAML in May 2011. Ms. Atlas was previously a partner of Mallesons Stephen Jaques and held a number of managerial roles at the firm, including managing partner and executive partner, people and information. In 2000 she joined Westpac as group secretary and general counsel before being appointed to the role of group executive, people from 2003 to 2010. Ms. Atlas is a director of Suncorp Group Limited and Coca-Cola Amatil Limited, chairman of Bell Shakespeare Company and pro-chancellor of the Australian National University.

Roy L. Furman. Roy Furman was appointed as a non-executive director of WHL in July 2004, having served as a non-executive director of WAML since 2002. He holds a degree in law from Harvard Law School. Mr. Furman is based in the United States and is vice chairman of Jefferies and Company and chairman of Jefferies Capital Partners, a group of private equity funds. In 1973 he co-founded Furman Selz, an international investment banking, institutional brokerage and money-management firm, and was its chief executive officer until 1997.

Peter H. Goldsmith QC PC. Lord (Peter) Goldsmith was appointed as a non-executive director of WHL, WML and WAML in August 2008. He holds a degree in law from Cambridge University and a master of laws from University College London. Lord Goldsmith has been admitted to practise in New South Wales. He is a partner of the international law firm Debevoise & Plimpton LLP. In 1987, Lord Goldsmith was appointed Queen’s Counsel and a Crown Court Recorder and he has been a deputy High Court judge since 1994. For six years until June 2007, Lord Goldsmith served as the United Kingdom’s Attorney General. Lord Goldsmith was created a Life Peer in 1999 and a Privy Counsellor in 2002 and he remains a member of the House of Lords. Lord Goldsmith’s other past positions include chairman of the Bar of England and Wales, chairman of the Financial Reporting Review Panel and founder of the Bar Pro Bono Unit.

Frederick G. Hilmer, AO. Frederick Hilmer was appointed a non-executive director of WHL in 1991. He holds degrees in law from the Universities of Sydney and Pennsylvania and a master of business administration from the Wharton School of Finance. Professor Hilmer became vice-chancellor and president of the University of NSW (UNSW) in June 2006. From 1998 until November 2005, he was chief executive officer and a director of John Fairfax Holdings Limited. Between 1989 and 1997, he was dean and professor of management at the Australian Graduate School of Management (UNSW).

Stephen P. Johns. Stephen Johns was appointed an executive director of WHL in 1985. He holds a bachelor of economics degree from the University of Sydney and is a fellow of the Institute of Chartered Accountants in Australia. Mr Johns held a number of positions within Westfield, including group finance director from 1985 to 2002, and became a non-executive director in October 2003. He is chairman of Leighton Holdings Limited and a director of Brambles Limited.

Mark R. Johnson, AO. Mark Johnson was appointed as a non-executive director of WHL, WML and WAML in May 2010. He holds a degree in law from the University of Melbourne and a master of business administration from Harvard University. Mr. Johnson is a senior adviser for Gresham Partners in Sydney and chairman of Alinta Energy and the Australian Government’s Australian Financial Centre Task Force. He is one of the Prime Minister’s three Australian representatives on the APEC Business Advisory Council (ABAC) and was chairman of ABAC and the APEC Business Summit in Sydney in 2007. Mr. Johnson is also a member of the board of governors of the Institute for International Trade at the University of Adelaide and a life governor of the Victor Chang Cardiac Research Institute. He has previously held senior roles in Macquarie Bank before retiring as deputy chairman in July 2007 and his former directorships include Pioneer International and the Sydney Futures Exchange.

Peter S. Lowy. Peter Lowy was appointed managing director of WHL in 1997 and currently serves as co-chief executive officer of the Westfield Group. He holds a bachelor of commerce degree from the University of NSW. Prior to joining Westfield in 1983, Mr. Lowy worked in investment banking both in London and New York. He serves as chairman of the Homeland Security Advisory Council for Los Angeles county; he also serves on the RAND Corporation executive committee and board of trustees, the executive committee of the Washington Institute for Near East Policy, the board of governors for National Association of Real Estate Investment Trusts, and is a director of the Lowy Institute for International Policy.

Steven M. Lowy, AM. Steven Lowy was appointed managing director of WHL in 1997 and currently serves as co-chief executive officer of the Westfield Group. Mr. Lowy holds a bachelor of commerce (honours) degree from the University of NSW. Prior to joining Westfield in 1987, he worked in investment banking in the United States. He is president of the board of trustees of the Art Gallery of New South Wales, chairman of the Victor Chang Cardiac Research Institute, a director of the Lowy Institute for International Policy, a member of the Prime Minister’s Business-Government Advisory Group on National Security and chairman of the board of management for the Associate Degree of Policing Practice NSW (ADPP).

John McFarlane. John McFarlane was appointed as a non-executive director of WHL, WML and WAML in February 2008. He holds a master of arts degree from the University of Edinburgh and a master of business administration from Cranfield School of Management. In the United Kingdom, Mr. McFarlane is deputy chairman and chairman designate of Aviva plc. He was formerly chief executive officer of Australia & New Zealand Banking Group Limited for 10 years until 2007, a non-executive director of The Royal Bank of Scotland Group plc, group executive director of Standard Chartered plc and head of Citicorp and Citibank in the United Kingdom and Ireland. Mr. McFarlane was also president of the International Monetary Conference, chairman of the Australian Bankers Association and a director of the London Stock Exchange and the Auditing Practices Board.

Judith Sloan. Judith Sloan was appointed as a non-executive director of WHL, WML and WAML in February 2008. She is honorary professorial fellow at the Melbourne Institute of Applied Economic and Social Research at the University of Melbourne. Professor Sloan holds a first class honours degree in economics and a master of arts degree in economics specialising in industrial relations from the University of Melbourne and a master of science degree in economics from the London School of Economics. Professor Sloan has previously held an academic appointment at Flinders University and is currently a director of the Lowy Institute for International Policy. Professor Sloan is also the current contributing economics editor at the Australian newspaper. Her previous appointments include chairman of Primelife Limited, deputy chair of the Australian Broadcasting Corporation, director of Santos Limited and Mayne Nickless Limited and commissioner of the Productivity Commission.

The senior management team of the Westfield Group is as follows:

Andrew Clarke. Andrew Clarke joined the Westfield Group in 2005, and over this period he has held numerous roles within the Australian Finance division. He was appointed chief financial officer, Australia and New Zealand in 2012. He holds a bachelor of business commerce and administration from the Victoria University of Wellington, New Zealand. Prior to joining the Westfield Group, Mr. Clarke served as financial controller for a global eBusiness organisation and CRM consultancy, and he started his career with Horwath Chartered Accountants. Mr. Clarke is a member of the Institute of Chartered Accountants in New Zealand.

Mark A. Bloom. Mark Bloom joined the Westfield Group in March 2003 as a deputy group chief financial officer. Prior to joining Westfield, Mr. Bloom was executive director - finance for the Liberty Group Ltd in Johannesburg.

Michael J. Gutman. Michael Gutman joined the Westfield Group in 1993. In 1999, Mr. Gutman was appointed joint chief operating officer responsible for development, design and construction in Australia and New Zealand. In early 2003, Mr. Gutman relocated to the United Kingdom as chief operating officer (UK & Europe). In early 2006, he was appointed as managing director (UK & Europe). In 2011, Mr. Gutman’s role expanded to include business development in new markets.

Robert R. Jordan. Robert Jordan joined the Westfield Group in 1987. In 1999, Mr. Jordan was appointed joint chief operating officer responsible for management, marketing and leasing in Australia and New Zealand. In 2003, he was appointed chief operating officer for Australia and New Zealand. In early 2006, he was appointed as managing director, Australia and New Zealand. Mr. Jordan is also chairman of the Shopping Centre Council of Australia and is on the board of directors for the Property Council of Australia. In 2011, Mr Jordan’s role expanded to include responsibility for the Westfield Group’s United States operations.

Kevin McKenzie. Kevin McKenzie joined the Westfield Group as Chief Digital Officer in May 2012. Mr. McKenzie has more than 16 years’ experience in internet, mobile and product development. Prior to joining the Westfield Group, Mr. McKenzie was the founder and president of JiWire Inc, a digital location-based media channel. Prior to founding JiWire in 2003, Mr. McKenzie was senior vice president, shopping services, with CNET Networks Inc.

Greg J. Miles. Greg Miles is the chief operating officer for the United States. Mr. Miles was appointed to his current role in 2012, having joined the Westfield Group in 1997 as asset general manager, New South Wales. Mr. Miles has over 20 years’ experience in commercial real estate, predominantly focused on retail. Prior to joining the Westfield Group, Mr. Miles was property investment manager for Colonial First State Property, responsible for the development, management and acquisition of retail, commercial and industrial assets.

Peter H. Miller. Peter Miller joined the Westfield Group in 1994. In 2000, Mr. Miller took part in establishing Westfield in the United Kingdom. In 2007, Mr. Miller was appointed director of development, design and construction for the United Kingdom and, in 2008, he was appointed chief operating officer (UK & Europe). Mr. Miller is a member of the International Council of Shopping Centers and the British Council of Shopping Centres (BCSC) and also sits on the BCSC Advisory Panel.

Elliott C. Rusanow. Elliott Rusanow joined the Westfield Group in 1999. Prior to joining the Westfield Group, Mr. Rusanow worked at Bankers Trust Australia Limited. In October 2003, Mr. Rusanow was appointed director, investor relations & equity markets, having previously held the positions of executive assisting the managing director and manager, Westfield Trust. In 2005, Mr. Rusanow relocated to the United Kingdom as director, finance, United Kingdom/Europe. He returned to Australia in early 2007 and currently holds the position of group director, finance.

Peter Schwartz. Peter Schwartz joined Westfield in 2002. Mr. Schwartz was a partner at Debevoise & Plimpton in New York from 1994 to 2002 and an associate at the firm from 1984 to 1993. At Debevoise & Plimpton, Mr. Schwartz began working with Westfield in 1986.

Michael A. Skovran. Michael Skovran joined the Westfield Group in 2007 as chief financial officer, United States operations. He holds a bachelor of business administration in accounting from the University of Cleveland State. Prior to joining the Westfield Group, Mr. Skovran was with Avery Dennison for 21 years, the last five years as the corporate controller. He started his career in public accounting and spent two years at Coopers and Lybrand. Mr. Skovran is a certified public accountant.

Philip S. Slavin. Philip Slavin joined the Westfield Group in 2008 as head of strategic planning (UK) and was appointed director of finance (UK & Europe) in 2011. Prior to joining the Westfield Group, Mr. Slavin was a director at Deloitte LLP in both London and New York, specialising in the real estate sector. Mr. Slavin is a member of the Institute of Chartered Accountants in England and Wales and a member of the Chartered Institute for Securities and Investment.

Mark A. Stefanek. Mark Stefanek joined the Westfield Group in 1994 and was appointed chief financial officer, United States in 1997. With extensive experience in real estate finance and development, Mr. Stefanek is currently responsible for corporate transactions, investor relations, tax compliance and capital raisings in the United States. Prior to joining the Westfield Group, Mr. Stefanek served as vice president, finance and administration for the Disney Development Corporation from 1991 to 1994. From 1985 to 1991, he was the chief financial officer of Western Development Corporation in Washington, D.C. Mr. Stefanek is a certified public accountant.

Simon Tuxen. Simon Tuxen joined the Westfield Group in 2002 as group general counsel and company secretary. Prior to joining the Westfield Group, Mr. Tuxen was the general counsel of BIL International Limited in Singapore and the group legal manager of the Jardine Matheson Group in Hong Kong. Mr. Tuxen was a partner of Mallesons Stephen Jaques from 1987 to 1993.

John Widdup. John Widdup joined the Westfield Group in 1994 as a development executive in Australia. He was appointed director, New Zealand in 2000 and chief operating officer, United States in 2007. Prior to joining the Westfield Group, he was managing director at PMA, a property development company in South Africa. In 2011, Mr. Widdup was appointed chief operating officer development, design and construction, Australia.

DESCRIPTION OF THE ISSUERS

General

One or more of WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield UK & Europe Finance plc, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited will be the Issuer(s) of the Notes. Each Series of the Notes will be the obligation of an Issuer or the joint and several obligations of the relevant Issuer, as specified in the applicable Final Terms.

WT Finance (Aust) Pty Limited

WT Finance (Aust) Pty Limited (ABN 16 108 806 711) was incorporated and registered in Australia as a proprietary company limited by shares on 22 April 2004. It was previously named A.C.N. 108 806 711 Pty Limited and changed its name to WT Finance (Aust) Pty Limited on 16 July 2004.

The principal legislation under which WT Finance (Aust) Pty Limited operates is the Australian Corporations Act. Its registered office is located at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000. WT Finance (Aust) Pty Limited is a wholly owned finance subsidiary of WT. The relationship between WT Finance (Aust) Pty Limited and WT is governed by the applicable statutes and regulations of Australia.

Westfield Finance (Aust) Limited

Westfield Finance (Aust) Limited (ABN 37 093 642 865) was incorporated and registered in Australia as a public company limited by shares on 5 July 2000. It was previously named Mitcec Limited and Westfield Europe Management Limited. Its name was changed to Westfield Finance (Aust) Limited on 16 July 2004.

The principal legislation under which Westfield Finance (Aust) Limited operates is the Australian Corporations Act. Its registered office is located at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000. Westfield Finance (Aust) Limited is a wholly owned finance subsidiary of WHL. The relationship between Westfield Finance (Aust) Limited and WHL is governed by the applicable statutes and regulations of Australia.

WFA Finance (Aust) Pty Limited

WFA Finance (Aust) Pty Limited (ABN 41 108 802 384) was incorporated and registered in Australia as a proprietary company limited by shares on 21 April 2004. It was previously named A.C.N. 108 802 384 Pty Limited and changed its name to WFA Finance (Aust) Pty Limited on 6 September 2004.

The principal legislation under which WFA Finance (Aust) Pty Limited operates is the Australian Corporations Act. Its registered office is located at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000. WFA Finance (Aust) Pty Limited is a wholly owned finance subsidiary of WAT. The relationship between WFA Finance (Aust) Pty Limited and WAT is governed by the applicable statutes and regulations of Australia.

Westfield UK & Europe Finance plc

Westfield UK & Europe Finance plc was incorporated and registered in England and Wales as a public company limited by shares on 6 June 2012 with registered number 8094102.

The principal legislation under which Westfield UK & Europe Finance plc operates is the United Kingdom Companies Act 2006. Its registered office is at 6th Floor, MidCity Place, 71 High Holborn, London WC1V 6EA, United Kingdom, telephone number +44 207 061 1400. Westfield UK & Europe Finance plc is a wholly owned indirect finance subsidiary of WHL. The relationship between Westfield UK & Europe Finance plc and WHL is governed by the applicable statutes and regulations of England.

The authorised share capital of Westfield UK & Europe Finance plc is £50,000 divided into 50,000 ordinary shares of £1.00 each, all of which are issued and paid up as to 25 pence per ordinary share and held by Cavemont Pty. Limited, a wholly owned subsidiary of WHL.

WT Finance (NZ) Limited

WT Finance (NZ) Limited was incorporated and registered in New Zealand as a New Zealand company on 24 June 2004 with registered number 1528068. The principal legislation under which WT Finance (NZ)

Limited operates is the Companies Act 1993 of New Zealand. Its registered office is located at Level 2, Office Tower, 277 Broadway, Newmarket, Auckland, New Zealand, telephone number +64 9 978 5050. WT Finance (NZ) Limited is a wholly owned finance subsidiary of WT. The relationship between WT Finance (NZ) Limited and WT is governed by the applicable statutes and regulations of New Zealand.

Westfield Finance (NZ) Limited

Westfield Finance (NZ) Limited was incorporated and registered in New Zealand as a New Zealand company on 24 June 2004 with registered number 1527864. The principal legislation under which Westfield Finance (NZ) Limited operates is the Companies Act 1993 of New Zealand. Its registered office is located at Level 2, Office Tower, 277 Broadway, Newmarket, Auckland, New Zealand, telephone number +64 9 978 5050. Westfield Finance (NZ) Limited is a wholly-owned finance subsidiary of WHL. The relationship between Westfield Finance (NZ) Limited and WHL is governed by the applicable statutes and regulations of New Zealand.

Principal activity of Issuers

The principal activity of each of the Issuers is to undertake financing activities on behalf of the Westfield Group and advance the net proceeds of borrowings to the Parent Guarantors or subsidiaries of the Parent Guarantors. It is expected that substantially all of the assets of each of the Issuers will consist of loans to the Parent Guarantors or subsidiaries of the Parent Guarantors and, as such, each of the Issuers will depend on loan repayments or intercompany interest to service and repay the Notes.

Directors

The directors or executive officers of each Issuer are as follows:

WT Finance (Aust) Pty Limited

In such capacities, each having their business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia.

Name	Title
Peter Allen	Director
Mark Bloom	Director

Westfield Finance (Aust) Limited

In such capacities, each having their business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia.

Name	Title
Peter Allen	Director
Mark Bloom	Director
Steven Lowy	Director

WFA Finance (Aust) Pty Limited

In such capacities, each having their business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia.

Name	Title
Peter Allen	Director
Mark Bloom	Director

Westfield UK & Europe Finance plc

In such capacities, Peter Allen having his business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia and each of Michael Gutman, Peter Miller and Philip Slavin having his business address at 6th Floor, MidCity Place, 71 High Holborn, London WC1V 6EA, United Kingdom.

Name	Title
Peter Allen	Director
Michael Gutman	Director
Peter Miller	Director
Philip Slavin	Director

WT Finance (NZ) Limited

In such capacities, Peter Allen having his business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia and each of Bill Falconer and Philip Massam having his business address at Level 2, Office Tower, 277 Broadway, Newmarket, Auckland, New Zealand.

Name	Title
Peter Allen	Director
William Falconer, CNZM	Director
Philip Massam	Director

Westfield Finance (NZ) Limited

In such capacities, Peter Allen having his business address at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia and each of Bill Falconer and Philip Massam having his business address at Level 2, Office Tower, 277 Broadway, Newmarket, Auckland, New Zealand.

Name	Title
Peter Allen	Director
William Falconer, CNZM	Director
Philip Massam	Director

Peter Allen. Peter Allen was appointed as a director of WT Finance (NZ) Limited and Westfield Finance (NZ) Limited on 25 June 2004. Mr. Allen currently holds the position of group chief financial officer, Westfield Group (refer to the “Management” section for further details).

William Falconer, CNZM. Bill Falconer was appointed as a non-executive director of WT Finance (NZ) Limited, Westfield Trust (NZ) Limited and Westfield Finance (NZ) Limited on 25 June 2004.

Mr. Falconer is the chair of Tower Limited, the Meat Industry Association and the New Zealand Government’s primary sector innovation fund, Primary Growth Partnership. His former chairmanships include Natural Gas Corporation Ltd., Southern Petroleum NL, Maui Development Ltd., Port Taranaki Ltd., Restaurant Brands New Zealand Ltd, the Accident Compensation Commission, St. Luke’s Group Ltd., the Environmental Risk Management Authority and the NZSE Market Surveillance Panel.

Philip Massam. Philip Massam was appointed as an executive director of WT Finance (NZ) Limited and Westfield Finance (NZ) Limited on 28 October 2010.

Philip Massam joined Westfield in 2000 and has been head of the Westfield Group’s finance team in New Zealand since 2001. He holds a Bachelor of Commerce and Master of Business Administration from the University of Auckland and is member of the NZ Institute of Chartered Accountants. Prior to joining the Westfield Group, Mr. Massam held strategy and finance roles at Fletcher Challenge and Ernst & Young in Auckland and Toronto.

For the principal activities performed by the directors or executive officers of the Issuers outside their duties to the Issuers see “Management” and, in the case of WT Finance (NZ) Limited and Westfield Finance (NZ) Limited, the disclosure above.

The directors of WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield UK & Europe Finance plc, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited, respectively, have no potential conflicts of interest between their duties to WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield UK & Europe Finance plc, WT Finance (NZ) Limited and Westfield Finance (NZ) Limited, respectively, and their private interests and/or other duties. If a conflict of interest arose, that director would be excluded from participating in discussions or voting on the matter unless expressly permitted by law.

DESCRIPTION OF THE PARENT GUARANTORS

Westfield Group

In July 2004, the Westfield Group was formed by the Stapling Transaction. The stapled securities of the Westfield Group are quoted and trade together on the ASX under the code “WDC”. The Westfield Group has an ADR programme in the United States for which The Bank of New York Mellon is the depositary. The ADRs are traded over-the-counter in the United States under the symbol “WFGPY” and each ADR represents two stapled securities.

While each of WHL, WT and WAT continues to exist separately, the effect of the Stapling Transaction is to cause WHL, WT and WAT to operate as a coordinated economic group, with a common public investor base, common business objectives and a common membership of their boards of directors.

For accounting purposes, as a result of the Stapling Transaction, WHL is deemed to have acquired WT and WAT. As of July 2004, the consolidated financial statements of the Westfield Group comprise WHL and its controlled entities (including WT and WAT and each of their controlled entities on a consolidated basis). As at 31 December 2011, the Westfield Group had total assets of A$36.9 billion.

Westfield Holdings Limited

Westfield Holdings Limited (ABN 66 001 671 496) was incorporated in Australia as a public company limited by shares on 11 January 1979 as part of a corporate reorganisation of Westfield Limited (formerly Westfield Development Corporation Limited) which had been listed on the ASX since 1960. The principal legislation under which WHL operates is the Australian Corporations Act. Its registered office is Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000.

WHL is the legal entity through which the Westfield Group conducts its shopping centre development, design, construction and management, marketing and leasing operations and its funds and asset management activities. WHL also owns interests in the Group’s UK shopping centres. Subsidiaries of WHL are the funds managers of WT, WAT and Carindale Property Trust.

Westfield Trust

WT is the primary entity through which the Westfield Group owns its interests in shopping centres in Australia and New Zealand. WT also owns interests in the Group’s UK shopping centres.

WT is a managed investment scheme registered under the Australian Corporations Act. Its Australian Registered Scheme Number (ARSN) is 090 849 746.

Westfield Management Limited (ABN 41 001 670 579) is the responsible entity of WT. It was incorporated and registered in Australia as a public company limited by shares on 11 January 1979. It was originally named Westfield P T M Limited and changed its name on 4 October 1985.

The principal legislation under which Westfield Management Limited and WT operate is the Australian Corporations Act. The registered office of both Westfield Management Limited and WT is Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000.

Westfield America Trust

WAT is the primary entity through which the Westfield Group owns its interests in shopping centres in the United States, through its investment in Westfield America, Inc. (WEA).

WAT is a managed investment scheme registered under the Australian Corporations Act. Its Australian Registered Scheme Number (ARSN) is 092 058 449.

WEA operates as a real estate investment trust, or REIT, in the United States. In order to continue to qualify as a REIT, WEA is required to distribute at least 90 per cent. of its taxable income in addition to satisfying certain other requirements.

Westfield America Management Limited (ABN 66 072 780 619) is the responsible entity of WAT. It was incorporated and registered in Australia as a public company limited by shares on 12 February 1996.

The principal legislation under which Westfield America Management Limited and WAT operate is the Australian Corporations Act. The registered office of both Westfield America Management Limited and WAT is Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia, telephone number +61 2 9358 7000.

DESCRIPTION OF ADDITIONAL SUBSIDIARY GUARANTOR

In addition to each of the Issuers which is not specified as an Issuer in relation to a Series of Notes in the applicable Final Terms, WEA Finance LLC is a Subsidiary Guarantor.

WEA Finance LLC

WEA Finance LLC was formed in the State of Delaware, United States of America, as a limited liability company on 30 April 2004 with file number 3797582.

The principal legislation under which WEA Finance LLC operates is the Delaware Limited Liability Company Act. Its registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, United States, telephone number +1 213 243 9200, and its principal place of business is located at 11601 Wilshire Boulevard, 11th Floor, Los Angeles, California 90025, United States of America, telephone number +1 310 478 4456. WEA Finance LLC is a majority owned indirect finance subsidiary of WAT. The relationship between WEA Finance LLC and WAT is governed by the applicable statutes and regulations of the State of Delaware.

Directors

The directors of WEA Finance LLC are as follows and, in such capacities, each having their business address at 11th Floor, 11601 Wilshire Boulevard Los Angeles California, 90025 United States of America:

Name	Title
Peter Lowy	Director
Mark Stefanek	Director

For the principal activities performed by the directors of WEA Finance LLC outside their duties to WEA Finance LLC see “Management”. The directors of WEA Finance LLC have no potential conflicts of interest between their duties to WEA Finance LLC and their private interests and/or other duties. If a conflict of interest arose, that director would be excluded from participating in discussions or voting on the matter unless expressly permitted by law.

DESCRIPTION OF THE BORROWING AND CREDIT STRUCTURE FOR THE NOTES

The following chart sets out the Westfield Group’s borrowing and credit structure for the Notes:

References in this Offering Circular to the relevant Issuer shall, in relation to any issue or proposed issue of Notes, be references to whichever of one or more of WT Finance, WFAL, WFAF, WUKEF, WT Finance NZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms.

Where the applicable Final Terms specifies more than one Issuer as the relevant Issuer, the obligations of such Issuers in relation to the relevant Notes shall be joint and several obligations of such Issuers. As indicated in the chart above, the obligations of the relevant Issuer under the Notes will be guaranteed on a several basis by WHL, WML and WAML and will be guaranteed on a joint and several basis by the Subsidiary Guarantors.

The Westfield Group funding structures are established to facilitate the financing of the Westfield Group’s business in different geographic locations and ensure that, as far as practicable, all of its unsecured lenders, including prospective purchasers of the Notes, rank pari passu with one another irrespective of the Westfield Group subsidiary they lend into. Accordingly, finance subsidiaries, represented by the Subsidiary Guarantors and the Issuers, were established in each of the principal geographic locations in which the Westfield Group operates. The primary purpose of these finance subsidiaries is to borrow on behalf of the Westfield Group and on-lend the funds to other members of the Westfield Group, including the Parent Guarantors and their subsidiaries. To ensure that external financiers rank pari passu irrespective of the finance subsidiary they lend to, the finance subsidiaries enter into mutual cross-guarantees for the benefit of all of their external financiers. Finance subsidiaries other than the Issuers and the Subsidiary Guarantors have borrowed and given guarantees under financings other than in respect of the Notes and holders of the Notes will have no recourse to those other finance subsidiaries. See “Risk Factors – Rights of creditors of Westfield Group subsidiaries not guaranteeing the Notes”. However, the assets of the Westfield Group are held primarily by the Parent Guarantors and their operating subsidiaries. In order to ensure that external financiers to the funding structure obtain the benefit of the Westfield Group’s credit, lenders to the finance subsidiaries have the benefit of several guarantees issued by each of the Parent Guarantors.

Accordingly, a greater level of disclosure has been made in this Offering Circular in respect of the Parent Guarantors with lesser emphasis placed on the Subsidiary Guarantors as prospective investors will, in practice, primarily look to the comfort provided by the Parent Guarantors.

TAXATION

AUSTRALIA TAXATION

Certain Australian Income Tax Consequences

General

The following is a general summary of the material Australian income tax consequences arising under the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997 (the Tax Act), and any relevant regulations, rulings or judicial or administrative interpretations as of the date of this Offering Circular in relation to an investment in the Notes by a holder of the Notes who:

•	is not a resident of Australia for tax purposes (a Non-Resident Investor);

•	does not carry on business in Australia or have a permanent establishment or fixed base in Australia;

•	is not an associate of any relevant Issuer within the meaning of section 128F(9) of the Tax Act; and

•	purchased the Notes for cash at the original issue price pursuant to this offer.

This general summary is not intended to be nor should it be construed to be legal or tax advice to any particular investor. Prospective purchasers are urged to contact their tax advisors for specific advice relating to their particular circumstances.

Payments of Interest under the Notes by Australian Issuer

Australian Interest Withholding Tax. Payments of interest or amounts in the nature of interest on the Notes by an Australian incorporated Issuer (an Australian Issuer) to a Non-Resident Investor will be subject to a 10 per cent. interest withholding tax unless either the exemption provided by section 128F of the Tax Act, other specific exemptions only available to entities of a particular type or a tax treaty applies. If section 128F of the Tax Act does apply, there will be no Australian interest withholding tax on payments of interest or amounts in the nature of interest.

The Australian Issuer intends to issue the Notes in a manner which will satisfy the public offer test and which otherwise will meet the requirement of section 128F of the Tax Act. If that is done, then based on the current legislation and administration policy of the Australian Taxation Office, the exemption will be available.

If it is ultimately determined that a Non-Resident Investor is subject to interest withholding tax or deduction on any payment to be made by the Australian Issuer, the Non-Resident Investor may be entitled to additional amounts in certain circumstances.

Section 126 of the Income Tax Assessment Act 1936 of Australia imposes a type of withholding tax at the rate of 45 per cent. on the payment of interest on Notes in bearer form issued by an Australian Issuer if that Australian Issuer fails to disclose the names and addresses of the holders of those Notes to the Australian Taxation Office. However, section 126 is limited in its application to persons in possession of the relevant Notes and where interests in the relevant Notes are held through Euroclear or Clearstream, Luxembourg, the Australian Issuers intend to treat the operators of those clearing systems as the holders of those Notes for the purposes of section 126. The Australian Taxation Office has issued a public tax determination confirming the acceptability of this treatment. This determination is binding on the Australian Taxation Office unless and until withdrawn.

Double Tax Treaties. Even if exemption from the 10 per cent. Australian interest withholding tax provided by section 128F of the Tax Act does not apply, a Non-Resident Investor may be eligible for relief from such tax under a tax treaty between Australia and the Non-Resident Investor’s country of residence. For example, if a Non-Resident Investor, that is unrelated to the Australian Issuer, is a U.K. resident financial institution (as defined for treaty purposes), the interest received by it on the Notes may be exempt from Australian interest withholding tax under the terms of the treaty between Australia and the United Kingdom.

Profits or Gains on Disposal of the Notes

Any profit or gain made on disposal of the Notes will not be subject to Australian tax provided that such profit or gain does not have an Australian source (as described under “—Australian Source” below).

To the extent that the amounts received on disposal of the Notes include amounts of interest or in the nature of interest, Australian interest withholding tax may apply in certain circumstances. However, section 128F may apply to exempt such amounts from Australian interest withholding tax (see “—Australian Interest Withholding Tax” above).

Australian Source. Whether a profit or gain on disposal of the Notes has an Australian source is a question of fact that will be determined on the basis of the circumstances existing at the time of the disposal. In general, the profit or gain should not have an Australian source provided that the Notes are:

•	acquired and held outside Australia;

•	held in connection with a business conducted exclusively outside Australia; and

•	are disposed of to a non-resident directly or to a non-resident through a non-resident agent.

However, this is not an exhaustive list of the factors that can determine source, nor would the absence of one of these elements, of itself, mean that there is an Australian source, as it will depend on all the relevant circumstances.

Double Tax Treaties. If the profit or gain on disposal of a Note is deemed to have an Australian source, a Non-Resident Investor may be eligible for relief from Australian tax on such profit or gain, under a double tax treaty between Australia and the Non-Resident Investor’s country of residence. For example, under the double tax treaty between Australia and the United Kingdom, a Non-Resident Investor that qualifies for the benefits available under the treaty to a United Kingdom resident (as defined in that treaty) may be eligible for relief from Australian tax on its profit or gain on the disposal of a Note. Prospective purchasers should consult their tax advisors regarding their entitlement to benefits under a tax treaty.

Payments under Guarantees

Australian Guarantors. The Guarantors may be required to make payments under the Guarantees in the event of default by the relevant Issuer. Such payments by Guarantors incorporated in Australia, including WML in its capacity as the trustee and responsible entity of WT, and WAML in its capacity as the trustee and responsible entity of WAT (Australian Guarantors), may be subject to Australian interest withholding tax depending on whether or not the amounts are characterised as interest or in the nature of interest. If an amount is not characterised as interest, the Australian Guarantors would not have an obligation to deduct interest withholding tax.

The Australian income tax law does not specifically address whether or not any payment by the Australian Guarantors under the Guarantees of amounts in respect of interest on the Notes would be subject to Australian interest withholding tax. However, the Australian Taxation Office has issued a taxation determination which concludes that a payment made by a guarantor in respect of interest on a debenture (such as the Notes) will be regarded as being in the nature of interest and that the exemption in section 128F of the Tax Act (discussed under — “Australian Interest Withholding Tax” above) could apply to such a payment. This ruling is binding on the Australian Taxation Office unless and until it is withdrawn.

If it is ultimately determined that Australian interest withholding tax or deduction applies on any payment to be made by an Australian Guarantor, a Non-Resident Investor may be entitled under the Trust Deeds to additional amounts in certain circumstances.

Taxation of Financial Arrangements

Division 230 of the Tax Act (the TOFA regime) contains tax-timing rules for certain taxpayers to bring to account gains and losses from “financial arrangements”. Where it applies, the TOFA regime may impact upon the tax character and tax timing of gains and losses arising from those financial arrangements.

The rules do not apply to certain taxpayers or in respect of certain short term “financial arrangements”. They should not, for example, generally apply to holders of Notes who are individuals and certain other entities (for example, certain superannuation entities and managed investment schemes) which do not meet various turnover or asset thresholds, unless they make an election that the rules apply to their “financial arrangements”. Potential holders of Notes should seek their own tax advice regarding their own personal circumstances as to whether such an election should be made.

The rules in Division 230 do not alter the rules relating to the imposition of Australian interest withholding tax. In particular, the rules do not override the interest withholding tax exemption available under section 128F of the Tax Act.

NEW ZEALAND TAXATION

The following is applicable in the case of payments made under the Notes by an Issuer which is a resident of New Zealand for income tax purposes or carries on a business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a New Zealand Issuer) or under the Guarantee by a Guarantor which is a resident of New Zealand for income tax purposes or carries on a business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a New Zealand Guarantor). The following comments do not address any other New Zealand tax consequences, including the consequences for holders who are resident in New Zealand or who are acting through a business or a fixed establishment or permanent establishment in New Zealand.

Resident Withholding Tax

A New Zealand Issuer or a New Zealand Guarantor is required by law to deduct New Zealand resident withholding tax from any payment that is, for New Zealand withholding tax purposes, a payment of interest if:

(a)	the holder of the Notes is a resident of New Zealand for income tax purposes, or the holder carries on business in New Zealand, through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a New Zealand Noteholder); and

(b)	at the time of such payment the New Zealand Noteholder does not hold a valid certificate of exemption for New Zealand resident withholding tax purposes.

Prior to any date that a New Zealand Issuer or New Zealand Guarantor makes any interest payment to a New Zealand Noteholder, that New Zealand Noteholder:

(a)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, that the New Zealand Noteholder is the holder of a Note; and

(b)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, of any circumstances, and provide the New Zealand Issuer, New Zealand Guarantor, or the relevant Paying Agent with any information that may enable the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent to make the payment of interest to the New Zealand Noteholder without deduction on account of New Zealand resident withholding tax.

The New Zealand Noteholder must notify the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent prior to the date that the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent makes any interest payment to that Noteholder of any change in the New Zealand Noteholder’s circumstances from those previously notified that could affect the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent’s payment or withholding obligations in respect of a Note. By accepting payment of the full face amount of a Note or any interest thereon on any date that an interest payment is made to that New Zealand Noteholder, the New Zealand Noteholder will be deemed to have indemnified such New Zealand Issuer or New Zealand Guarantor for all purposes in respect of any liability which the New Zealand Issuer or New Zealand Guarantor may incur for not deducting any amount from such payment on account of New Zealand resident withholding tax.

If resident withholding tax is deducted from any payment of interest, the New Zealand Noteholder will not be entitled to additional amounts in respect of that deduction.

Non-Resident Withholding Tax

To the extent that New Zealand law requires a deduction on account of New Zealand non-resident withholding tax to be made from the payment of interest to any holder of a Note who is not a New Zealand Noteholder (a Non-New Zealand Noteholder), a New Zealand Issuer or New Zealand Guarantor may, and intends (for so long as they do not incur any increased cost or detriment from so doing and are legally able to do so) to reduce the applicable rate of New Zealand non-resident withholding tax to zero per cent. (in the case of Non-New Zealand Noteholders who are not associated with the New Zealand Issuer or New Zealand Guarantor for the purposes of the Income Tax Act 2007 of New Zealand and who do not hold the Note jointly with a resident of New Zealand for income tax purposes) by registering the Programme with the New Zealand Inland Revenue and paying, on its own account, a levy equal to 2 per cent. of the relevant interest payment. It is not possible to pay the levy if the relevant Non-New Zealand Noteholder is associated with such New Zealand Issuer or New Zealand Guarantor for the purposes of the Income Tax Act 2007 of New Zealand or the Non-New Zealand Noteholder holds the Note jointly with a resident of New Zealand for income tax purposes. In those circumstances, New Zealand non-resident withholding tax would be deducted from the payment of interest at the applicable rate (which may be reduced or eliminated by a relevant tax treaty between New Zealand and the Non-New Zealand Noteholder’s country of residence), and the Non-New Zealand Noteholder would not be entitled to additional amounts in respect of that deduction.

UNITED KINGDOM TAXATION

The following applies only to persons who are the beneficial owners of Notes and is a summary of the Issuers’ and the Guarantors’ understanding of current law and HM Revenue & Customs (“HMRC”) published practice in the United Kingdom relating only to United Kingdom withholding tax treatment of payments of interest in respect of Notes. It is general in nature and does not deal with any other United Kingdom taxation implications of acquiring, holding or disposing of Notes. The United Kingdom tax treatment of prospective Noteholders depends on their individual circumstances and may be subject to change in the future. Prospective Noteholders who are or may be unsure as to their tax position should seek their own professional advice.

Payments of interest on Notes issued by WUKEF

Payments of interest on the Notes may be made without deduction or withholding for or on account of United Kingdom income tax provided that the Notes are and continue to be listed on a “recognised stock exchange”, as defined in section 1005 Income Tax Act 2007. The London Stock Exchange is a recognised stock exchange. Securities will be treated as listed on the London Stock Exchange if they are included in the Official List within the meaning of and in accordance with the provisions of Part 6 of the Financial Services and Markets Act 2000 and admitted to trading on the London Stock Exchange. Provided, therefore, that the Notes are and remain so listed, interest on the Notes will be payable without withholding or deduction on account of United Kingdom income tax.

Interest on the Notes may also be paid without withholding or deduction on account of United Kingdom income tax where interest on the Notes is paid by a company and, at the time the payment is made, that company reasonably believes (and any person by or through whom interest on the Notes is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest, provided that HMRC has not given a direction (in circumstances where it has reasonable grounds to believe that the above exemption is not available in respect of such payment of interest at the time the payment is made) that the interest should be paid under deduction of tax.

Interest on the Notes may also be paid without withholding or deduction on account of United Kingdom income tax where the maturity of the Notes is less than 365 days after issue and those Notes do not form part of a scheme or arrangement of borrowing intended to be capable of remaining outstanding for more than 364 days.

In other cases, an amount must generally be withheld from payments of interest on the Notes on account of United Kingdom income tax at the basic rate (currently 20 per cent.). However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, HMRC can issue a notice to the Issuer to pay interest to the Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

On 27 March, 2012 HMRC opened a consultation on possible changes to income tax rules on interest. The changes proposed in the consultation document include, among other things, the abolition of the exception from withholding on account of United Kingdom income tax where interest is paid in respect of a debt the maturity of which is less than 365 days after issue. Prospective Noteholders who are or may be unsure as to the implications of the consultation for their tax position should seek their own professional advice.

Payments under the Guarantees

Depending on the correct legal analysis of payments in respect of the Notes made by the Guarantors as a matter of United Kingdom tax law, it is possible that such payments by the Guarantors would be subject to withholding on account of United Kingdom income tax, subject to any applicable exemptions or reliefs.

HMRC’s power to obtain information

Noteholders may wish to note that, in certain circumstances, HMRC has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to or receives interest for the benefit of a Noteholder. HMRC also has power, in certain circumstances, to obtain information from any person in the United Kingdom who pays amounts payable on the redemption of Notes which are deeply discounted securities for the purposes of the Income Tax (Trading and Other Income) Act 2005 to or receives such amounts for the benefit of another person, although HMRC published practice indicates that HMRC will not exercise the power referred to above to require this information in respect of amounts payable on the redemption of deeply discounted securities where such amounts are paid on or before 5th April, 2013. Such information may include the name and address of the beneficial owner of the amount payable on redemption. Any information obtained may, in certain circumstances, be exchanged by HMRC with the tax authorities of the jurisdiction in which the Noteholder is resident for tax purposes.

EU SAVINGS DIRECTIVE

Under EC Council Directive 2003/48/EC of 3 June 2003 (Directive 2003/48/EC) on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest or similar income (similar income for this purpose includes, but is not limited to, payments on redemption of the Notes representing any discount on the issue of the Notes or any premium payable on redemption) paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State or certain limited types of entities established in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries), deducting tax at a rate of 35 per cent. A number of non-EU countries and territories, including Switzerland, have adopted similar measures (a withholding system in the case of Switzerland).

The European Commission has proposed certain amendments to Directive 2003/48/EC, which may, if implemented, amend or broaden the scope of the requirements described above.

If a payment were to be made or collected through a Member State which has opted for a withholding system, or through a non-EU country or territory which has adopted measures implementing, complying with or introduced in order to conform to Directive 2003/48/EC and has opted for a withholding system, and an amount of, or in respect of, tax were to be withheld from that payment, neither the relevant Issuer nor any Paying Agent nor any other person would be obliged to pay additional amounts with respect to any Notes as a result of the imposition of such withholding tax. Each Issuer will be required to maintain a Paying Agent in a Member State that is not obliged to withhold or deduct tax pursuant to the Directive 2003/48/EC.

The attention of Noteholders is drawn to Condition 9 of the Terms and Conditions of the Notes.

SUBSCRIPTION AND SALE

The Dealers have, in an amended and restated programme agreement (the Programme Agreement) dated 27 June 2012, agreed with the Issuers and the Parent Guarantors a basis upon which they or any of them may from time to time agree to purchase Notes. Any such agreement will extend to those matters stated under “Form of the Notes” and “Terms and Conditions of the Notes”. In the Programme Agreement, the Issuers (failing which, the Parent Guarantors) have agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes under the Programme and to indemnify the Dealers against certain liabilities incurred by them in connection therewith.

United States

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

The Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it will not offer, sell or deliver Notes (a) as part of their distribution at any time or (b) otherwise until 40 days after the completion of the distribution, as determined and certified by the relevant Dealer or, in the case of an issue of Notes on a syndicated basis, the relevant lead manager, of all Notes of the Tranche of which such Notes are a part, within the United States or to, or for the account or benefit of, U.S. persons. Each Dealer has further agreed, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Notes during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

Until 40 days after the commencement of the offering of any Series of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.

Each issuance of Index Linked Notes or Dual Currency Notes shall be subject to such additional U.S. selling restrictions as the relevant Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Offering Circular as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	at any time to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the relevant Issuer for any such offer; or

(c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes referred to in (a) to (c) above shall require the Issuers or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of Notes to the public in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a)	in relation to any Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the relevant Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Obligors; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the FIEA) and each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Australia

No prospectus or other disclosure document (as defined in the Australian Corporations Act) in relation to the Notes has been or will be lodged with the Australian Securities and Investments Commission (ASIC) or ASX Limited (ASX). Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that it:

(a)	has not offered or invited applications, and will not offer or invite applications, for the issue sale or purchase of the Notes in Australia (including an offer or invitation which is received by a person in Australia); and

(b)

has not distributed or published and will not distribute or publish, any draft, preliminary or definitive prospectus, offering memorandum, disclosure document, advertisement or other offering material relating to the Notes in Australia, unless (i) the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies, but disregarding moneys lent by the offeror or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Australian Corporations Act; (ii) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Australian Corporations Act, (iii) such action complies with all applicable laws, regulations and directives, and (iv) such action does not require any document to be lodged with ASIC or ASX.

New Zealand

Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that:

(a)	it has not and will not offer, sell or deliver the Notes, and it has not distributed and will not distribute, publish, deliver or disseminate any offering memorandum or advertisement in relation to the Notes, in each case in New Zealand other than:

(i)	to persons whose principal business is the investment of money or who, during the course of and for the purpose of their business, habitually invest money as referred to in section 3(2)(a)(ii) of the Securities Act 1978 of New Zealand;

(ii)	to persons who in all circumstances can be properly regarded as having been selected otherwise than as a member of the public;

(iii)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the Notes before the allotment of those Notes (disregarding any amounts payable, or paid, out of money lent by the relevant Issuer or any associated person of the relevant Issuer); or

(iv)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand);

provided that the Notes shall not be offered or sold, and any offering memorandum or any advertisement in relation to the Notes shall not be distributed, published, delivered or disseminated, to any “eligible person” (as defined in section 5(2CC) of the Securities Act 1978) unless that person also satisfies the criteria above; and

(b)	it has not and will not provide any offering circular in relation to the Notes to any “retail client” as defined in section 49 of the Financial Service Providers (Registration and Dispute Resolution) Act 2008 of New Zealand or section 5B of the Financial Advisers Act 2008 of New Zealand.

General

No action has been taken by the Issuers, the Parent Guarantors or any of the Dealers that would, or is intended to, permit a public offering of any Notes or possession or distribution of this Offering Circular or any other offering or publicity material relating to the Notes in any country or jurisdiction where any such action for that purpose is required. Accordingly, each Dealer has undertaken, and each further Dealer appointed under the Programme will be required to undertake, that it will not, directly or indirectly, offer or sell any Notes or have in its possession, distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms.

Without prejudice to the generality of the foregoing paragraph, each Dealer has agreed, and each further Dealer appointed under the Programme will be required to agree, that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase or sale by it of any Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases or sales and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

None of the Issuers, the Parent Guarantors, the Trustee and any of the Dealers has represented that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating any such sale.

With regard to each Tranche, the relevant Dealer will be required to comply with any additional restrictions agreed between the relevant Issuer and the relevant Dealer and set out in the applicable Final Terms.

GENERAL INFORMATION

Authorisation

Each of the Issuers and each of the Guarantors has obtained all necessary consents, approvals and authorisations in its jurisdiction of incorporation or establishment in connection with the establishment and subsequent update of the Programme. The establishment and/or subsequent update of the Programme was authorised by resolution of the board of directors of WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited and WFA Finance (Aust) Pty Limited on 13 December 2007, 12 June 2009, 7 May 2010 and 22 June 2012, the board of directors of Westfield UK & Europe Finance plc on 26 June 2012 and the board of directors of WT Finance (NZ) Limited and Westfield Finance (NZ) Limited on 11 May 2010 and 25 June 2012. The establishment and subsequent update of the Programme and the giving of the guarantees in respect of the Notes was authorised by resolution of a duly constituted committee of the board of Westfield Holdings Limited, Westfield Management Limited as responsible entity of the Westfield Trust and Westfield America Management Limited as responsible entity of the Westfield America Trust on 12 December 2007, 11 June 2009, 5 May 2010 and 26 June 2012, by resolution of the board of directors of WT Finance (NZ) Limited and Westfield Finance (NZ) Limited on 12 December 2007 and 12 June 2009 and by the board of directors of WEA Finance LLC on 11 December 2007, 11 June 2009, 11 May 2010 and 25 June 2012.

Each issue of Notes under the Programme will require authorisation(s) for the relevant Issuer. Details of such authorisation(s) will be set out in the applicable Final Terms.

Listing of Notes

It is expected that each Tranche of Notes which is to be admitted to the Official List and to trading on the London Stock Exchange’s regulated market will be admitted separately as and when issued, subject only to the issue of a Global Note or Notes initially representing the Notes of such Tranche. Application has been made to the UK Listing Authority for Notes issued under the Programme to be admitted to the Official List and to the London Stock Exchange for such Notes to be admitted to trading on the London Stock Exchange’s regulated market. The listing of the Programme in respect of Notes is expected to be granted on or about 2 July 2012.

Corporate Information

The registered office of each of the Parent Guarantors is located at Level 30, 85 Castlereagh Street, Sydney, New South Wales 2000, Australia. The Westfield Group’s telephone number is +61-2-9358-7000 and its facsimile number is +61-2-9358-7077. Its web site is located at www.westfield.com. The information on the Westfield Group’s web site is not part of this Offering Circular.

Documents Available

For the period of 12 months following the date of this Offering Circular, copies of the following documents will, when published, be available for inspection from the specified office of the Agent during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted):

(a)	the constituent documents of the Issuers and the Guarantors;

(b)	each of the documents which are deemed to be incorporated herein by reference (see “Documents Incorporated by Reference”); and

(c)	a copy of this Offering Circular.

Clearing Systems

The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg (which are the entities in charge of keeping the records). The appropriate Common Code and ISIN for each Tranche of Notes allocated by Euroclear and Clearstream, Luxembourg will be specified in the applicable Final Terms. If the Notes are to clear through an additional or alternative clearing system the appropriate information will be specified in the applicable Final Terms.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brusssels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855 Luxembourg.

Conditions for determining price

The price and amount of Notes to be issued under the Programme will be determined by the relevant Issuer and each relevant Dealer at the time of issue in accordance with prevailing market conditions.

Significant or Material Change

Save as disclosed in “Description of the Westfield Group – Recent Developments” on pages 86 and 87, there has been no significant change in the financial or trading position of the Westfield Group since 31 December 2011, and there has been no material adverse change in the prospects of the Westfield Group since 31 December 2011.

Litigation

No member of the Westfield Group (including, for the avoidance of doubt, each Issuer and each Guarantor) is or has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuers or the Guarantors are aware) in the 12 months preceding the date of this document which may have or have in such period had a significant effect on the financial position or profitability of the Westfield Group.

Auditors

The auditors of WHL and its controlled entities are Ernst & Young, who have audited the accounts of WHL and its controlled entities, without qualification, and those accounts have been prepared in accordance with Australian Equivalents to International Financial Reporting Standards (AIFRS) for each of the two financial years ended 31 December 2010 and 31 December 2011. The Ernst & Young audit signing partner for the two financial years ended 31 December 2010 and 31 December 2011 is a member of the Institute of Chartered Accountants in Australia. Ernst & Young has been validly appointed as the auditor of WHL and its controlled entities under the Australian Corporations Act.

Post-issuance information

None of the Issuers intends to provide any post-issuance information in relation to the Notes.

Dealers transacting with the Issuers and the Guarantors

Certain of the Dealers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may provide services to any of the Issuers, any of the Guarantors and their respective affiliates in the ordinary course of business.

REGISTERED OFFICES OF THE ISSUERS

WT Finance (Aust) Pty Limited	Westfield Finance (Aust) Limited	WFA Finance (Aust) Pty Limited
Level 30, 85 Castlereagh Street	Level 30, 85 Castlereagh Street	Level 30, 85 Castlereagh Street
Sydney	Sydney	Sydney
New South Wales 2000	New South Wales 2000	New South Wales 2000
Australia	Australia	Australia

Westfield UK & Europe Finance plc	WT Finance (NZ) Limited	Westfield Finance (NZ) Limited
6th Floor, MidCity Place	Level 2, Office Tower	Level 2, Office Tower
71 High Holborn	277 Broadway	277 Broadway
London WC1V 6EA,	Newmarket	Newmarket
United Kingdom	Auckland	Auckland
	New Zealand	New Zealand

REGISTERED OFFICES OF THE GUARANTORS

Westfield Holdings Limited	Westfield Management Limited as	Westfield America Management
Level 30, 85 Castlereagh Street	responsible entity and trustee of	Limited as responsible entity and
Sydney	Westfield Trust	trustee of Westfield America Trust
New South Wales 2000	Level 30, 85 Castlereagh Street	Level 30, 85 Castlereagh Street
Australia	Sydney	Sydney
	New South Wales 2000	New South Wales 2000
	Australia	Australia

WEA Finance LLC
Corporation Trust Company
1209 Orange Street
City of Wilmington
County of New Castle
Delaware, United States of
America

TRUSTEE

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

ISSUING AND PRINCIPAL PAYING AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

LEGAL ADVISERS

To the Issuers and the Guarantors

As to English and United	As to United States Laws	As to Australian	As to New Zealand Law
States Laws		Law

Freshfields Bruckhaus	Skadden, Arps, Slate,	HWL Ebsworth	Russell McVeagh
Deringer LLP	Meagher & Flom LLP	Lawyers	Level 30
65 Fleet Street	300 South Grand Avenue	Level 14,	Vero Centre
London EC4Y 1HS	Los Angeles	Australia Square	48 Shortland Street
England	California 90071	264-278 George Street	Auckland
	United States	Sydney NSW 2000	New Zealand
Australia

To the Dealers and the Trustee as to English law

Allen & Overy LLP

One Bishops Square

London E1 6AD

England

AUDITORS TO WESTFIELD HOLDINGS LIMITED AND ITS CONTROLLED ENTITIES

Ernst & Young

680 George Street

Sydney NSW 2000

Australia

DEALERS

Barclays Bank PLC	BNP Paribas
5 The North Colonnade	10 Harewood Avenue
Canary Wharf	London NW1 6AA
London E14 4BB	England
England

Deutsche Bank AG, London Branch	HSBC Bank plc
Winchester House	8 Canada Square
1 Great Winchester Street	London E14 5HQ
London EC2N 2DB	England
England

Société Générale	The Royal Bank of Scotland plc
Tours Société Générale	135 Bishopsgate
17, cours Valmy	London EC2M 3UR
92987 Paris La Défense Cedex	England
France